Exhibit 10.3

MAXEON SOLAR TECHNOLOGIES, PTE. LTD.

SUNPOWER PHILIPPINES MANUFACTURING LTD.

AS BORROWERS

MAXEON SOLAR TECHNOLOGIES, PTE. LTD.

SUNPOWER SYSTEMS SARL

SUNPOWER ENERGY SOLUTIONS FRANCE S.A.S.

SUNPOWER CORPORATION MEXICO, S. DE R.L. DE C.V.

AS ORIGINAL GUARANTORS

THE FINANCIAL INSTITUTIONS SET OUT AT SCHEDULE 1

AS ORIGINAL LENDERS

DBS BANK LTD.

AS INTERCREDITOR AGENT

DBS BANK LTD.

DBS BANK LTD.

DBS BANK LTD.

AS FACILITY AGENTS

DBS BANK LTD.

AS OFFSHORE SECURITY AGENT

COMMON TERMS AGREEMENT

34.	Counterparts	123

35.	Governing Law	124

36.	Enforcement	124

THIS AGREEMENT is dated 14 July 2020 and made between:

(1)

MAXEON SOLAR TECHNOLOGIES, PTE. LTD., a company incorporated in Singapore with registered number 201934268H and its registered address at 8 Marina Boulevard #05-02, Marina Bay Financial Centre, 018981, Singapore, as borrower in respect of the Maxeon Term Facility and the Working Capital Facility (the “Company”);

(2)

SUNPOWER PHILIPPINES MANUFACTURING LTD., an exempted company incorporated in the Cayman Islands with registration number 125924 and its registered office address at 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands, as borrower in respect of the SP Philippines Facility (“SunPower Philippines”, and together with the Company, the “Borrowers”);

(3)

MAXEON SOLAR TECHNOLOGIES, PTE. LTD., SUNPOWER SYSTEMS SARL (the “Swiss Guarantor”), SUNPOWER ENERGY SOLUTIONS FRANCE S.A.S. (the “French Guarantor”) and SUNPOWER CORPORATION MEXICO, S. DE R.L. DE C.V. (the “Mexican Guarantor”) as guarantors (the “Original Guarantors”);

(4)	THE FINANCIAL INSTITUTIONS listed in Part I of Schedule 1 as lenders under the SP Philippines Facility (the “Original SP Philippines Facility Lenders”);

(5)	THE FINANCIAL INSTITUTIONS listed in Part II of Schedule 1 as lenders under the Maxeon Term Facility (the “Original Maxeon Term Facility Lenders”);

(6)	THE FINANCIAL INSTITUTIONS listed in Part III of Schedule 1 as lenders under the Working Capital Facility (the “Original Working Capital Lenders”)

(7)	DBS BANK LTD. as intercreditor agent of the Finance Parties (other than itself) (the “Intercreditor Agent”);

(8)	DBS BANK LTD. as agent of the SP Philippines Facility Finance Parties (other than itself) (the “SP Philippines Facility Agent”);

(9)	DBS BANK LTD. as agent of the Maxeon Term Facility Finance Parties (other than itself) (the “Maxeon Term Facility Agent”);

(10)

DBS BANK LTD. as agent of the Working Capital Finance Parties (other than itself) (the “Working Capital Facility Agent”, and together with the SP Philippines Facility Agent and the Maxeon Term Facility Agent, the “Facility Agents”); and

(11)	DBS BANK LTD. as offshore Security Agent for the Secured Parties (the “Offshore Security Agent”).

IT IS AGREED as follows:

SECTION 1

INTERPRETATION

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Acceleration Event” means a Facility Agent exercising any of its rights under clause 20.17 (Acceleration).

“Accession Letter” means a document substantially in the form set out in Schedule 8 (Form of Accession Letter).

“Accession Undertaking” means a creditor accession undertaking substantially in the form set out in schedule 2 (Creditor Accession Undertaking) of the Intercreditor Agreement.

“Account Charge” means the account charge dated on or after the date hereof in respect of the SP Philippines DSRA executed by SunPower Philippines in favour of the Philippines Onshore Security Agent.

“Additional Guarantor” means the HK Guarantor.

“Administrative Party” means the Intercreditor Agent, each of the Facility Agents and each of the Security Agents.

“Affected Finance Party” means any Finance Party (but, for the avoidance of doubt, only to the extent the Intercreditor Agent has been notified in accordance with this Agreement) that has notified the Intercreditor Agent that it is an “Affected Finance Party” with respect to the relevant sanctions provisions within this Agreement.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“APLMA” means the Asia Pacific Loan Market Association Limited.

“Assignment Agreement” means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor, assignee and the relevant Facility Agent.

“Authorisation” means:

(a)	an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, lodgement or registration; or

(b)

in relation to anything which will be fully or partly prohibited or restricted by law if a Governmental Agency intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action.

“Availability Period” means:

(a)	in relation to the SP Philippines Facility, the period from and including the date of Financial Close to and including the date falling 12 Months after Financial Close;

(b)	in relation to the Maxeon Term Facility, the period from and including the date of Financial Close to and including the date falling 12 Months after Financial Close; and

(c)	in relation to the Working Capital Facility, the period from and including the date of Financial Close to and including the date falling one Month prior to the Termination Date.

“Available Commitment” means, in relation to a Facility, a Lender’s Commitment under that Facility minus:

(a)	its participation in any outstanding Loans under that Facility; and

(b)	in relation to any proposed Utilisation, the amount of its participation in any Loans that are due to be made under that Facility on or before the proposed Utilisation Date,

other than, in relation to any proposed Utilisation under the Working Capital Facility, that Lender’s participation in any Working Capital Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date.

“Available Facility” means, in relation to a Facility, the aggregate for the time being of each Lender’s Available Commitment in respect of that Facility.

“Base Case Financial Model” means the financial model in respect of the Group agreed between the Company and the Facility Agents (acting on the instructions of the Lenders) and delivered pursuant to paragraph 9(b) (Other documents and evidence) of Schedule 2 (Conditions Precedent).

“Blocking Regulation” means:

(a)	any provision of Council Regulation (EC) No 2271/1996 of 22 November 1996 (or any law or regulation implementing such Regulation in any member state of the European Union or the United Kingdom); and

(b)	section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung).

“Break Costs” means the amount (if any) by which:

(a)

the interest (excluding Margin (as defined in the relevant Facility Agreement)) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)

the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Business Day” means a day (other than a Saturday or Sunday or gazetted holiday) on which banks are open for general business in Singapore, the Philippines, London (in relation to fixing of an interest rate) and New York (in relation to any date for payment or purchase of US Dollars).

“Capex Certificate” shall have the meaning given to it in Clause 19.25 (Capital expenditure).

“Charged Property” means all of the assets of the Obligors, the other members of the Group and any other person which from time to time are, or are expressed to be, the subject of the Transaction Security.

“Chinese Joint Venture” means Huansheng Photovoltaic (Jiangsu) Co., Ltd.

“Chinese JV Supply Contract” means the business activities framework agreement dated 22 February 2017 between, among others, the Chinese Joint Venture, TZS and the HK Guarantor, as amended from time to time.

“Code” means the US Internal Revenue Code of 1986.

“Commitment” means an SP Philippines Facility Commitment, a Maxeon Term Facility Commitment or a Working Capital Commitment.

“Compliance Certificate” means a certificate delivered pursuant to Clause 17.2 (Compliance Certificate) and signed by a Director of the Company in form and substance satisfactory to the Intercreditor Agent (acting on the instructions of the Instructing Parties).

“Confidential Information” means all information relating to the Company, any Obligor, the Group, the Finance Documents or a Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or a Facility from either:

(a)	any member of the Group or any of its advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

(i)	information that:

(A)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 32 (Confidential Information);

(B)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(C)

is known by that Finance Party before the date the information is disclosed to it in accordance with paragraph (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

(ii)	any Funding Rate.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the APLMA or in any other form agreed between the Company and the Facility Agent.

“Contaminated Land” means any land in such a condition, by reason of Environmental Contaminants in, or under the land, that:

(a)	significant harm is being caused or there is a significant possibility of harm being caused; or

(b)	pollution of controlled waters is being, or is likely to be caused.

“Convertible Bonds” means the unsecured convertible senior notes due 2025 to be issued by the Company in a maximum principal amount of $201,250,000.

“Data Site” means the electronic data room set up with Datasite (formerly Merrill Datasite) with data room name SunPower Technologies.

“Data Site Documents” means the documents concerning the Group which were made available by way of the Data Site to selected financial institutions before the date of this Agreement.

“Default” means an Event of Default or any event or circumstance specified in Clause 20 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Delegate” means any delegate, agent, attorney or co-trustee appointed by a Security Agent.

“Disposal” means a sale, lease, licence, transfer, loan or other disposal by a member of the Group of any asset, undertaking or business (whether by a voluntary or involuntary single transaction or series of transactions) other than such disposal made in the ordinary course of business.

“Disruption Event” means either or both of:

(a)

a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; and

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“DSRA” means each of the SP Philippines DSRA and the Maxeon DSRA.

“DSRA Required Balance” means, at any time:

(a)

in respect of the SP Philippines DSRA, an amount equal to the principal and interest projected by the relevant Facility Agent to accrue in the following six (6) Months under the SP Philippines Facility Loans then outstanding; and

(b)

in respect of the Maxeon DSRA, an amount equal to the principal and interest projected the relevant Facility Agent to accrue in the following six (6) Months under the Maxeon Term Facility Loans then outstanding, in each case:

(i)	assuming no prepayments or repayments of the relevant Term Loans will occur in such six (6) Month period (other than scheduled repayments provided for under the relevant Facility Agreement);

(ii)	assuming no change to LIBOR in such six (6) Month period; and

(iii)	taking into account interest rate hedging then in place in respect of the relevant Term Loans, if applicable.

“Eligible Equipment” has the meaning given to it in Clause 3.1(a) (Purpose).

“Environmental Claim” means any claim, proceeding or investigation by any person in respect of any Environmental Law.

“Environmental Contaminants” means any substance (whether a solid, liquid or gas and whether or not combined with one or more other substances) which may cause harm to the health of living organisms or other interference with the ecological systems of which they form part (together the Environmental Contaminants).

“Environmental Law” means any applicable law in any jurisdiction in which any member of the Group conducts business which relates to the pollution or protection of the environment or harm to or the protection of human health or the health of animals or plants.

“Environmental Permits” means any Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group conducted on or from the properties owned or used by the relevant member of the Group.

“Event of Default” means any event or circumstance specified as such in Clause 20 (Events of Default).

“Facility” means the SP Philippines Facility, the Maxeon Term Facility or the Working Capital Facility.

“Facility Agreement” means the SP Philippines Facility Agreement, the Maxeon Term Facility Agreement or the Working Capital Facility Agreement.

“Facility Office” means the office or offices notified by a Lender to the Facility Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five (5) Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

“FATCA” means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)

any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)

any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraph (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or

(b)

in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“Fee Letter” means any letter or letters referring to this Agreement or the Facilities between one or more Finance Parties and an Obligor setting out any of the fees referred to in Clause 9 (Fees).

“Finance Document” means:

(a)	this Agreement;

(b)	the SP Philippines Facility Agreement;

(c)	the Maxeon Term Facility Agreement;

(d)	the Working Capital Facility Agreement;

(e)	the Intercreditor Agreement;

(f)	each Security Document;

(g)	each Utilisation Request;

(h)	any Fee Letter;

(i)	any Transfer Certificate or Assignment Agreement;

(j)	any Accession Undertaking;

(k)	any Accession Letter;

(l)	any Hedging Agreement; and

(m)	any other document designated as such by the Intercreditor Agent and the Company,

provided that where the term “Finance Document” is used in, and construed for the purposes of, this Agreement or the Intercreditor Agreement, a Hedging Agreement shall be a Finance Document only for the purposes of:

(i)	the definition of “Default”;

(ii)	the definition of “Material Adverse Effect”;

(iii)	paragraph (a)(iii) of Clause 1.2 (Construction);

(iv)	Clause 15 (Guarantee and Indemnity); and

(v)	Clause 20 (Events of Default) (other than Clause 20.17 (Acceleration)).

“Finance Party” means the Intercreditor Agent, each Facility Agent, each Security Agent, each Lender and each Hedge Counterparty provided that where the term “Finance Party” is used in, and construed for the purposes of, this Agreement or the Intercreditor Agreement, a Hedge Counterparty shall be a Finance Party only for the purposes of:

(a)	paragraph (a)(i) of Clause 1.2 (Construction);

(b)	paragraph (c) of the definition of “Material Adverse Effect”;

(c)	Clause 15 (Guarantee and Indemnity); and

(d)	Clause 12.3 (Conduct of business by the Finance Parties).

“Financial Close” means the date on which each Facility Agent has confirmed to the Borrowers that each of conditions precedent to the first Utilisation of the Facilities listed in Clause 4.1 (Initial conditions precedent) has been fulfilled or, as the case may be, delivered to it (to the extent they have not been waived in accordance with this Agreement and the Intercreditor Agreement).

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)	moneys borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a balance sheet liability;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)

any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing or otherwise classified as borrowings in accordance with GAAP;

(g)

any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account);

(h)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(i)	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above,

provided that (for the avoidance of doubt) amounts payable by the Company under the Polysilicon Purchase Contract, the physical delivery forward transaction and the privately negotiated prepaid forward share purchase transaction entered into in connection with the Convertible Bonds shall not constitute Financial Indebtedness.

“Foreign Public Official” means an individual who:

(a)

holds a legislative, administrative or judicial position of any kind, whether appointed or elected, of a country or territory outside the United Kingdom (or any subdivision of such a country or territory);

(b)	exercises a public function:

(i)	for or on behalf of a country or territory outside the United Kingdom (or any subdivision of such a country or territory); or

(ii)	for any public agency or public enterprise of that country or territory (or subdivision); or

(c)	is an official or agent of a public international organisation.

“Funding Rate” means any individual rate notified by a Lender to the relevant Facility Agent pursuant to the provisions of the relevant Facility Agreement.

“GAAP” means:

(a)	in respect of the Company or the Group on a consolidated basis, generally accepted accounting principles in the United States of America; and

(b)	in respect of SunPower Philippines, generally accepted accounting principles in the Philippines.

“Governmental Agency” means any government or any governmental agency, semi-governmental or judicial entity or authority (including any stock exchange or any self-regulatory organisation established under statute).

“Group” means the Company and its Subsidiaries from time to time.

“Guarantors” means the Original Guarantors and the Additional Guarantor upon its accession to this Agreement pursuant to Clause 22.3 (Accession of an Additional Guarantor).

“Hedge Counterparty” means any entity which has become a party to the Intercreditor Agreement as a “Hedge Counterparty” in accordance with the provisions of the Intercreditor Agreement.

“Hedging Agreement” means any master agreement, confirmation, schedule or other agreement entered into or to be entered into by a Borrower and a Hedge Counterparty for the purpose of hedging the types of liabilities and/or risks in relation to the Facilities which are permitted to be hedged pursuant to the terms of the Intercreditor Agreement.

“HK Guarantor” means SunPower Systems International Limited.

“HK Guarantor JV Agreement” means the joint venture agreement dated 22 February 2017 and entered into between SunPower Energy Corporation Limited, Dongfang Electric Corporation and TZS, together with all deeds of adherence thereto, in respect of the establishment of the HK Guarantor.

“HLPV” means Huanli Photovoltaic (Jiangsu) Co., Ltd.

“Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary.

“Indirect Tax” means any goods and services tax, consumption tax, value added tax or any tax of a similar nature.

“Instructing Parties” has the meaning given to it in the Intercreditor Agreement.

“Intellectual Property” means any patents, trade marks, service marks, designs, business and trade names, copyrights, database rights, design rights, moral rights, inventions, confidential information, knowhow and other intellectual property rights and interests, whether registered or unregistered, and the benefit of all applications and rights to use such assets.

“Intercreditor Agreement” means the intercreditor agreement dated on or about the date of this Agreement between the financial institutions named therein as lenders, the entities named therein as hedge counterparties, the Borrowers, the Guarantors, the companies listed therein as intra-group lenders, the companies listed therein as subordinated creditors, the subsidiaries of the Company listed therein as debtors, the Intercreditor Agent, the Offshore Security Agent, the SP Philippines Facility Agent, the Maxeon Term Facility Agent and the Working Capital Facility Agent.

“Interest Period” means, in relation to a Loan or an Unpaid Sum, each interest period determined in accordance with the relevant Facility Agreement.

“Lender” means an SP Philippines Facility Lender, a Maxeon Term Facility Lender or a Working Capital Lender.

“Loan” means an SP Philippines Facility Loan, a Maxeon Term Facility Loan or a Working Capital Loan.

“London Business Day” means a day (other than a Saturday or Sunday) on which commercial banks are open for general business, including dealings in interbank deposits in London.

“Majority Lenders” has the meaning given to it in the Intercreditor Agreement.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, assets, property, financial condition or prospects of the Obligors; (b) the ability of any of the Obligors to perform its payment and other material obligations under the Finance Documents; or (c) the validity or enforceability of, or the rights or remedies of any Finance Party under, the Finance Documents.

“Material Contract” means:

(a)	the Polysilicon Purchase Contract;

(b)	the Chinese JV Supply Contract; and

(c)	each SP Malaysia Intra-Group Loan.

“Maxeon DSRA” means the interest bearing debt service reserve account maintained by the Company with DBS Bank Ltd. and charged in favour of the Offshore Security Agent.

“Maxeon Rooster HoldCo, Ltd.” means Maxeon Rooster HoldCo, Ltd., an exempted company incorporated with limited liability in Bermuda with company registration number 55442.

“Maxeon Term Facility” means the term loan facility made available under the Maxeon Term Facility Agreement.

“Maxeon Term Facility Agreement” means the term loan facility agreement dated on or about the date hereof between (among others) the Company (as Borrower) and the Original Maxeon Term Facility Lenders.

“Maxeon Term Facility Commitment” means:

(a)

in relation to an Original Maxeon Term Facility Lender, the amount set opposite its name under the heading “Maxeon Term Facility Commitment” in Part II of Schedule 1 (The Original Maxeon Term Facility Lenders) and the amount of any other Maxeon Term Facility Commitment transferred to it under the Maxeon Term Facility Agreement; and

(b)	in relation to any other Maxeon Term Facility Lender, the amount of any Maxeon Term Facility Commitment transferred to it under the Maxeon Term Facility Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Maxeon Term Facility Finance Parties” means the Maxeon Term Facility Agent and the Maxeon Term Facility Lenders.

“Maxeon Term Facility Lender” means:

(a)	any Original Maxeon Term Facility Lender; and

(b)

any bank, financial institution, trust, fund or other entity which has become a Party as a Maxeon Term Facility Lender in accordance with Clause 21 (Changes to the Lenders) and the Maxeon Term Facility Agreement,

which in each case has not ceased to be a Party as such in accordance with the terms of this Agreement.

“Maxeon Term Facility Loan” means a loan made or to be made under the Maxeon Term Facility or the principal amount outstanding for the time being of that loan.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)

(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.

“New Lender” has the meaning given to that term in Clause 21 (Changes to the Lenders).

“Obligors” means each of the Borrowers and the Guarantors.

“Obligors’ Agent” means the Company, appointed to act on behalf of each Obligor in relation to the Finance Documents pursuant to Clause 2.3 (Obligors’ Agent).

“Original Lenders” means the Original SP Philippines Facility Lenders, the Original Maxeon Term Facility Lenders and the Original Working Capital Lenders.

“Original Financial Statements” means:

(a)	in relation to the Company:

(i)	the audited carve-out financial statements for the Company for the financial year ending 31 December 2019; and

(ii)

the unaudited carve-out financial statements for the Company for the three (3) month period ending 29 March 2020 / pro forma balance sheet as of 29 March 2020 and income statement for the three (3) month period ending 29 March 2020; and

(b)	in relation to SunPower Philippines, its audited financial statements for its financial year ended 31 December 2019; and

(c)	in relation to each other Obligor, its unaudited management financial statements for the financial year ending 31 December 2019.

“Party” means a party to this Agreement.

“Philippines Charged Accounts Control Agreement” means each control agreement between, amongst others, SunPower Philippines and the Philippines Onshore Security Agent in respect of the accounts held by SunPower Philippines and which are subject to the Transaction Security, substantially in the form set out in the Philippines Omnibus Security Agreement, including the Philippines Control Agreement.

“Philippines Control Agreement” means the control agreement between SunPower Philippines, the Philippines Onshore Security Agent and the Philippines Onshore Account Bank in respect of the SP Philippines DSRA substantially in the form set out in the Account Charge.

“Philippines Onshore Account Bank” means Standard Chartered Bank, Philippines Branch as account bank in respect of the SP Philippines DSRA.

“Philippines Onshore Security Agent” means the financial institution which has acceded to the terms of this Agreement pursuant to an Accession Letter.

“Philippines Security Documents” means:

(a)	the Philippines Omnibus Security Agreement;

(b)	the SPML Land Security Documents; and

(c)

the Philippines Charged Accounts Control Agreements, the Philippines Share Charge Control Agreements, and such other agreements that are executed between SunPower Philippines and the Philippines Onshore Security Agent, among other parties (as applicable) pursuant to the Philippines Omnibus Security Agreement.

“Philippines Share Charge Control Agreement” means each control agreement between, amongst others, SunPower Philippines and the Philippines Onshore Security Agent in respect of the charged shares in SPML Land owned by SunPower Philippines (and, as applicable, such other company whose issued shares are owned by SunPower Philippines and are subject to the Transaction Security), substantially in the form set out in the Philippines Omnibus Security Agreement.

“Polysilicon Purchase Contract” means the agreement to be entered into between SunPower Corporation and the Company relating to the long-term supply agreement entered into between SunPower Corporation and Hemlock Semiconductor, LLC, on 6 January 2009, as amended from time to time, relating to the purchase of polysilicon by SunPower Corporation on a fixed price, take or pay basis.

“Polysilicon Purchase Contract Payment Profile” means the payment profile in respect of the Polysilicon Purchase Contract as set out in Schedule 12 (Polysilicon Purchase Contract Payment Profile).

“Post-Spin Off Group Structure Chart” means the group structure chart showing:

(a)

all members of the Group, including, if known, the name and company registration number, its jurisdiction of incorporation and/or its jurisdiction of establishment and a list of shareholders (except that a list of the shareholders in the Company will not be required to be included); and

(b)	any person in which any member of the Group will hold shares in its issued share capital or equivalent ownership interest of such person,

in each case following the completion of the Spin Off.

“Promissory Note” means the promissory note issued by Maxeon Solar Pte. Ltd. in favour of SunPower Corporation in an amount not in excess of USD 100,000,000, and as further described in paragraph 1 of Schedule 9 (Existing Financial Indebtedness and Security).

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.

“Related Fund”, in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

“Relevant Market” means the London interbank market.

“Repeating Representations” means each of the representations set out in Clauses 16.1 (Status) to 16.6 (Governing law and enforcement) (inclusive), 16.9 (No default), 16.11(a) and (b) (Financial statements), 16.14 (Authorised signatures), 16.17 (Contaminated Land), 16.20 (Anti-corruption law), 16.21 (Sanctions), 16.23 (Ranking of Security), 16.25 (Legal and beneficial owner) to 16.28 (Land ownership) (inclusive), 16.30(b) (Financial Indebtedness) and 16.32 (Chinese Joint Venture) (excluding Clause 16.32(c)).

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“Resignation Letter” means a letter substantially in the form set out in Schedule 7 (Form of Resignation Letter).

“Restricted Obligations” has the meaning given to such term in Clause 15.12 (Swiss Up-Stream and Cross-Stream Limitation and Withholding Tax).

“Restricted Party” means a person that is:

(a)	listed on, or owned or controlled by a person listed on, or acting on behalf of a person listed on, any Sanctions List;

(b)

located in, incorporated under the laws of, or owned or (directly or indirectly) controlled by, or acting on behalf of, a person located in or organised under the laws of a country or territory that is the target of country-wide or territory-wide Sanctions; or

(c)	otherwise a Target of Sanctions.

“Sanctions” means the economic sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by:

(a)	the United States government;

(b)	the United Nations;

(c)	the European Union;

(d)	the United Kingdom;

(e)	the Cayman Islands;

(f)	Singapore;

(g)	the Philippines;

(h)	Mexico;

(i)	Hong Kong;

(j)	Switzerland; and

(k)

the respective governmental institutions and agencies of any of the foregoing, including, without limitation, the Office of Foreign Assets Control of the US Department of Treasury (“OFAC”), the United States Department of State and Her Majesty’s Treasury (“HMT”) (together the “Sanctions Authorities”).

“Sanctions List” means any of the lists of specifically designated nationals or designated persons or entities (or equivalent, including but without limitation the “Specially Designated Nationals and Blocked Persons” list and the “Sectoral Sanctions Identifications and Foreign Sanctions Evaders” list maintained by OFAC, the “Consolidated List of Financial Sanctions Targets” and the “Investment Ban List” maintained by HMT) held by any Sanctions Authority (each as amended, supplemented or substituted from time to time in relation to Sanctions) or any similar list maintained by, or public announcement of Sanctions designation made by, any of the Sanctions Authorities.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Security Agent” means each of the Offshore Security Agent and (on and from its accession to this Agreement) the Philippines Onshore Security Agent.

“Security Documents” means:

(a)

when executed, the all-asset security agreement dated on or after the date hereof and entered into by the Company in favour of the Offshore Security Agent (including, without limitation, security over the Maxeon DSRA);

(b)

when executed, the omnibus security agreement dated on or after the date hereof and entered into by SunPower Philippines in favour of the Philippines Onshore Security Agent including (for the avoidance of doubt) share security in respect of all of the shares held by SunPower Philippines in SPML Land (the “Philippines Omnibus Security Agreement”);

(c)	when executed, the all-asset security agreement dated on or after the date hereof and entered into by Maxeon Rooster HoldCo, Ltd. in favour of the Offshore Security Agent;

(d)	when executed, the SPML Land Security Documents;

(e)	each Share Charge;

(f)	when executed, each Philippines Charged Accounts Control Agreement;

(g)	when executed, each Philippines Share Charge Control Agreement;

(h)	when executed, the Account Charge; and

(i)	when executed, any other Philippines Security Document.

“Security Provider” means each counterparty to the Security Documents which has granted part of the Transaction Security.

“Selection Notice” means a notice substantially in the form set out in Part II (Selection Notice) of Schedule 3 (Requests) given in accordance with the relevant Facility Agreement in relation to the Term Facilities.

“Share Charge” means each of:

(a)

the share charge dated on or after the date of this Agreement and entered into by the Company in favour of the Offshore Security Agent in respect of all of the shares held by the Company in the French Guarantor;

(b)

the share charge dated on or after the date of this Agreement and entered into by the Company in favour of the Offshore Security Agent in respect of all of the shares held by the Company in Maxeon Rooster HoldCo, Ltd.;

(c)

the share charge dated on or after the date of this Agreement and entered into by the Company in favour of the Offshore Security Agent in respect of all of the shares held by the Company in SunPower Energy Corporation Limited;

(d)

the share charge dated on or after the date of this Agreement and entered into by the Company in favour of the Offshore Security Agent in respect of all of the shares held by the Company in SunPower Corporation Limited;

(e)

the share charge dated on or after the date of this Agreement and entered into by the Company in favour of the Offshore Security Agent in respect of all of the shares held by the Company in SunPower Manufacturing Corporation Limited;

(f)

the equitable share mortgage dated on or after the date of this Agreement and entered into by SunPower Technology Ltd. in favour of the Offshore Security Agent in respect of all of the shares held by SunPower Technology Ltd. in SunPower Philippines; and

(g)	the Philippines Omnibus Security Agreement.

“SPML Land” means SPML Land, Inc..

“SPML Land Real Property” means:

(a)

the parcel of land covered by Transfer Certificate of Title No. T-433155 issued by the Register of Deeds for the Province of Laguna, Calamba Branch, with an area of 88,705 square meters more or less, located in Binan, Laguna, Philippines, including the building standing on the Land, with a floor area of Twenty Thousand (20,000) square metres and covered by Tax Declaration No. 03-010-08334 of Binan, Laguna, Philippines, dated 01 January 2009; and

(b)

the parcel of land covered by Transfer Certificate of Title No. T-103232 issued by the Register of Deeds of Tanaun, Batangas, Philippines, with an area of 86,456 square meters more or less, located in Sta. Anastacia. Sto. Tomas, Batangas, Philippines, including the building standing on the Land, with a floor area of Thirty-One Thousand Nine Hundred Sixty (31,960) square metres and covered by Declaration of Real Property No. T-13257 of Tanauan, Batangas, Philippines, for tax year 2010.

“SPML Land Security Documents” means the following security documents to be executed by SPML Land in favour of the Philippines Onshore Security Agent in respect of the SPML Land Real Property:

(a)	the accession agreement executed by SPML Land; and

(b)	the Philippines Omnibus Security agreement to which SPML Land accedes as a Security Provider in respect of the SPML Land Real Property.

“Specified Time” means a day or time determined in accordance with Schedule 10 (Timetables).

“Spin Off” means the separation and distribution of the Company from SunPower Corporation as described in steps 1 to 25 of the Steps Plan.

“SP Malaysia Intra-Group Loans” means loans made by members of the Group to SunPower Malaysia (including, without limitation, any on-loan of the proceeds of the issuance of the Convertible Bonds by the Company).

“SP Philippines DSRA” means the interest bearing debt service reserve account maintained by SunPower Philippines with the Philippines Onshore Account Bank and charged in favour of the Philippines Onshore Security Agent.

“SP Philippines Facility” means the term loan facility made available under the SP Philippines Facility Agreement.

“SP Philippines Facility Agreement” means the term loan facility agreement dated on or about the date hereof between (among others) SunPower Philippines (as Borrower) and the Original SP Philippines Facility Lenders.

“SP Philippines Facility Commitment” means:

(a)

in relation to an Original SP Philippines Facility Lender, the amount set opposite its name under the heading “SP Philippines Facility Commitment” in Part I of Schedule 1 (The Original SP Philippines Facility Lenders) and the amount of any other SP Philippines Facility Commitment transferred to it under the SP Philippines Facility Agreement; and

(b)	in relation to any other SP Philippines Facility Lender, the amount of any SP Philippines Facility Commitment transferred to it under the SP Philippines Facility Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“SP Philippines Facility Finance Parties” means the SP Philippines Facility Agent, the SP Philippines Facility Lenders and the Philippines Onshore Security Agent.

“SP Philippines Facility Lender” means:

(a)	any Original SP Philippines Facility Lender; and

(b)

any bank, financial institution, trust, fund or other entity which has become a Party as an SP Philippines Facility Lender in accordance with Clause 21 (Changes to the Lenders) and the SP Philippines Facility Agreement,

which in each case has not ceased to be a Party as such in accordance with the terms of this Agreement.

“SP Philippines Facility Loan” means a loan made or to be made under the SP Philippines Facility or the principal amount outstanding for the time being of that loan.

“Steps Plan” means the steps plan prepared by Ernst and Young and delivered to the Facility Agent pursuant to paragraph 8(c) (Separation, Distribution and Spin-off of the Company) of Schedule 2 (Conditions Precedent).

“Subsidiary” means in relation to any company or corporation, a company or corporation:

(a)	which is controlled, directly or indirectly, by the first mentioned company or corporation;

(b)	more than half the issued equity share capital of which is beneficially owned, directly or indirectly, by the first mentioned company or corporation; or

(c)	which is a Subsidiary of another Subsidiary of the first mentioned company or corporation,

and, for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

“SunPower Malaysia” means Sunpower Malaysia Manufacturing Sdn Bhd, a company incorporated in Malaysia with registered number 824246-W and its registered address at 49-B, Jalan Melaka Raya 8, Taman Melaka Raya, 75000 Melaka.

“Swiss Obligor” has the meaning given to such term in Clause 15.12 (Swiss Up-Stream and Cross-Stream Limitation and Withholding Tax).

“Target of Sanctions” means a person with whom a US person or other national of a Sanctions Authority would be prohibited or restricted by law from engaging in trade, business or other activities.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Tax Deduction” has the meaning given to such term in Clause 10.1 (Tax definitions).

“Term Facility” means the Maxeon Term Facility or the SP Philippines Facility.

“Term Loan” means either or both (as the context may require) of a Maxeon Term Facility Loan or a SP Philippines Facility Loan.

“Termination Date” means the date falling 36 months after the date of this Agreement.

“Total Solar” means Total Solar INTL SAS.

“Total Commitments” means at any time the aggregate of the Total SP Philippines Facility Commitments, the Total Maxeon Term Facility Commitments and the Total Working Capital Commitments (being USD 125,000,000 at the date of this Agreement).

“Total Facility Commitments” means, in respect of a Facility, the aggregate of the Commitments under that Facility.

“Total Maxeon Term Facility Commitments” means the aggregate of the Maxeon Term Facility Commitments (being USD 20,000,000 at the date of this Agreement).

“Total SP Philippines Facility Commitments” means the aggregate of the SP Philippines Facility Commitments (being USD 55,000,000 at the date of this Agreement).

“Total Working Capital Commitments” means the aggregate of the Working Capital Commitments (being USD 50,000,000 at the date of this Agreement).

“Transaction Security” means the Security created or expressed to be created in favour of the Security Agents pursuant to the Security Documents.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Facility Agent and the Company.

“Transfer Date” means, in relation to an assignment or a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)	the date on which the Facility Agent executes the relevant Assignment Agreement or Transfer Certificate.

“TZS” means Tianjin Zhonghuan Semiconductor Co., Ltd.

“TZS Equity Contribution” means USD 298,000,000.

“TZS Equity Subscription Agreement” means the Investment Agreement dated 8 November 2019 between the Company, SunPower Corporation, Total Solar and TZS under which TZS agreed to invest the TZS Equity Contribution in the Company by way of subscription of ordinary shares in the Company.

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“US” means the United States of America.

“US Tax Obligor” means:

(a)	a Borrower which is resident for tax purposes in the US; or

(b)	an Obligor some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes.

“Utilisation” means a utilisation of a Facility.

“Utilisation Date” means the date of a Utilisation, being the date on which the relevant Loan is to be made.

“Utilisation Request” means a notice substantially in the form set out in Part I of Schedule 3 (Requests).

“Valuation Report” means the valuation report prepared by Colliers International in respect of the SPML Land Real Property delivered to the Facility Agents pursuant to paragraph 5 (Real Estate) of Schedule 2 (Conditions Precedent).

“Working Capital Commitment” means:

(a)

in relation to an Original Working Capital Lender, the amount set opposite its name under the heading “Working Capital Commitment” in Part III of Schedule 1 (The Original Working Capital Lenders) and the amount of any other Working Capital Commitment transferred to it under the Working Capital Facility Agreement; and

(b)	in relation to any other Working Capital Lender, the amount of any Working Capital Commitment transferred to it under the Working Capital Facility Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Working Capital Facility” means the revolving loan facility made available under the Working Capital Facility Agreement.

“Working Capital Facility Agreement” means the revolving loan facility agreement dated on or about the date hereof between the Company (as Borrower) and the Original Working Capital Lenders.

“Working Capital Finance Parties” the Working Capital Facility Agent and the Working Capital Lenders.

“Working Capital Lender” means:

(a)	any Original Working Capital Lender; and

(b)

any bank, financial institution, trust, fund or other entity which has become a Party as a Working Capital Lender in accordance with Clause 21 (Changes to the Lenders) and the Working Capital Facility Agreement,

which in each case has not ceased to be a Party as such in accordance with the terms of this Agreement.

“Working Capital Loan” means a loan made or to be made under the Working Capital Facility or the principal amount outstanding for the time being of that loan.

“Working Capital Rollover Loan” means one or more Working Capital Loans:

(a)	made or to be made on the same day that a maturing Working Capital Loan is due to be repaid;

(b)	the aggregate amount of which is equal to or less than the amount of the maturing Working Capital Loan;

(c)	in the same currency as the maturing Working Capital Loan; and

(d)	made or to be made to the Company for the purpose of refinancing that maturing Working Capital Loan.

1.2	Construction

(a)	Unless a contrary indication appears, any reference in this Agreement to:

(i)

any “Administrative Party”, a “Facility Agent”, a “Security Agent”, any “Finance Party”, any “Lender”, any “Obligor” or any “Party” shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents;

(ii)	“assets” includes present and future properties, revenues and rights of every description;

(iii)	a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(iv)	“including” shall be construed as “including without limitation” (and cognate expressions shall be construed similarly);

(v)	a “group of Lenders” includes all the Lenders;

(vi)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vii)

a Lender’s “participation” in a Loan or Unpaid Sum includes an amount (in the currency of such Loan or Unpaid Sum) representing the fraction or portion (attributable to such Lender by virtue of the provisions of this Agreement) of the total amount of such Loan or Unpaid Sum and the Lender’s rights under this Agreement in respect thereof;

(viii)

a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(ix)

a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(x)

a “relevant Facility Agent” in respect of a Facility, a Lender or a Borrower is a reference to the Facility Agent appointed in respect of that Facility, that Lender or that Borrower under the relevant Facility Agreement;

(xi)	a provision of law is a reference to that provision as amended or re-enacted from time to time; and

(xii)	a time of day is a reference to Singapore time.

(b)

The determination of the extent to which a rate is “for a period equal in length” to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

(c)	Section, Clause and Schedule headings are for ease of reference only.

(d)

Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(e)

A Default (other than an Event of Default) is “continuing” if it has not been remedied (to the extent capable of remedy) or waived and an Event of Default is “continuing” if it has not been remedied (to the extent capable of remedy) or waived, provided that in each case no Acceleration Event has occurred at the time of remedy.

(f)

Where this Agreement specifies an amount in a given currency (the “specified currency”) “or its equivalent”, the “equivalent” is a reference to the amount of any other currency which, when converted into the specified currency utilising the relevant Facility Agent’s spot rate of exchange (or, if the relevant Facility Agent does not have an available spot rate of exchange, any publicly available spot rate of exchange selected by the relevant Facility Agent (acting reasonably)) for the purchase of the specified currency with that other currency at or about 11 a.m. on the relevant date, is equal to the relevant amount in the specified currency.

1.3	Currency symbols and definitions

“$”, “USD” “US$” and “US dollars” denote the lawful currency of the US.

1.4	Third party rights

(a)

Unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

1.5	Intercreditor Agreement

The Finance Documents are subject to the terms and conditions of the Intercreditor Agreement. In the event of any inconsistency between the terms and conditions of the Finance Documents and the terms and conditions of the Intercreditor Agreement, the terms and conditions of the Intercreditor Agreement shall prevail.

SECTION 2

THE FACILITIES

2.	THE FACILITIES

2.1	The Facilities

Subject to the terms of this Agreement and the Facility Agreements, the Lenders make available to the respective Borrowers the Maxeon Term Facility, the Working Capital Facility and the SP Philippines Facility in a maximum aggregate principal amount not exceeding the Total Commitments.

2.2	Finance Parties’ rights and obligations

(a)

The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)

The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by an Obligor which relates to a Finance Party’s participation in a Facility or its role under a Finance Document (including any such amount payable to the Facility Agent on its behalf) is a debt owing to that Finance Party by that Obligor.

(c)	A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

2.3	Obligors’ Agent

(a)

Each Obligor (other than the Company) by its execution of this Agreement or an Accession Letter irrevocably appoints the Company to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)

the Company on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including, in the case of a Borrower, Utilisation Requests), to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and

(ii)	each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Company,

and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions (including any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b)

Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors’ Agent or given to the Obligors’ Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors’ Agent and any other Obligor, those of the Obligors’ Agent shall prevail.

(c)

Solely for the purpose of Mexican law, the Mexican Guarantor shall grant to the Company, before a Mexican notary public, an irrevocable power of attorney for ownership acts (poder para actos de dominio), administrative acts (poder para actos de administración) and lawsuits and collections (poder para pleitos y cobranzas) governed by the laws of Mexico. Until such power of attorney has been granted, the provisions of this Clause 2.3(c) and Clause 36.2 (Service of Process) shall not apply to the Mexican Guarantor

3.	PURPOSE

3.1	Purpose

(a)	The Company shall apply all amounts borrowed by it under the Working Capital Facility towards:

(i)	the purchase of; or

(ii)	on-lending amounts borrowed to any person who is a member of the Group for such member of the Group to apply towards the purchase of,

solar panels, modules and cells from other members of the Group and the Chinese Joint Venture (such solar panels, modules and cells being the “Eligible Equipment”) for onward sale by any member of the Group to wholesale purchasers (other than members of the Group) of such Eligible Equipment.

(b)

The Company shall apply all amounts borrowed by it under the Maxeon Term Facility towards capex maintenance, working capital and general corporate purposes, provided that the Company shall not apply any amounts towards capital expenditure in relation to Maxeon 7 technology.

(c)

SunPower Philippines shall apply all amounts borrowed by it under the SP Philippines Facility towards capex maintenance, working capital and general corporate purposes, provided that SunPower Philippines shall not apply any amounts towards capital expenditure in relation to Maxeon 7 technology.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	CONDITIONS OF UTILISATION

4.1	Initial conditions precedent

(a)

No Borrower may deliver a Utilisation Request unless the Facility Agents have received all of the documents and other evidence listed in and appearing to comply with the requirements of Schedule 2 (Conditions Precedent). Each Facility Agent shall notify the Borrowers and the relevant Lenders upon receipt of such documents and evidence.

(b)

Other than to the extent that the Majority Lenders in respect of a Facility notify the relevant Facility Agent in writing to the contrary before that Facility Agent gives the notification described in paragraph (a) above, the Lenders under each Facility authorise (but do not require) the relevant Facility Agent to give that notification. No Facility Agent shall be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.2	Further conditions precedent

The Lenders will only be obliged to participate in the Utilisation of a Facility in accordance with the relevant Facility Agreement if:

(a)

in respect of any Utilisation of the SP Philippines Facility that relates to capital expenditure, SunPower Philippines has provided to the SP Philippines Facility Agent documentary evidence and/or invoices in form and substance satisfactory to the SP Philippines Lenders evidencing such eligible capital expenditure, and demonstrating to the SP Philippines Facility Lenders’ satisfaction that the amount requested in the relevant Utilisation Request is not greater than 90% of the amount of such capital expenditure;

(b)

in respect of any Utilisation of the Maxeon Term Facility that relates to capital expenditure, the Company has provided to the Maxeon Term Facility Agent documentary evidence and/or invoices in form and substance satisfactory to the Maxeon Term Facility Lenders evidencing such eligible capital expenditure, and demonstrating to the Maxeon Term Facility Lenders’ satisfaction that the amount requested in the relevant Utilisation Request is not greater than 90% of the amount of such capital expenditure; and

(c)	on the date of the Utilisation Request and on the proposed Utilisation Date:

(i)

in the case of a Working Capital Rollover Loan, no Event of Default is continuing or would result from the proposed Loan and, in the case of any other Loan, no Default is continuing or would result from the proposed Loan; and

(ii)	the Repeating Representations to be made by each Obligor are true in all material respects.

4.3	Conditions Subsequent

(a)	The Borrowers shall use reasonable commercial efforts to deliver to the Facility Agents the following documents:

(i)	a notarised copy of SPML Land’s secretary’s certificate certifying the following as true, complete and up-to-date:

(A)	a copy of the certificate of incorporation of SPML Land;

(B)

a copy of the articles of incorporation of SPML Land as amended to date, specifically including, among other things, the power to provide security for the obligations of a stockholder or of any other corporation as among its corporate purposes;

(C)	a copy of the by-laws of SPML Land as amended to date;

(D)	a copy of a resolution of the board of directors of SPML Land:

(1)

approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute, or ratifying the execution of (as applicable), the Finance Documents to which it is a party;

(2)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf;

(3)

authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

(4)

confirming that the execution and performance by it of the Finance Documents to which it is a party and its obligations under the Finance Documents to which it is a party are in furtherance of its corporate interest, and that it derives direct and indirect economic and other corporate benefit from the arrangements contemplated in the Finance Documents to which it is a party; and

(E)

a notarised copy of SPML Land’s secretary’s certificate certifying that holders of the issued shares in SPML Land representing at least 2/3 of its outstanding capital stock have approved the grant by SPML Land of the security over its assets for the obligations of the Obligors under the Finance Documents, and the terms of, and the transactions contemplated by, the Finance Documents to which it is a party;

(ii)	duly executed originals of the SPML Land Security Documents;

(iii)	evidence that the perfection steps set out in the SPML Land Security Documents have been completed;

(iv)	a copy of SPML Land’s latest:

(A)	General Information Sheet as filed with the Securities and Exchange Commission of the Philippines;

(B)	Audited Financial Statements as filed with the Bureau of Internal Revenue of the Philippines; and

(C)	Income Tax Returns as filed with the Bureau of Internal Revenue of the Philippines; and

(v)	a legal opinion of SyCip Salazar Hernandez & Gatmaitan in respect of SPML Land and the SPML Land Security Documents.

(b)	Within sixty (60) days of Financial Close, the Obligors shall provide to the Facility Agents:

(i)

evidence that, in respect of each Obligor, all risk insurance has been placed with an insurer acceptable to the Intercreditor Agent, and that such policies of insurance have been endorsed to include the relevant Security Agent as assignee / loss payee; and

(ii)

evidence of insurance coverage in respect of the assets of the Group (excluding SunPower Malaysia) for an amount no less than the higher of (i) the Total Commitments as at the date of this Agreement and (ii) the value of the land and buildings disclosed in the Valuation Report, including, without limitation, volcano risk and natural disaster insurance, each listing the relevant Security Agent as sole loss payee, together with a formal report from Aon as insurance adviser to the Finance Parties confirming the sufficiency of coverage of such insurance.

(c)

Within fifteen (15) Business Days of the date of this Agreement, the Mexican Guarantor shall provide to the Intercreditor Agent the signed execution copies of the public deeds containing the powers of attorney described in Clause 2.3(c) (Obligors’ Agent) and 36.2(c) (Service of process).

4.4	Maximum number of Loans

(a)	A Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation:

(i)	four (4) or more SP Philippines Facility Loans would be outstanding;

(ii)	four (4) or more Maxeon Term Facility Loans would be outstanding; or

(iii)

ten (10) or more Working Capital Facility Loans would be outstanding (or such higher number of Working Capital Facility Loans as the Working Capital Facility Agent may agree (acting on the instructions of the Working Capital Facility Lenders)).

(b)	A Borrower may not request that a Term Loan be divided if, as a result of the proposed division, four (4) or more Term Loans under the relevant Facility would be outstanding.

(c)	A Borrower may not request that a Working Capital Loan be divided.

5.	UTILISATION

5.1	Delivery of a Utilisation Request

(a)

Subject to paragraph (b) below, a Borrower may utilise a Facility during the relevant Availability Period by delivery to the relevant Facility Agent of a duly completed Utilisation Request not later than the Specified Time.

(b)	The Company shall ensure that for a period of not less than five (5) consecutive Business Days in each Twelve-month Period no Working Capital Loans are outstanding under the Working Capital Facility.

(c)	For the purpose of this Clause 5.1, a “Twelve-month Period” means the period starting on 2 January in each calendar year and ending on 1 January of the following calendar year, provided that:

(i)	the first Twelve-month Period shall start on 2 January 2021; and

(ii)	the final Twelve-month Period shall end on the last occurring 1 January prior to the Termination Date.

(d)	Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)	it identifies the Facility to be utilised;

(ii)	the proposed Utilisation Date is a Business Day within the Availability Period;

(iii)	the currency and amount of the Utilisation comply with Clause 5.2 (Currency and amount); and

(iv)	the proposed Interest Period complies with the provisions of the relevant Facility Agreement.

(e)	Only one Loan may be requested in each Utilisation Request.

5.2	Currency and amount

(a)	The currency specified in a Utilisation Request must be US dollars.

(b)	The amount of the proposed Loan must be an amount which is:

(i)	not more than the Available Facility; and

(ii)	a minimum of:

(A)	US$10,000,000 (and integral multiples of US$5,000,000) in the case of any Utilisation of a Term Facility; or

(B)	US$2,000,000 in the case of any Utilisation of the Working Capital Facility,

(or in each case such other amount as the relevant Lenders under the relevant Facility may agree) or, if less, the Available Facility in respect of that Facility.

5.3	Lenders’ participation

(a)

If the conditions set out in this Clause 5 (Utilisation) and Clause 4 (Conditions precedent) have been met, and subject to clause 2 (Repayment of Working Capital Loans) of the Working Capital Facility Agreement (in the case of a Utilisation of the Working Capital Facility), each Lender in respect of the relevant Facility shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(b)

The amount of each relevant Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment in respect of the relevant Facility to the Available Facility in respect of the relevant Facility immediately prior to making the Loan.

(c)

The relevant Facility Agent shall notify each relevant Lender of the amount of each Loan, the amount of its participation in that Loan and, if different, the amount of that participation to be made available in accordance with Clause 25.1 (Payments to the Facility Agents) in each case by the Specified Time.

5.4	Cancellation of Commitment

The Commitments under a Facility which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for that Facility.

5.5	First Utilisation

No Borrower shall deliver a Utilisation Request, and no Facility Agent shall accept a Utilisation Request, until the Company has provided evidence that:

(a)	the Convertible Bonds have been issued, and the net proceeds of such issuance have been received in full by the Company;

(b)	the Spin-Off has been completed;

(c)	the TZS Equity Contribution has been made in full;

(d)	the Promissory Note has been repaid in full; and

(e)	the following documents have been delivered to the Intercreditor Agent in respect of the HK Guarantor:

(i)	an Accession Letter executed by the HK Guarantor acceding to this Agreement;

(ii)	a copy of the constitutional documents and statutory registers (if applicable) of the HK Guarantor (including the HK Guarantor JV Agreement);

(iii)	a copy of a resolution of the board of directors of the HK Guarantor, passed by way of unanimous affirmative votes of all the directors of the HK Guarantor:

(A)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(B)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf;

(C)

authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

(D)	resolving that it is in the best interests of the HK Guarantor to enter into the transactions contemplated by the Finance Documents to which it is a party, giving reasons;

(iv)	a specimen of the signature of each person authorised by the resolutions referred to in paragraph (iii) above;

(v)	a copy of a resolution signed by all the holders of the issued equity interest or shares (as applicable) in the HK Guarantor;

(vi)

a copy of a consent letter executed by the shareholders in the HK Guarantor and the Intercreditor Agent consenting to the terms of the Finance Documents for the purposes of the HK Guarantor JV Agreement;

(vii)

a certificate from the HK Guarantor confirming that borrowing, guaranteeing and/or securing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing, security or similar limit binding on it to be exceeded;

(viii)

a certificate of an authorised signatory of the HK Guarantor certifying that each copy document relating to it specified in this Clause 5.5(e) is correct, complete and in full force and effect as at a date no earlier than the date of the relevant Accession Letter; and

(ix)	legal opinions issued by Clifford Chance in respect of the HK Guarantor and the Accession Letter referred to in paragraph (i) above;

(f)

the aggregate amount of (i) the proceeds of the Convertible Bonds; (ii) the Total Commitments and (iii) any undrawn amount of the facility limits under the trade finance facility in favour of SunPower Malaysia (as permitted by this Agreement) listed at item 2 in Schedule 9 (Existing Financial Indebtedness and Security) available to be drawn immediately after Closing (as defined under the TZS Equity Subscription Agreement) are greater than or equal to USD 325,000,000.

SECTION 3

REPAYMENT, PREPAYMENT AND CANCELLATION

6.	REPAYMENT

6.1	Repayment of Maxeon Term Facility Loans

The Company shall repay the Maxeon Term Facility Loans in accordance with the Maxeon Term Facility Agreement.

6.2	Repayment of SP Philippines Facility Loans

SunPower Philippines shall repay the SP Philippines Facility Loans in accordance with the SP Philippines Facility Agreement.

6.3	Repayment of Working Capital Loans

The Company shall repay the Working Capital Loans in accordance with the Working Capital Facility Agreement.

7.	PREPAYMENT AND CANCELLATION

7.1	Illegality

If, at any time, it is or will become unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or the relevant Facility Agreement or to fund or maintain its participation in any Loan or it is or will become unlawful for any Affiliate of a Lender for that Lender to do so:

(a)	that Lender shall promptly notify the relevant Facility Agent upon becoming aware of that event;

(b)	upon the relevant Facility Agent notifying the Company, the Available Commitment of that Lender will be immediately cancelled; and

(c)

to the extent that the Lender’s participation has not been transferred pursuant to paragraph (d) of Clause 7.4 (Right of prepayment and cancellation in relation to a single Lender), each Borrower shall repay that Lender’s participation in the Loans made to that Borrower on the last day of the Interest Period for each Loan occurring after the relevant Facility Agent has notified the Company or, if earlier, the date specified by the Lender in the notice delivered to the relevant Facility Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender’s corresponding Commitment(s) shall be immediately cancelled in the amount of the participations repaid.

7.2	Voluntary cancellation

A Borrower may, if it gives the relevant Facility Agent not less than ten (10) Business Days’ (or such shorter period as the Majority Lenders for the relevant Facility may agree) prior notice, cancel the whole or any part (being a minimum amount of USD 10,000,000 (and integral multiples of USD 1,000,000 in excess thereof)) of an Available Facility. Any cancellation under this Clause 7.2 shall reduce the Commitments of the Lenders rateably under that Facility.

7.3	Voluntary prepayment

(a)

A Borrower to which a Loan has been made may, if it gives the relevant Facility Agent not less than ten (10) Business Days’ (or such shorter period as the Majority Lenders for the relevant Facility may agree) prior notice, prepay the whole or any part of any such Loan (but, if in part, being an amount that reduces that Loan by a minimum amount of USD 5,000,000 (and integral multiples of USD 1,000,000 in excess thereof)).

(b)

A Borrower may partially prepay a Term Loan only after the end of the Availability Period in respect of the relevant Term Facility (provided that nothing in this paragraph (b) shall preclude the prepayment and cancellation of a Term Loan in full at any time).

7.4	Right of prepayment and cancellation in relation to a single Lender

(a)	If:

(i)	any sum payable to any Lender by an Obligor is required to be increased under paragraph (a) of Clause 10.2 (Tax gross-up); or

(ii)	any Lender claims indemnification from the Company under Clause 10.3 (Tax indemnity) or Clause 11.1 (Increased Costs),

the Company may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the relevant Facility Agent(s) notice of cancellation of the Commitment(s) of that Lender and its intention to procure the prepayment of that Lender’s participation in the Loans or give the relevant Facility Agent(s) notice of its intention to replace that Lender in accordance with paragraph (d) below.

(b)	On receipt of a notice of cancellation referred to in paragraph (a) above, the Available Commitment(s) of that Lender shall be immediately reduced to zero.

(c)

On the last day of each Interest Period which ends after the Company has given notice of cancellation under paragraph (a) above (or, if earlier, the date specified by the Company in that notice), each Borrower to which a Loan is outstanding shall prepay that Lender’s participation in that Loan and that Lender’s corresponding Commitment(s) shall be immediately cancelled in the amount of the participations repaid.

(d)	If:

(i)	any of the circumstances set out in paragraph (a) above apply to a Lender;

(ii)	an Obligor becomes obliged to pay any amount in accordance with Clause 7.1 (Illegality) to any Lender; or

(iii)	a Lender becomes a Non-Consenting Lender (as defined in paragraph (g) below),

the Company may, on twenty (20) Business Days’ prior notice to the relevant Facility Agent(s) and that Lender, replace that Lender (or, as the context may require, a portion of its Commitment) by requiring that Lender to (and, to the extent permitted by law, that Lender shall) transfer pursuant to Clause 21 (Changes to the Lenders)and the relevant Facility Agreement(s):

(A)	in the case of paragraph (d)(iii) above:

(1)

where that Lender has split its Commitment in accordance with paragraph 3.1(c) (Voting provisions) of schedule 4 (Voting and decision making) of the Intercreditor Agreement, all (and not part only) of its rights and obligations under the Finance Documents which relate to the portion of its Commitment that is attributable to that Lender being a Non-Consenting Lender; and

(2)

where that Lender has not split its Commitment in accordance with paragraph 3.1(c) (Voting provisions) of schedule 4 (Voting and decision making) of the Intercreditor Agreement and is a Non-Consenting Lender, all (and not part only) of its rights and obligations under the Finance Documents; or

(B)	in the case of paragraphs (d)(i) or (d)(ii) above, all (and not part only) of its rights and obligations under the Finance Documents,

to a Lender or other bank, financial institution, trust, fund or other entity selected by the Company which (A) is not a member of the Group and (B) confirms its willingness to assume and does assume all the relevant obligations of the transferring Lender in accordance with Clause 21 (Changes to the Lenders) and the relevant Facility Agreement(s) for a purchase price in cash payable at the time of the transfer in an amount equal to the outstanding principal amount of (if applicable, the relevant portion of) such Lender’s participation in the outstanding Loans and all accrued interest, Break Costs and other amounts payable in relation thereto under the Finance Documents.

(e)	The replacement of all or part of a Lender’s Commitment pursuant to paragraph (d) above shall be subject to the following conditions:

(i)	the Company shall have no right to replace the Intercreditor Agent, a Facility Agent or Security Agent;

(ii)	no Facility Agent, Intercreditor Agent nor any Lender shall have any obligation to find a replacement Lender;

(iii)

in the event of a replacement of all or part of a Non-Consenting Lender’s Commitment such replacement must take place no later than ninety (90) days after the date on which that Lender is deemed to be a Non-Consenting Lender in respect of all or part of its Commitment;

(iv)	in no event shall the Lender replaced under paragraph (d) above be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents; and

(v)

no Lender shall be obliged to execute a Transfer Certificate unless it is satisfied that it has completed all “know your customer” and other similar procedures that it is required (or deems desirable) to conduct in relation to the transfer to such replacement Lender.

(f)

A Lender shall perform the procedures described in paragraph (e)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (d) above and shall notify the Intercreditor Agent, the relevant Facility Agent(s) and the Company when it is satisfied that it has completed those checks.

(g)	In the event that:

(i)

an Obligor or the relevant Facility Agent (at the request of an Obligor) has requested the Lenders to give a consent in relation to, or to agree to a waiver or amendment of, any provisions of the Finance Documents;

(ii)	the consent, waiver or amendment in question requires the approval of all of the Lenders;

(iii)

Lenders whose Commitments in respect of a Facility aggregate more than 75% of the Total Facility Commitments in respect of that Facility (or, if the relevant Total Facility Commitments have been reduced to zero, aggregated more than 75% of the Total Facility Commitments prior to that reduction) have consented or agreed to such waiver or amendment, then any Lender who does not and continues not to consent or agree to such waiver or amendment shall (and if that Lender has split its Commitment in accordance with paragraph 3.1(c) (Voting provisions) of schedule 4 (Voting and decision making) of the Intercreditor Agreement, only in respect of the portion of its Commitment in respect of which it does not and continues not to consent or agree to such waiver or amendment) be deemed to be a “Non-Consenting Lender”.

7.5	Restrictions

(a)

Any notice of cancellation or prepayment given by any Party under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)	No Borrower may reborrow any part of a Term Facility which is prepaid.

(d)

Unless a contrary indication appears in this Agreement, any part of the Working Capital Facility which is repaid or prepaid may be reborrowed in accordance with the terms of this Agreement and the Working Capital Facility Agreement.

(e)	The Borrowers shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(f)	No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(g)	If a Facility Agent receives a notice under this Clause 7 it shall promptly forward a copy of that notice to either the Company or the affected Lender, as appropriate.

(h)

If all or part of any Lender’s participation in a Loan under a Facility is repaid or prepaid and is not available for redrawing (other than by operation of Clause 4.2 (Further conditions precedent)), an amount of that Lender’s Commitment (equal to the amount of the participation which is repaid or prepaid) in respect of that Facility will be deemed to be cancelled on the date of repayment or prepayment.

7.6	Application of prepayments

Any prepayment of a Loan pursuant to Clause 7.3 (Voluntary Prepayment) shall be applied pro rata to each Lender’s participation in that Loan.

7.7	Mandatory prepayment – Disposal Proceeds

(a)

The Borrowers shall ensure that all Disposal Proceeds (other than Excluded Disposal Proceeds and Eligible Equipment Disposal Proceeds) are applied in prepayment of the outstanding Loans within five (5) Business Days of these proceeds ceasing to be Excluded Disposal Proceeds or at any earlier time when the Company determines that such proceeds are not Excluded Disposal Proceeds.

(b)

Subject to paragraph (c) below, the Company shall apply all Eligible Equipment Disposal Proceeds in prepayment of the Working Capital Facility Loans (or part thereof) that were Utilised for the purchase of such Eligible Equipment promptly (and in any event within ten (10) Business Days of receipt by the Company).

(c)

Paragraph (b) above shall not apply if a Default is continuing (other than a Default which relates to the Working Capital Facility only and which has been waived), unless (i) that Default ceases to be continuing without giving rise to an Event of Default; or (ii) if that Default gives rise to an Event of Default, by the date falling twenty (20) Business Days after that Event of Default first arising (or, if the Company exercises its Equity Cure Right pursuant to Clause 18.4 (Equity Cure), by the last day on which the Company may procure the provision of a Cure Amount), (and following the expiry of any Pre-Enforcement Standstill Period (as defined in the Intercreditor Agreement)) no Acceleration Event has occurred.

(d)	In this clause 7.7:

(i)

“Disposal Proceeds” means the consideration receivable by any member of the Group (excluding SunPower Malaysia) for any Disposal made by any member of the Group (excluding SunPower Malaysia) after deducting:

(A)	any reasonable expenses which are incurred by that member of the Group with respect to that Disposal to persons who are not members of the Group; and

(B)

any Tax incurred and required to be paid by the seller in connection with that Disposal (as reasonably determined by the seller, on the basis of existing rates and taking account of any available credit, deduction or allowance);

(ii)	“Eligible Equipment Disposal Proceeds” means the Disposal Proceeds received by any member of the Group in respect of the Disposal of Eligible Equipment, provided that:

(A)

for the purposes of the definition of “Disposal” and “Disposal Proceeds”, in calculating Eligible Equipment Disposal Proceeds, such definitions shall include the disposal of Eligible Equipment in the ordinary course of business; and

(B)

Eligible Equipment Disposal Proceeds shall include (without limitation) proceeds received by any member of the Group by way of advance payment for, or the proceeds of factoring receivables in respect of, the Disposal of Eligible Equipment, and in all cases to the extent such disposed Eligible Equipment was purchased using the proceeds of Utilisation of the Working Capital Facility; and

(iii)	“Excluded Disposal Proceeds” means Disposal Proceeds which:

(A)	are applied by the relevant member of the Group in reinvestment in assets used in the operations of that member of the Group within:

(1)	eighteen (18) months of receipt of those Disposal Proceeds; or

(2)

twelve (12) months of the relevant member of the Group making a binding commitment to the Facility Agents (such commitment being given within twelve (12) months of receipt of the relevant Disposal Proceeds) to reinvest such Disposal Proceeds); or

(B)	when aggregated with all other Disposal Proceeds received or receivable in the same rolling 12 month period by all of the members of the Group do not exceed USD 25,000,000.

7.8	Mandatory prepayment – Insurance Proceeds

(a)

The Borrowers shall apply all Total Loss Insurance Proceeds (other than Excluded Insurance Proceeds) in prepayment of the outstanding Loans within five (5) Business Days of these proceeds ceasing to be Excluded Insurance Proceeds or at any earlier time when the Company determines that such proceeds are not Excluded Insurance Proceeds.

(b)	In this clause 7.8:

(i)

“Total Loss Insurance Proceeds” means all the proceeds received by a member of the Group (including the Chinese Joint Venture (subject to paragraph (B) below, but excluding SunPower Malaysia) in respect of claims for the total loss of one or more assets of that member of the Group or the Chinese Joint Venture (as applicable), made under contracts of insurance held and maintained by that member of the Group or the Chinese Joint Venture (as applicable) including:

(A)

in the case of any members of the Group which are not wholly owned by other members of the Group (“Company A”), the proportionate share of insurance proceeds received by another member of the Group in its capacity as shareholder of Company A; and

(B)

in the case of the Chinese Joint Venture, the proportionate share of insurance proceeds received by SunPower Manufacturing Corporation Limited in its capacity as shareholder of the Chinese Joint Venture; and

(ii)

“Excluded Insurance Proceeds” means Total Loss Insurance Proceeds (other than Total Loss Insurance Proceeds received from the Chinese Joint Venture) which are reinvested or committed to be reinvested by the relevant member of the Group in the procurement of replacement assets substantially the same as those which were the subject of the total loss claim, such reinvestment to be completed within eighteen (18) months of the receipt of such Total Loss Insurance Proceeds.

7.9	Mandatory prepayment – Convertible Bonds

If at any time prior to the Termination Date the Company is required to pay any amount in respect of the Convertible Bonds (excluding the agreed interest (including any additional interest, special interest and supplemental interest) payable on the Convertible Bonds and payments in lieu of any fractional shares required to be issued on conversion, but including (without limitation) any cash payment in repayment, prepayment and/or redemption (in whole or in part) of the Convertible Bonds, any cash amount payable upon conversion of the Convertible Bonds (other than payments in lieu of fractional shares) or any amount payable as the result of an event of default

(howsoever defined) under the Convertible Bonds), the Borrowers shall prepay the outstanding Loans within five (5) Business Days. The Company shall procure that, in the circumstances described above, no payment shall be made under the Convertible Bonds unless and until the Loans have been discharged in full.

SECTION 4

COSTS OF UTILISATION

8.	INTEREST AND INTEREST PERIODS

(a)	Subject to the provisions of this Agreement, each Borrower shall pay accrued interest on the Loans in accordance with the terms of the relevant Facility Agreement.

(b)	The Interest Period(s) in respect of a Loan shall be determined in accordance with the terms of the relevant Facility Agreement.

9.	FEES

9.1	Commitment fee

The relevant Borrower shall pay to the relevant Facility Agent (for the account of each Lender) the applicable commitment fee specified in the relevant Facility Agreement.

9.2	Upfront fee

The relevant Borrower shall pay to each Original Lender (for its own account) an upfront fee in the amount and at the times agreed in one or more Fee Letters.

9.3	Intercreditor agency fee

The Company shall pay to the Intercreditor Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

9.4	Facility agency fee

The Company shall pay to each Facility Agent (for its own account) a facility agency fee in the amount and at the times agreed in one or more Fee Letters.

9.5	Security agency fee

The Company shall pay to each Security Agent (for its own account) a security agency fee in the amount and at the times agreed in one or more Fee Letters.

SECTION 5

ADDITIONAL PAYMENT OBLIGATIONS

10.	TAX GROSS-UP AND INDEMNITIES

10.1	Tax definitions

In this Clause 10:

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

“Tax Payment” means an increased payment made by an Obligor to a Finance Party under Clause 10.2 (Tax gross-up) or a payment under Clause 10.3 (Tax indemnity).

Unless a contrary indication appears, in this Clause 10 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

10.2	Tax gross-up

(a)

All payments to be made by an Obligor to any Finance Party under the Finance Documents shall be made free and clear of and without any Tax Deduction unless such Obligor is required to make a Tax Deduction, in which case the sum payable by such Obligor (in respect of which such Tax Deduction is required to be made) shall be increased to the extent necessary to ensure that such Finance Party receives a sum net of any deduction or withholding equal to the sum which it would have received had no such Tax Deduction been made or required to be made.

(b)

The Company shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the relevant Facility Agent(s) accordingly. Similarly, a Lender shall notify the relevant Facility Agent(s) on becoming so aware in respect of a payment payable to that Lender. If a Facility Agent receives such notification from a Lender it shall notify the Company and that Obligor.

(c)

If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(d)

Within thirty (30) days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the relevant Facility Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

10.3	Tax indemnity

(a)

Without prejudice to Clause 10.2 (Tax gross-up), if any Finance Party is required to make any payment of or on account of Tax on or in relation to any sum received or receivable under the Finance Documents (including any sum deemed for the purposes of Tax to be received or receivable by such Finance Party whether or not actually received or receivable) or if any liability in respect of any such payment is asserted, imposed, levied or assessed against any Finance Party, the Company shall, within three (3) Business Days of demand of the relevant Facility Agent, promptly indemnify the Finance Party which suffers a loss or liability as a result against such payment or liability, together with any interest, penalties, costs and expenses payable or incurred in connection therewith, provided that this Clause 10.3 shall not apply to:

(i)

any Tax imposed on and calculated by reference to the net income actually received or receivable by such Finance Party (but, for the avoidance of doubt, not including any sum deemed for the purposes of Tax to be received or receivable by such Finance Party but not actually receivable) by the jurisdiction in which such Finance Party is incorporated;

(ii)

any Tax imposed on and calculated by reference to the net income of the Facility Office of such Finance Party actually received or receivable by such Finance Party (but, for the avoidance of doubt, not including any sum deemed for the purposes of Tax to be received or receivable by such Finance Party but not actually receivable) by the jurisdiction in which its Facility Office is located; or

(iii)	a FATCA Deduction required to be made by a Party.

(b)

A Finance Party intending to make a claim under paragraph (a) above shall notify the relevant Facility Agent of the event giving rise to the claim, whereupon the relevant Facility Agent shall notify the Company thereof.

(c)	A Finance Party shall, on receiving a payment from an Obligor under this Clause 10.3, notify the relevant Facility Agent.

10.4	Tax credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)	that Finance Party has obtained and utilised that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

10.5	Stamp taxes

The Company shall:

(a)	pay all stamp duty, registration and other similar Taxes payable in respect of any Finance Document; and

(b)

within three (3) Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to any stamp duty, registration or other similar Tax paid or payable in respect of any Finance Document.

10.6	Indirect tax

(a)

All amounts set out or expressed in a Finance Document to be payable by any Party to a Finance Party shall be deemed to be exclusive of any Indirect Tax. If any Indirect Tax is chargeable on any supply made by any Finance Party to any Party in connection with a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the Indirect Tax.

(b)

Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all Indirect Tax incurred by that Finance Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines that it is not entitled to credit or repayment in respect of the Indirect Tax.

10.7	FATCA information

(a)	Subject to paragraph (c) below, each Party shall, within ten (10) Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party;

(ii)

supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(iii)

supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(b)

If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)

Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)

If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (a)(ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

(e)

If a Borrower is a US Tax Obligor or the relevant Facility Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within ten (10) Business Days of:

(i)	where a Borrower is a US Tax Obligor and the relevant Lender is an Original Lender, the date of this Agreement;

(ii)	where a Borrower is a US Tax Obligor on a date on which any other Lender becomes a Party as a Lender, that date;

(iii)	where a Borrower is not a US Tax Obligor, the date of a request from the relevant Facility Agent,

supply to the relevant Facility Agent:

(A)	a withholding certificate on Form W-8, Form W-9 or any other relevant form; or

(B)	any withholding statement or other document, authorisation or waiver as the Facility Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation.

(f)

The relevant Facility Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) above to the relevant Borrower.

(g)

If any withholding certificate, withholding statement, document, authorisation or waiver provided to the relevant Facility Agent by a Lender pursuant to paragraph (e) above is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the relevant Facility Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the relevant Facility Agent). The relevant Facility Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the relevant Borrower.

(h)

Each Facility Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) or (g) above without further verification. No Facility Agent shall be liable for any action taken by it under or in connection with paragraph (e), (f) or (g) above.

10.8	FATCA Deduction

(a)

Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)

Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Company and the Facility Agent and the Facility Agent shall notify the other Finance Parties.

11.	INCREASED COSTS

11.1	Increased Costs

(a)

Subject to Clause 11.3 (Exceptions) the Company shall, within three (3) Business Days of a demand by the relevant Facility Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation after the date of this Agreement; or

(ii)	compliance with any law or regulation made after the date of this Agreement; or

(iii)	the implementation or application of, or compliance with, Basel III, CRD IV or Solvency II or any law or regulation that implements or applies Basel III, CRD IV or Solvency II.

The terms “law” and “regulation” in this paragraph (a) shall include any law or regulation concerning capital adequacy, prudential limits, liquidity, reserve assets or Tax.

(b)	In this Agreement:

(i)	“Increased Costs” means:

(A)

a reduction in the rate of return from a Facility or on a Finance Party’s (or its Affiliate’s) overall capital (including as a result of any reduction in the rate of return on capital brought about by more capital being required to be allocated by such Finance Party);

(B)	an additional or increased cost; or

(C)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to the undertaking, funding or performance by such Finance Party of any of its obligations under any Finance Document or any participation of such Finance Party in any Loan or Unpaid Sum;

(ii)	“Basel III” means:

(A)

the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(B)

the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(C)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”;

(iii)	“CRD IV” means:

(A)	Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms; and

(B)

Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC; and

(iv)	“Solvency II” means Directive 2009/138/EC of the European Parliament and of the Council of 25 November 2009 on the taking-up and pursuit of the business of Insurance and Reinsurance.

11.2	Increased Cost claims

(a)

A Finance Party (other than a Facility Agent) intending to make a claim pursuant to Clause 11.1 (Increased Costs) shall notify the relevant Facility Agent of the event giving rise to the claim, following which the relevant Facility Agent shall promptly notify the Company.

(b)	Each Finance Party (other than a Facility Agent) shall, as soon as practicable after a demand by the relevant Facility Agent, provide a certificate confirming the amount of its Increased Costs.

11.3	Exceptions

Clause 11.1 (Increased Costs) does not apply to the extent any Increased Cost is:

(a)	attributable to a Tax Deduction required by law to be made by an Obligor;

(b)	attributable to a FATCA Deduction required to be made by a Party;

(c)

compensated for by Clause 10.3 (Tax indemnity) (or would have been compensated for under Clause 10.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (a) of Clause 10.3 (Tax indemnity) applied);

(d)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation; or

(e)

attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (but excluding any amendment arising out of Basel III) (“Basel II”) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates).

12.	MITIGATION BY THE LENDERS

12.1	Mitigation

(a)

Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 10 (Tax Gross-up and Indemnities) or Clause 11 (Increased Costs), including:

(i)

providing such information as the Company may reasonably request in order to permit the Company to determine its entitlement to claim any exemption or other relief (whether pursuant to a double taxation treaty or otherwise) from any obligation to make a Tax Deduction; and

(ii)	in relation to any circumstances which arise following the date of this Agreement, transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

12.2	Limitation of liability

(a)	The Company shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 12.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 12.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

12.3	Conduct of business by the Finance Parties

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

13.	OTHER INDEMNITIES

13.1	Currency indemnity

(a)

If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against that Obligor; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within three (3) Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

13.2	Other indemnities

The Company shall (or shall procure that an Obligor will), within three (3) Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

(a)	the occurrence of any Event of Default;

(b)	the Data Site Documents or any other information produced or approved by any Obligor being or being alleged to be misleading and/or deceptive in any respect;

(c)	any enquiry, investigation, subpoena (or similar order) or litigation with respect to any Obligor or with respect to the transactions contemplated or financed under this Agreement;

(d)

a failure by an Obligor to pay any amount due under a Finance Document on its due date or in the relevant currency, including any cost, loss or liability arising as a result of Clause 24 (Sharing among the Finance Parties);

(e)

funding, or making arrangements to fund, its participation in a Loan requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(f)	a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Company.

13.3	Indemnity to the Facility Agents and Intercreditor Agent

The Company shall promptly indemnify the Intercreditor Agent and each Facility Agent against:

(a)	any cost, loss or liability incurred by that Intercreditor Agent or Facility Agent (acting reasonably) as a result of:

(i)	investigating any event which it reasonably believes is a Default;

(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(iii)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement; and

(b)

any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Intercreditor Agent or the relevant Facility Agent (otherwise than by reason of the Intercreditor Agent’s or the relevant Facility Agent’s own gross negligence or wilful misconduct) in acting as Intercreditor Agent or Facility Agent under the Finance Documents.

13.4	Indemnity to the Security Agents

(a)	The Company shall within five (5) Business Days of demand indemnify each Security Agent and every Receiver and Delegate against any cost, loss or liability incurred by any of them as a result of:

(i)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine and appropriately authorised;

(ii)	the taking, holding, protection or enforcement of the Transaction Security;

(iii)	the exercise of any of the rights, powers, discretions and remedies vested in that Security Agent and each Receiver and Delegate by the Finance Documents or by law;

(iv)	any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents; and

(v)

acting as Security Agent, Receiver or Delegate under the Finance Documents or which otherwise relates to any of the Charged Property (otherwise, in each case, than by reason of the Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct).

(b)

Each Security Agent and every Receiver and Delegate may, in priority to any payment to the Secured Parties, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 13.4 and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all moneys payable to it.

(c)

The provisions of this Clause 13.4 shall survive in full force and effect notwithstanding the discharge of the Finance Documents, insofar as they relate to any act or omission of the relevant Security Agent (acting reasonably) prior to such discharge.

14.	COSTS AND EXPENSES

14.1	Transaction expenses

The Company shall, within three (3) Business Days of demand, pay the Administrative Parties the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of:

(a)	this Agreement and any other documents referred to in this Agreement;

(b)	the Transaction Security; and

(c)	any other Finance Documents executed after the date of this Agreement.

14.2	Amendment costs

If:

(a)	an Obligor requests an amendment, waiver or consent; or

(b)	an amendment is required pursuant to Clause 25.9 (Change of Currency); or

(c)

any amendment or waiver is contemplated or agreed pursuant to clause 8 (Replacement of Screen Rate) of the SP Philippines Facility Agreement, clause 8 (Replacement of Screen Rate) of the Maxeon Term Facility Agreement and/or clause 9.2 (Replacement of Screen Rate) of the Working Capital Facility Agreement,

the Company shall, within three (3) Business Days of demand, reimburse each Facility Agent and each Security Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by that Facility Agent and that Security Agent (and in the case of the Security Agent, by any Receiver or Delegate) in responding to, evaluating, negotiating or complying with or implementing that request, requirement or contemplated agreement.

14.3	Enforcement costs

The Company shall, within three (3) Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

14.4	Agent’s management time and additional remuneration

(a)

Any amount payable to the Intercreditor Agent, a Facility Agent or Security Agent under Clause 13.3 (Indemnity to the Facility Agents and the Intercreditor Agent) or Clause 13.4 (Indemnity to the Security Agents) and this Clause 14.4 shall include the cost of utilising its management time or other resources (where such time or resources relate to matters not included or envisaged under any relevant fee letter) and will be calculated on the basis of such reasonable daily or hourly rates as it may notify to the Company and the Finance Parties, and is in addition to any other fee paid or payable to it.

(b)	Without prejudice to sub-clause (a) above, in the event of:

(i)	an Event of Default;

(ii)

the Intercreditor Agent, a Facility Agent or a Security Agent being requested by the Company or the Finance Parties appoint it to undertake duties which such Intercreditor Agent, Facility Agent or Security Agent and the Company agree to be of an exceptional nature or outside the scope of the normal duties of it under the Finance Documents; or

(iii)	the Intercreditor Agent, a Facility Agent or a Security Agent and the Borrower agreeing that it is otherwise appropriate in the circumstances,

the Company shall pay to the Intercreditor Agent, the relevant Facility Agent or the relevant Security Agent (as applicable) any additional remuneration that may be agreed between them or determined pursuant to sub-clause (c) below.

(c)

If the Intercreditor Agent, the relevant Facility Agent or the relevant Security Agent and the Company fail to agree upon the nature of the duties, or upon the additional remuneration referred to in sub-clause (b) above or whether additional remuneration is appropriate in the circumstances, any dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Intercreditor Agent, the relevant Facility Agent or the relevant Security Agent and approved by the Company or, failing approval, nominated (on the application of the Intercreditor Agent, the relevant Facility Agent or the relevant Security Agent) by the President for the time being of the Law Society of England and Wales (the costs of the nomination and of the investment bank being payable by the Company) and the determination of any investment bank shall be final and binding upon the Parties.

SECTION 6

GUARANTEE

15.	GUARANTEE AND INDEMNITY

15.1	Guarantee and indemnity

Each Guarantor irrevocably and unconditionally, jointly and severally:

(a)

guarantees to each Finance Party punctual performance by each Borrower of all that Borrower’s obligations under the Finance Documents (or, in the case of the HK Guarantor only, the punctual performance by each Borrower of its payment obligations under the Finance Documents);

(b)

undertakes with each Finance Party that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)

agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of a Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 15 if the amount claimed had been recoverable on the basis of a guarantee.

15.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

15.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, judicial management, administration or otherwise, without limitation, then the liability of each Guarantor under this Clause 15 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

15.4	Waiver of defences

The obligations of each Guarantor under this Clause 15 will not be affected by an act, omission, matter or thing which, but for this Clause 15, would reduce, release or prejudice any of its obligations under this Clause 15 (without limitation and whether or not known to it or any Finance Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor, Security Provider or other person;

(b)	the release of any other Obligor, Security Provider or any other person under the terms of any composition or arrangement with any creditor of any member of the Group or any other person;

(c)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, execute, take up or enforce, any rights against, or security over assets of, any Obligor, Security Provider or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor, Security Provider or any other person;

(e)

any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security;

(g)	any insolvency or similar proceedings; or

(h)	this Agreement or any other Finance Document not being executed by or binding upon any other party.

15.5	Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 15. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

15.6	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)

refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this Clause 15.

15.7	Deferral of Guarantors’ rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Intercreditor Agent otherwise directs, no Guarantor will exercise or otherwise enjoy the benefit of any right which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 15:

(a)	to be indemnified by an Obligor or Security Provider;

(b)	to claim any contribution from any other guarantor of or provider of security for any Obligor’s or Security Provider’s obligations under the Finance Documents;

(c)

to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(d)

to bring legal or other proceedings for an order requiring any Obligor or Security Provider to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 15.1 (Guarantee and indemnity);

(e)	to exercise any right of set-off against any Obligor or Security Provider; and/or

(f)	to claim or prove as a creditor of any Obligor or Security Provider in competition with any Finance Party.

If any Guarantor shall receive any benefit, payment or distribution in relation to any such right it shall hold that benefit, payment or distribution (or so much of it as may be necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be paid in full) on trust for the Finance Parties, and shall promptly pay or transfer the same to the Intercreditor Agent or as the Intercreditor Agent may direct for application in accordance with Clause 25 (Payment Mechanics).

15.8	Release of Guarantors’ right of contribution

If any Guarantor (other than the Company) (a “Retiring Guarantor”) ceases to be a Guarantor in accordance with Clause 22.2 (Resignation of a Guarantor) then on the date such Retiring Guarantor ceases to be a Guarantor:

(a)

that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

(b)

each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

15.9	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

15.10	Guarantee limitations

(a)

The obligations and liabilities of the French Guarantor under the Finance Documents and in particular under this Clause 15 shall not include any obligation or liability which, if incurred, would constitute the provision of financial assistance within the meaning of article L.225-216 of the French Code de Commerce and/or would constitute a misuse of corporate assets within the meaning of article(s) L.242-6 and L.244-1 of the French Code de Commerce or any other law or regulation having the same effect, as interpreted by French courts and/or would infringe article L. 511-7 of the French Code monétaire et financier.

(b)

The obligations and liabilities of the French Guarantor under this Clause 15 for the obligations under the Finance Documents of any Borrower shall be limited, at any time to an amount equal to: (A) the payment obligations of such Borrower, but (B) not exceeding the aggregate of all amounts directly borrowed under the Finance Documents by such other Borrower to the extent directly or indirectly on-lent to the French Guarantor or its Subsidiaries under intercompany loan agreements and outstanding at the date a payment is to be made by the French Guarantor under this Clause 15; it being specified that any payment made by the French Guarantor under this Clause 15 in respect of the obligations of such Borrower shall reduce pro tanto the outstanding amount of the intercompany loans due by the French Guarantor under the intercompany loan agreements referred to above and that any repayment of the intercompany loans by the French Guarantor shall reduce pro tanto the amount payable under this Clause 15.

(c)

It is acknowledged that the French Guarantor is not acting jointly and severally with the other Guarantors and the French Guarantor shall therefore not be considered as “co-débiteur solidaire” as to its obligations pursuant to the guarantee given pursuant to this Clause 15.

(d)

For the purpose of paragraphs (b) and (c) above “Subsidiary” means, in relation to any company, another company which is controlled by it within the meaning of article L.233-3 of the French Code de commerce.

15.11	Waivers by the Mexican Guarantor

The Mexican Guarantor hereby unconditionally and irrevocable waives, to the fullest extent applicable, its rights granted to it under Articles 2813, 2814, 2815, 2816, 2817, 2818, 2820, 2821, 2836, 2839, 2840, 2845, 2846, 2847, 2848 and 2849 of the Federal Civil Code of Mexico (Código Civil Federal) and the corresponding provisions of the Civil Codes of the States of Mexico and the Federal District.

15.12	Swiss Up-Stream and Cross-Stream Limitation and Withholding Tax

(a)

If and to the extent an Obligor incorporated under the laws of Switzerland (the “Swiss Obligor”) becomes liable under this Agreement or any other Finance Document for obligations of any other Obligor, other than obligations of one of its direct or indirect subsidiaries (i.e. obligations of the Swiss Obligor’s direct or indirect parent companies (up-stream liabilities) or sister companies (cross-stream liabilities) or respective obligations of the Swiss Obligor or of any other party securing obligations of the Swiss Obligor’s direct or indirect parent companies (up-stream liabilities) or sister companies (cross-stream liabilities)) (the “Restricted Obligations”) and if complying with such obligations would constitute a repayment of capital (Einlagerückgewähr), a violation of the legally protected reserves (gesetzlich geschützte Reserven) or the payment of a (constructive) dividend (Gewinnausschüttung) by such Swiss Obligor or would otherwise be restricted under Swiss law and practice then applicable, such Swiss Obligor’s aggregate liability for Restricted Obligations shall not exceed the amount of the Swiss Obligor’s freely disposable equity (frei verfügbares Eigenkapital) at the time it becomes liable including, without limitation, any statutory reserves which can be transferred into unrestricted, distributable reserves, in accordance with Swiss law, which amount shall (i) be determined on the basis of an audited balance sheet of the Swiss Obligor, to the extent required by Swiss law at the relevant time, (ii) be confirmed by the auditors of the Swiss Obligor as distributable amount and (iii) be duly approved as distribution by a duly convened meeting of the shareholders or quotaholders of the Swiss Obligor); provided further that such limitation (as may apply from time to time or not) shall not (generally or definitively) affect the obligations of the Swiss Obligor under this Agreement in excess thereof, but merely postpone the performance date of those obligations until such times as performance is again permitted notwithstanding such limitation.

(b)	To the extent that the fulfilment of an obligation in relation to a Restricted Obligation are subject to Swiss withholding tax, the Swiss Obligor:

(i)	shall:

(A)

procure that the fulfilment of any of its obligations hereunder can be made without deduction of Swiss withholding tax by discharging the liability of such tax by notification pursuant to applicable law rather than payment of the tax;

(B)	if the notification procedure pursuant to sub-paragraph (A) above does not apply, deduct the Swiss withholding tax at such rate (1) as in force from time to time (being 35% on the date hereof) or (2) as provided by any applicable double tax treaties from any fulfilment of any of its obligation hereunder and promptly pay any such Swiss withholding tax deducted to the Swiss Tax Administration; and

(C)

notify the relevant Facility Agent that such notification or, as the case may be, deduction has been made, and provide such Facility Agent with evidence that such a notification of the Swiss tax administration has been made or, as the case may be, such Swiss withholding tax deducted has been paid to the Swiss Tax Administration;

(ii)	shall procure that any person who is entitled to a full or partial refund of the Swiss withholding tax deducted pursuant to this paragraph (b):

(A)	request a refund of the Swiss withholding tax under applicable law as soon as possible; and

(B)	pay to the relevant Facility Agent upon receipt any amount so refunded to cover any outstanding part of the Restricted Obligation; and

(iii)

to the extent such a deduction is made, shall not be obliged to gross-up in accordance with the Finance Documents in relation to any such payment made by it in respect of Restricted Obligations unless grossing-up is permitted under the laws of Switzerland then in force.

(c)

If and to the extent requested by the relevant Facility Agent and if and to the extent this is from time to time required under Swiss law (restricting profit distributions), in order to allow such Facility Agent (and the Finance Party) to obtain a maximum benefit under this Agreement, the Swiss Obligor undertakes to promptly implement all such measures and/or to promptly obtain the fulfillment of all prerequisites allowing it to promptly make the requested payment(s) hereunder from time to time, including the following:

(i)	the preparation of an up-to-date audited balance sheet of the Swiss Obligor;

(ii)	the confirmation of the auditors of the Swiss Obligor that the relevant amount represents (the maximum of) freely distributable profits;

(iii)	approval by a shareholder / quotaholder(s)’ meeting of the Swiss Obligor of the resulting profit distribution;

(iv)

to the extent permitted by applicable law, write up any of the assets of the Swiss Obligor that are shown in its balance sheet with a book value that is significantly lower than the market value of the assets and provided that such write up would not have materially adverse tax consequences for the Swiss Obligor or any of its affiliates; and

(v)	all such other measures necessary or useful to allow the Swiss Obligor to make the payments and perform the obligations hereunder with a minimum of limitations.

SECTION 7

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

16.	REPRESENTATIONS

Each Obligor makes the representations and warranties set out in this Clause 16 to each Finance Party on the date of this Agreement (and in the case of an Additional Guarantor, on the date of accession of that Additional Guarantor to this Agreement).

16.1	Status

(a)	Both it and each Security Provider is a corporation, duly incorporated, validly existing and in good standing under the law of its respective jurisdiction of incorporation.

(b)	It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

16.2	Binding obligations

The obligations expressed to be assumed by it and each Security Provider in each Finance Document are, subject to any general principles of law limiting its obligations which are specifically referred to in any legal opinion delivered in accordance with Clause 4 (Conditions of Utilisation) or Clause 22 (Changes to the Obligors), legal, valid, binding and enforceable obligations.

16.3	Non-conflict with other obligations

The entry into and performance by it and each Security Provider of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

(a)	any law or regulation applicable to it;

(b)	its constitutional documents and (with effect from the date of accession of the HK Guarantor to this Agreement) the HK Guarantor JV Agreement; or

(c)	any agreement or instrument binding upon it or any of its assets, or constitute a default or termination event (however described) under any such agreement or instrument.

16.4	Power and authority

It and each Security Provider has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

16.5	Validity and admissibility in evidence

All Authorisations required or desirable:

(a)	to enable it and each Security Provider lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party;

(b)	to make the Finance Documents to which it and each Security Provider is a party admissible in evidence in its jurisdiction of incorporation; and

(c)	for it and its Subsidiaries to carry on its business, and which are material,

have been obtained or effected and are in full force and effect.

16.6	Governing law and enforcement

(a)	The choice of governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation and in the jurisdiction of incorporation of each Security Provider.

(b)

Any judgment obtained in relation to a Finance Document in the jurisdiction of the governing law of that Finance Document will be recognised and enforced in its jurisdiction of incorporation and in the jurisdiction of incorporation of each Security Provider, provided that any statutory requirements for enforcement of such judgment under the laws of such Security Provider’s jurisdiction of incorporation are met.

16.7	Deduction of Tax

Except for the Mexican Guarantor, it is not required under the law applicable where it is incorporated or resident or at the address specified in this Agreement to make any Tax Deduction from any payment it may make under any Finance Document.

16.8	No filing or stamp taxes

Under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents except for:

(a)	any stamp duty payable in the Cayman Islands if any of the Finance Documents are executed in or brought to the Cayman Islands or produced before a court of the Cayman Islands;

(b)

the lodging of the Security Documents to which the Company is a party with the Accounting and Corporate Regulatory Authority in Singapore for registration within thirty (30) days after the date of creation of the charges constituted by such Security Documents;

(c)

any documentary stamp tax payable in the Philippines pursuant to the National Internal Revenue Code of the Philippines, as amended by the Tax Reform Acceleration and Inclusion Act of the Philippines; and

(d)	as contemplated by the Security Documents.

16.9	No default

(a)	No Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation.

(b)

No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or to which its assets are subject which might have a Material Adverse Effect.

16.10	No misleading information

(a)	Any factual information contained in the Data Site Documents was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(b)	Any financial projections contained in the Data Site Documents have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.

(c)

Nothing has occurred or been omitted from the Data Site Documents and no information has been given or withheld that results in the information contained in the Data Site Documents being untrue or misleading in any material respect.

(d)

All written information (other than the Data Site Documents) supplied by any member of the Group was true, complete and accurate in all material respects as at the date it was given and was not misleading in any respect.

16.11	Financial statements

(a)

Its financial statements most recently supplied to the Facility Agents (which, at the date of this Agreement, are its Original Financial Statements) were prepared in accordance with applicable GAAP consistently applied save to the extent expressly disclosed in such financial statements.

(b)

Its financial statements most recently supplied to the Facility Agents (which, at the date of this Agreement, are its Original Financial Statements) give a true and fair view of (if audited) or fairly represent (if unaudited) its financial condition and operations (consolidated in the case of the Company) for the period to which they relate, save to the extent expressly disclosed in such financial statements.

(c)

There has been no material adverse change in its business or financial condition (or the business or consolidated financial condition of the Group, in the case of the Company, or SunPower Philippines and its Subsidiaries, in the case of SunPower Philippines) since the date of the Original Financial Statements, except as has been disclosed by the Company or SunPower Corporation in any public press release or any filing made on the relevant stock exchange.

16.12	Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all of its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

16.13	No proceedings

(a)

No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect has or have (to the best of its knowledge and belief) been started or threatened against it.

(b)	No judgment or order of a court, arbitral body or agency which might reasonably be expected to have a Material Adverse Effect has (to the best of its knowledge and belief) been made against it.

16.14	Authorised signatures

Any person specified as its authorised signatory under Schedule 2 (Conditions Precedent) or paragraph (g) of Clause 17.4 (Information: miscellaneous) is authorised to sign Utilisation Requests and other notices on its behalf.

16.15	Environmental compliance

Each member of the Group has performed and observed in all respects all Environmental Law, Environmental Permits and all other covenants, conditions, restrictions or agreements directly or indirectly concerned with any contamination, pollution or waste or the release or discharge of any toxic or hazardous substance in connection with any real property which is or was at any time owned, leased or occupied by any member of the Group or on which any member of the Group has conducted any activity where failure to do so might reasonably be expected to have a Material Adverse Effect.

16.16	Environmental Claims

No Environmental Claim has been commenced or (to the best of its knowledge and belief) is threatened against any member of the Group where that claim would be reasonably likely, if determined against that member of the Group, to have a Material Adverse Effect.

16.17	Contaminated Land

No real estate currently or previously owned, leased, occupied or controlled by any member of the Group constitutes Contaminated Land where this might reasonably be expected to have a Material Adverse Effect.

16.18	Taxation

(a)

Each member of the Group has duly and punctually paid and discharged all Taxes imposed upon it or its assets within the time period allowed without incurring penalties, where failure to do so would reasonably be expected to have a Material Adverse Effect.

(b)	No member of the Group is materially overdue in the filing of any Tax returns.

(c)	No claims are being or are reasonably likely to be asserted against any member of the Group with respect to Taxes.

16.19	Solvency

(a)

No corporate action, legal proceeding or other step described in Clause 20.7 (Insolvency proceedings) or creditors’ process described in Clause 20.8 (Creditors’ process) has been taken or, to its knowledge, threatened in relation to any member of the Group.

(b)	None of the circumstances described in Clause 20.6 (Insolvency) apply in respect of any member of the Group.

16.20	Anti-corruption law

(a)

In connection with this Agreement, the Facilities and the use of the proceeds of the Facilities, no member of the Group nor any of their Subsidiaries nor, to the knowledge of any member of the Group, its directors, officers, agents or representatives, have, for the purpose of gaining or maintaining unlawful or improper benefits for the Group, directly or indirectly:

(i)	violated applicable anti-corruption laws or made, undertaken, offered to make, promised to make or authorised the payment or giving of a prohibited payment;

(ii)	used funds or other assets, or made any promise or undertaking in such regard, for the establishment or maintenance of a secret or unrecorded fund; or

(iii)	made any false or fictitious entries in any books or records of any member of the Group relating to any prohibited payment.

(b)	Each member of the Group has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

16.21	Sanctions

(a)

No member of the Group nor any of their Subsidiaries or joint ventures, nor any of their respective directors or officers nor, to the knowledge of the Obligors, their employees or any persons acting on any of their behalf:

(i)	is a Restricted Party; or

(ii)	has received notice of or is aware of any claim, action, suit, proceeding or investigation against it with respect to Sanctions by any Sanctions Authority.

(b)

The representation in paragraph (a) shall be given by and apply to each Obligor for the benefit of each Finance Party, provided that no Affected Finance Party shall be entitled to the benefit of this representation when and to the extent that it is unenforceable under, or results in any violation of (i) the Blocking Regulation or (ii) any similar anti-boycott statute.

16.22	Security

No Security exists over all or any of the present or future assets of any member of the Group other than any Security permitted under Clause 19.4 (Negative pledge).

16.23	Ranking of Security

The Transaction Security has or will have first ranking priority and it is not subject to any prior ranking or pari passu ranking Security, except as otherwise permitted under Clause 19.4 (Negative pledge).

16.24	Transaction Security

Each Security Document to which it or a Security Provider is a party validly creates the Security which is expressed to be created by that Security Document and evidences the Security it is expressed to evidence.

16.25	Legal and beneficial owner

Each member of the Group which is party to the Security Documents is the absolute legal owner and beneficial owner of the assets subject to the Transaction Security.

16.26	Shares

The shares which are subject to the Transaction Security are fully paid and not subject to any option to purchase or similar rights. The constitutional documents of companies whose shares are subject to the Transaction Security do not and could not restrict or inhibit any transfer of those shares on creation or on enforcement of the Transaction Security other than as expressly disclosed to the Intercreditor Agent prior to the date of this Agreement (and to the extent the Intercreditor Agent (acting on the instructions of the Instructing Parties) has agreed to the nature and scope of the disclosure made).

16.27	Intellectual Property

(a)

It is not aware of any adverse circumstance relating to validity, subsistence or use of any of Intellectual Property relating to manufacturing technology which is required by the Group which could reasonably be expected to have a Material Adverse Effect.

(b)	All material Intellectual Property relating to manufacturing technology which is required by the Group will be owned or licensed by Maxeon Solar, Pte. Ltd. on and from the completion of Spin Off.

16.28	Land ownership

(a)	SPML Land is:

(i)	the legal and beneficial owner or leaseholder of the SPML Land Real Property set out in the Valuation Report; and

(ii)

has good and marketable title to the SPML Land Real Property free from Security (other than those created by or pursuant to the SPML Land Security Documents) and restrictions and onerous covenants (other than those set out in the Valuation Report in relation to that property).

(b)	Except as disclosed in the Valuation Report relating to a property:

(i)	no breach of any law, regulation or covenant is outstanding which adversely affects or might reasonably be expected to adversely affect the value, saleability or use of that property;

(ii)	there is no covenant, agreement, stipulation, reservation, condition, interest, right, easement or other matter whatsoever adversely affecting that property;

(iii)	all facilities necessary for the enjoyment and use of that property (including those necessary for the carrying on of its business at that property) are enjoyed by that property;

(iv)	none of the facilities referred to in paragraph (iii) above are enjoyed on terms:

(A)	entitling any person to terminate or curtail its use of that property; or

(B)	which conflict with or restrict its use of that property;

(v)

SPML Land has not received any notice of any adverse claim by any person in respect of the ownership of that property or any interest in it which might reasonably be expected to be determined in favour of that person, nor has any acknowledgement been given to any such person in respect of that property; and

(vi)	that property is held by SPML Land free from any lease or licence (other than those entered into in accordance with this Agreement).

16.29	Group Structure

(a)	Each Obligor (other than the Company and the HK Guarantor) is a wholly-owned Subsidiary of the Company. The Company legally and beneficially owns 80% of the shares in the HK Guarantor.

(b)	Following the Spin Off, the shareholding of the Group as set out in the Post-Spin Off Group Structure Chart will be true, complete and accurate as at the date it is provided.

16.30	Financial Indebtedness

(a)	The consolidated Financial Indebtedness of the Group (including subordinated and unsubordinated shareholder loans advanced to the Group) was USD 147,000,000 on 28 June 2020.

(b)	In connection with the Convertible Bonds:

(i)	the physical delivery forward transaction entered into, is treated as equity on the balance sheet; and

(ii)	the privately negotiated prepaid forward share purchase transaction entered into, is treated as an asset on the balance sheet,

in each case, in accordance with applicable GAAP.

16.31	Polysilicon Purchase Contract

The aggregate maximum liability of all members of the Group under the Polysilicon Purchase Contract will not, when executed, exceed USD 153,000,000 following the completion of the Spin Off.

16.32	Chinese Joint Venture

(a)

The Company holds an indirect minority shareholding of 20% in the Chinese Joint Venture and allows it to exercise 20% of the voting rights in the Chinese Joint Venture, and has the right to appoint two (2) board members under the constitutional documents of the Chinese Joint Venture.

(b)	Under the Chinese JV Supply Contract, the Group has an option to purchase up to two thirds (2/3) of the goods (including Eligible Equipment) produced by the Chinese Joint Venture.

(c)	The Company represents that to the actual knowledge of the Company (after making due and careful enquiry):

(i)	neither the Chinese Joint Venture nor any of its directors or officers is a Restricted Party;

(ii)

it has not received notice of or is aware of any claim, action, suit, proceeding or investigation against the Chinese Joint Venture, its directors or officers with respect to Sanctions by any Sanctions Authority; and

(iii)

neither the Chinese Joint Venture nor its directors or officers have, for the purpose of gaining or maintaining unlawful or improper benefits for the Chinese Joint Venture or any member of the Group, directly or indirectly:

(A)	violated applicable anti-corruption laws or made, undertaken, offered to make, promised to make or authorised the payment or giving of a prohibited payment;

(B)	used funds or other assets, or made any promise or undertaking in such regard, for the establishment or maintenance of a secret or unrecorded fund; or

(C)	made any false or fictitious entries in any books or records of the Chinese Joint Venture relating to any prohibited payment.

(d)

The representation in paragraph (c) above shall be given by the Company in respect of the Chinese Joint Venture for the benefit of each Finance Party provided that no Affected Finance Party shall be entitled to the benefit of this representation when and to the extent that it is unenforceable under, or results in any violation of (i) the Blocking Regulation or (ii) any similar anti-boycott statute.

16.33	Repetition

(a)	The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on:

(i)	the date of each Utilisation Request;

(ii)	the first day of each Interest Period; and

(iii)	in the case of an Additional Guarantor, the day on which that Additional Guarantor accedes to this Agreement under an Accession Letter.

(b)

The representation in Clause 16.32(c) shall be deemed to be made by the Company by reference to the facts and circumstances then existing on each date falling 12 Months after the date of this Agreement.

17.	INFORMATION UNDERTAKINGS

The undertakings in this Clause 17 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

17.1	Financial statements

The Company shall supply to each Facility Agent in sufficient copies for all the Lenders:

(a)	as soon as the same become available, but in any event within 150 days after the end of each of its financial years:

(i)	its audited consolidated financial statements for that financial year; and

(ii)	the audited standalone financial statements of SunPower Philippines for that financial year;

(b)	as soon as the same become available, but in any event within 120 days after the end of the first half of each of its financial years:

(i)	its unaudited consolidated financial statements for that financial half year; and

(ii)	the unaudited standalone financial statements of SunPower Philippines for that financial half year; and

(c)

as soon as the same become available, but in any event within 90 days after the end of each financial quarter of each of its financial years the unaudited management statements of each Obligor for that financial quarter.

17.2	Compliance Certificate

(a)	The Company shall supply to each Facility Agent, with each set of financial statements delivered pursuant to paragraph (a)(i) or (b)(i) of Clause 17.1 (Financial statements), a Compliance Certificate:

(i)	confirming the account balance in each DSRA;

(ii)	confirming that no Event of Default has occurred and is continuing; and

(iii)	setting out (in reasonable detail) computations as to compliance with Clause 18 (Financial Covenants) as at the date as at which those financial statements were drawn up.

(b)

Each Compliance Certificate delivered together with the audited annual financial statements delivered pursuant to paragraph (a)(i) of Clause 17.1 (Financial statements) shall be signed by the Company’s auditors.

17.3	Requirements as to financial statements

(a)

Each set of financial statements delivered by the Company pursuant to Clause 17.1 (Financial statements) shall be certified by a director of the relevant company as giving a true and fair view of (in the case of any such financial statements which are audited) or fairly representing (in the case of any such financial statements which are unaudited) its financial condition as at the date as at which those financial statements were drawn up.

(b)

The Company shall procure that each set of financial statements of an Obligor delivered pursuant to Clause 17.1 (Financial statements) is prepared using applicable GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements for that Obligor unless, in relation to any set of financial statements, it notifies the Facility Agents that there has been a change in GAAP, the accounting practices or reference periods and its auditors (or, if appropriate, the auditors of the Obligor) deliver to the Facility Agents:

(i)

a description of any change necessary for those financial statements to reflect the GAAP, accounting practices and reference periods upon which that Obligor’s Original Financial Statements were prepared; and

(ii)

sufficient information as may be reasonably required by each Facility Agent, to enable the Lenders to determine whether Clause 18 (Financial Covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and that Obligor’s Original Financial Statements.

Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

17.4	Information: miscellaneous

The Company shall supply to each Facility Agent (in sufficient copies for all the Finance Parties, if any Facility Agent so requests):

(a)	all documents dispatched by an Obligor to its creditors generally at the same time as they are despatched;

(b)	all documents dispatched by the Company to its shareholders (or any class of them) generally at the same time as they are despatched;

(c)

promptly, any announcement, notice or other document relating specifically to the Company posted onto any electronic website maintained by any stock exchange on which shares in or other securities of the Company are listed or any electronic website required by any such stock exchange to be maintained by or on behalf of the Company;

(d)

promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group, and which might, if adversely determined, have a Material Adverse Effect;

(e)

promptly upon becoming aware of them, the details of any judgment or order of a court, arbitral body or agency which is made against any member of the Group, and which might have a Material Adverse Effect;

(f)

promptly, such further information regarding the financial condition, business and operations of any member of the Group as any Finance Party (through the relevant Facility Agent) may reasonably request;

(g)	promptly, notice of any change in authorised signatories of any Obligor signed by a director or company secretary of such Obligor accompanied by specimen signatures of any new authorised signatories;

(h)	promptly, notice of a change by any Obligor in the date of its financial year end or any change of the auditors of any Obligor;

(i)

within twelve months of the date of the Valuation Report and each date falling twelve months thereafter, a desktop valuation update in respect of all properties included in the Valuation Report (and any other real property acquired by SPML Land after the date of this Agreement);

(j)

at the same time financial statements are delivered pursuant to clause 17.1 (Financial statements) production capacity data in respect of the Maxeon 3 line for the period covered by such financial statements; and

(k)

promptly upon becoming aware of any facts and circumstances that at any time would result in the representations given in Clause 16.32(c) (Chinese Joint Venture) being incorrect (if such representations were deemed to be given or repeated at that time).

17.5	Notification of default

(a)

Each Obligor shall notify each Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)

Promptly upon a request by a Facility Agent, the Company shall supply to that Facility Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

17.6	Use of Websites

(a)

The Company may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the “Website Lenders”) who accept this method of communication by posting the information onto an electronic website designated by the Company and the Intercreditor Agent (the “Designated Website”) if:

(i)	the Intercreditor Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)	both the Company and the Intercreditor Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)	the information is in a format previously agreed between the Company and the Intercreditor Agent.

If any Lender (a “Paper Form Lender”) does not agree to the delivery of information electronically then the Intercreditor Agent shall notify the Company accordingly and the Company shall supply the information to the Intercreditor Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event the Company shall supply the Intercreditor Agent with at least one copy in paper form of any information required to be provided by it.

(b)

The Intercreditor Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Company and the Intercreditor Agent.

(c)	The Company shall promptly upon becoming aware of its occurrence notify the Agent if:

(i)	the Designated Website cannot be accessed due to technical failure;

(ii)	the password specifications for the Designated Website change;

(iii)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)	the Company becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If the Company notifies the Intercreditor Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by the Company under this Agreement after the date of that notice shall be supplied in paper form unless and until the Intercreditor Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)

Any Website Lender may request, through the Intercreditor Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Company shall comply with any such request within ten (10) Business Days.

17.7	Direct electronic delivery by Obligors

Each Obligor may satisfy its obligation under this Agreement to deliver any information in relation to a Lender by delivering that information directly to that Lender in accordance with Clause 27.5 (Electronic communication) to the extent that Lender and the Facility Agent agree to this method of delivery.

17.8	“Know your customer” checks

(a)

Each Obligor shall promptly upon the request of any Facility Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by that Facility Agent (for itself or on behalf of any Lender (including for any Lender on behalf of any prospective new Lender)) in order for that Facility Agent, such Lender or any prospective new Lender to conduct all “know your customer” and other similar procedures that it is required (or deems desirable) to conduct.

(b)

Each Lender shall promptly upon the request of the relevant Facility Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by that Facility Agent (for itself) in order for that Facility Agent to conduct all “know your customer” and other similar procedures that it is required (or deems desirable) to conduct.

18.	FINANCIAL COVENANTS

18.1	Definitions

The defined terms set out in Schedule 11 (Financial Covenant Definitions) shall have the same meaning in this Clause 18.

18.2	Financial Condition

The Company shall ensure that at all times while any amount is outstanding under the Finance Documents:

(a)	the ratio of Consolidated Total Net Debt to Consolidated Tangible Net Worth shall not exceed 0.5x;

(b)	the Consolidated Tangible Net Worth shall at all times be greater than USD 275,000,000;

(c)	the Consolidated Debt Service Coverage Ratio shall at all times be greater than 1.25x; and

(d)	the ratio of Consolidated Total Net Debt to Consolidated EBITDA shall not exceed:

(i)	3.5x for the Test Date falling on 30 September 2021;

(ii)	3.0x for the Test Date falling on 31 December 2021;

(iii)	2.5x for the Test Date falling on 30 June 2022; and

(iv)	2.25x for each Test Date thereafter.

18.3	Financial testing

(a)

The financial covenants set out in Clause 18.2 (Financial condition) shall be calculated in accordance with GAAP and tested by reference to each of the financial statements delivered pursuant to paragraphs (a)(i) and (b)(i) of Clause 17.1 (Financial statements) and, in the case of the period ending 30 September 2021, the financial statements delivered pursuant to paragraph (c) of Clause 17.1 (Financial statements) and/or each Compliance Certificate delivered pursuant to Clause 17.2 (Compliance Certificate), commencing on the delivery of the financial statements for the period ending 30 September 2021.

(b)	Each date to which such financial statements are prepared shall be a “Test Date” for the purposes of this Clause 18.

18.4	Equity Cure

(a)

In the event that there is a breach of Clause 18.2 (Financial condition) for a Test Date (each such Test Date a “Relevant Test Date”, and any Relevant Period in respect of such Relevant Test Date being a “Cure Relevant Period”), the Company shall have the right (an “Equity Cure Right”) to procure the cure of such a breach in accordance with this Clause 18.4.

(b)

If the Company wishes to exercise an Equity Cure Right in respect of a Relevant Test Date and/or a Cure Relevant Period in relation to a breach of Clause 18.2 (Financial condition), it shall procure that after the Relevant Test Date but on or before the date falling 30 days after the date by which the Company is obliged to deliver a Compliance Certificate in respect of the Relevant Test Date to the Facility Agents pursuant to the terms of this Agreement, the Company receives an amount (the “Cure Amount”) of cash proceeds of either (i) a subscription for ordinary shares in the Company by its shareholders or (ii) the provision of subordinated loans by one or more shareholders of the Company (subordinated on terms acceptable to the Intercreditor Agent).

(c)	Following the provision of a Cure Amount, the financial covenants set out at Clause 18.2 (Financial condition) shall be recalculated, and:

(i)

for the purposes of paragraphs (a) and (b) of Clause 18.2 (Financial condition), such Cure Amount shall be treated as having been added to the Consolidated Tangible Net Worth of the Company as at the Relevant Test Date;

(ii)	for the purposes of paragraph (c) of Clause 18.2 (Financial condition), such Cure Amount shall be treated as having been added to the Cashflow of the Group for the Cure Relevant Period; and

(iii)	for the purposes of paragraph (d) of Clause 18.2 (Financial condition), such Cure Amount shall be treated as having been deducted from the Consolidated Total Debt as at the Relevant Test Date,

and if on such basis all such undertakings are satisfied, any breach of the same in respect of the Relevant Test Date shall be deemed to have been remedied.

(d)	The Company may not exercise an Equity Cure Right:

(i)	in respect of two (2) successive Test Dates; or

(ii)	on more than four (4) occasions.

(e)

Any Cure Amount provided to the Company pursuant to this Clause 18.4 shall promptly, and in any event within five (5) Business Days of receipt, be applied by the Company in prepayment of the outstanding Loans.

19.	GENERAL UNDERTAKINGS

The undertakings in this Clause 19 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

19.1	Authorisations

Each Obligor shall promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	supply certified copies to the Facility Agent of,

any Authorisation required to enable it and any Security Provider to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

19.2	Compliance with laws

Each Obligor shall, and shall procure that each Security Provider shall, comply in all respects with all laws to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents.

19.3	Pari passu ranking

Each Obligor shall ensure that its payment obligations under the Finance Documents rank and continue to rank at least pari passu with the claims of all of its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

19.4	Negative pledge

In this Clause 19.4, “Quasi-Security” means an arrangement or transaction described in paragraph (b) below.

(a)

No Obligor shall (and the Company shall ensure that no other member of the Group nor SPML Land (in respect of the SPML Land Real Property) will) create or permit to subsist any Security over any of its assets.

(b)	No Obligor shall (and the Company shall ensure that no other member of the Group nor SPML Land (in respect of the SPML Land Real Property) will):

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into or permit to subsist any title retention arrangement;

(iv)	enter into or permit to subsist any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(v)	enter into or permit to subsist any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Paragraphs (a) and (b) above do not apply to:

(i)	the Transaction Security and any other Security or Quasi-Security created pursuant to any Finance Document;

(ii)	any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(iii)	any payment or close-out netting or set-off arrangement pursuant to any hedging transaction entered into by a member of the Group for the purpose of:

(A)	hedging any risk to which any member of the Group is exposed in its ordinary course of trading; or

(B)	its interest rate or currency management operations which are carried out in the ordinary course of business and for non-speculative purposes only,

excluding, in each case (and save as contemplated by the Finance Documents), any Security or Quasi-Security under a credit support arrangement in relation to a hedging transaction;

(iv)

any lien arising by operation of law and in the ordinary course of trading (including any lien in respect of Taxes which are not yet overdue) provided that the debt which is secured thereby is paid when due or contested in good faith by appropriate proceedings and properly provisioned;

(v)	any Security or Quasi-Security over or affecting any asset acquired by a member of the Group after the date of this Agreement if:

(A)	the Security or Quasi-Security was not created in contemplation of the acquisition of that asset by a member of the Group;

(B)	the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by a member of the Group; and

(C)	the Security or Quasi-Security is removed or discharged within six (6) months of that company becoming a member of the Group;

(vi)

any Security or Quasi-Security over or affecting any asset of any person which becomes a member of the Group after the date of this Agreement, where the Security or Quasi-Security is created prior to the date on which that person becomes a member of the Group, if:

(A)	the Security or Quasi-Security was not created in contemplation of the acquisition of that person;

(B)	the principal amount secured has not been increased in contemplation of or since the acquisition of that person; and

(C)	the Security or Quasi-Security is removed or discharged within six (6) months of that company becoming a member of the Group;

(vii)

any Security or Quasi-Security over or affecting any asset of a member of the Group arising after the date of this Agreement pursuant to an order of attachment or injunction restraining the disposal of assets or similar legal proceedings, which:

(A)	is being contested in good faith by the relevant member of the Group prior to any order being made against it; and

(B)	would not reasonably be expected to have a Material Adverse Effect or give rise to a Default;

(viii)

any Security or Quasi-Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of the Group in the ordinary course of trading and on the supplier’s standard or usual terms and not arising as a result of any default or omission by any member of the Group;

(ix)

any Security or Quasi-Security over lease or rental deposits provided by a member of the Group in respect of property leased or licensed by that member of the Group, provided that such rental deposits do not exceed 12 months’ rental payments for the property in question;

(x)

any Security or Quasi-Security existing at the date of this Agreement as set out in Schedule 9 (Existing Financial Indebtedness and Security), and any Security or Quasi-Security given by any member of the Group in connection with the refinancing (to the extent permitted by this Agreement) of any Financial Indebtedness secured by Existing Security as set out in Schedule 9 (Existing Financial Indebtedness and Security), except to the extent the principal amount secured by that Security or Quasi-Security exceeds the amount stated therein and provided that the Security or Quasi-Security is limited to the assets as set out in Schedule 9 (Existing Financial Indebtedness and Security);

(xi)	any Security or Quasi-Security which:

(A)	is constituted by any transfer, sale or disposal of receivables or assignment of contracts by any member of the Group in relation to an asset on limited recourse terms; or

(B)	is granted to a supplier of goods or equipment of recourse terms,

in each case in circumstances where that arrangement or transaction is entered into as a method of raising Financial Indebtedness or of financing the acquisition of that asset;

(xii)	any Security or Quasi-Security over goods or documents of title to goods arising or created in the ordinary course of business as security under letters of credit and similar instruments;

(xiii)

first ranking Security or Quasi-Security over the assets of SunPower Malaysia granted in favour of the lenders to SunPower Malaysia in respect of Financial Indebtedness permitted under Clause 19.12(b)(v) (Financial Indebtedness), and second ranking Security or Quasi-Security over all or part of the Charged Property granted in favour of the lenders to SunPower Malaysia in respect of Financial Indebtedness permitted under Clause 19.12(b)(v) (Financial Indebtedness) (provided that second ranking security over the assets of SunPower Malaysia is granted to the Offshore Security Agent as set out in Clause 19.12(b)(v) (Financial Indebtedness));

(xiv)	any Security or Quasi-Security required to be provided in favour of SunPower Corporation under the Polysilicon Purchase Contract, provided that:

(A)	such Security or Quasi-Security ranks subordinate to the Transaction Security; and

(B)

where such Security or Quasi-Security relates to an asset which is not part of the Transaction Security, first ranking Security in respect of that asset is first granted to the Offshore Security Agent (for the benefit of the Secured Parties);

(xv)

any Security or Quasi-Security over assets other than the Charged Property securing indebtedness the principal amount of which (when aggregated with the principal amount of any other indebtedness which has the benefit of Security or Quasi-Security given by any member of the Group other than any permitted under paragraphs (i) to (xiv) above) does not exceed USD 5,000,000 (or its equivalent in another currency or currencies) per financial year; or

(xvi)	any other Security or Quasi -Security approved by the Intercreditor Agent.

19.5	Disposals

(a)

No Obligor shall (and the Company shall ensure that no other member of the Group nor SPML Land (in respect of the SPML Land Real Property) will) enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

(b)	Paragraph (a) above does not apply to any sale, lease, transfer or other disposal:

(i)	made in the ordinary course of trading of the disposing entity;

(ii)	made pursuant to the sale by SunPower Energy Corporation Limited of its 4.6% interest in Hohhot HuanJu New Energy Development Co., Ltd.;

(iii)	made pursuant to the disposal of the O&M Contracts;

(iv)	of assets in exchange for other assets comparable or superior as to type, value and quality and for a similar purpose (other than an exchange of a non-cash asset for cash); or

(v)

of assets which are not Charged Property, which is made on arm’s length terms and where the consideration received (when aggregated with the consideration received for any other sale, lease, transfer or other disposal by members of the Group, other than any permitted under paragraphs (i) to (iv) above) does not exceed USD 25,000,000 (or its equivalent in another currency or currencies) in any financial year.

(c)	For the purposes of this Clause 19.5, “O&M Contracts” means:

(i)

the operation and maintenance agreement by and between Mulilo Prieska PV (RF) Proprietary Limited and SunPower Energy Systems Southern Africa Proprietary Limited as operator thereunder, dated as of 11 December 2014, as well as all related contracts, including without limitation the original EPC contract; and

(ii)

the operation and maintenance contract pertaining to the Herbert facility, by and between AE-AMD IPP 3, the operation and maintenance contract, dated as of 2nd November 2012 and the operation and maintenance contract pertaining to the Greefspan facility, by and between AE-AMD IPP 1 and SunPower Energy Systems Southern Africa Proprietary Limited, also dated as of 2nd November 2012, as well as all related contracts, including without limitation the original EPC contracts.

19.6	Merger

(a)	No Obligor shall (and the Company shall ensure that no other member of the Group will) enter into any amalgamation, demerger, merger or corporate reconstruction.

(b)	Paragraph (a) above does not apply to:

(i)	any sale, lease, transfer or other disposal permitted pursuant to Clause 19.5 (Disposals); or

(ii)

a solvent reorganisation or merger under which the relevant Obligor will be the surviving legal entity following such reorganisation or merger and the Intercreditor Agent is provided with evidence (including satisfactory legal opinions) that such Obligor’s obligations under the Finance Documents are unaffected.

19.7	Change of business

The Company shall procure that no substantial change is made to the general nature of the business of the Obligors or the Group from that carried on at the date of this Agreement.

19.8	Environmental compliance

Each Obligor shall (and the Company shall ensure that each member of the Group will) comply in all respects with all Environmental Law and obtain and maintain any Environmental Permits and take all reasonable steps in anticipation of known or expected future changes to or obligations under the same where failure to do so might reasonably be expected to have a Material Adverse Effect.

19.9	Environmental Claims

Each Obligor shall inform the Facility Agent in writing as soon as reasonably practicable upon becoming aware of:

(a)	any Environmental Claim which has been commenced or (to the best of such Obligor’s knowledge and belief) is threatened against any member of the Group; or

(b)	any facts or circumstances which will or might reasonably be expected to result in any Environmental Claim being commenced or threatened against any member of the Group,

in each case where such Environmental Claim might reasonably be expected, if determined against that member of the Group, to have a Material Adverse Effect.

19.10	Acquisitions

(a)	No Obligor shall (and the Company shall ensure that no other member of the Group will) acquire any company, business, assets or undertaking or make any investment.

(b)	Paragraph (a) above does not apply to any investments which are made into the Chinese Joint Venture or HLPV where such investment(s) do not exceed USD 15,000,000 in the aggregate.

(c)	Paragraph (a) above does not apply to an acquisition or investment:

(i)	which is in the ordinary course of business and in respect of assets or businesses in the same nature and of the same scope as the Group’s business as conducted on the date of this Agreement; and

(ii)

the value of which acquisition or investment (when aggregated with the value of all other acquisitions and investments permitted under this paragraph (c) and made in the same financial year) does not exceed USD 10,000,000 (provided that, to the extent such amount is not used in full within any financial year the unused amount may be used in the subsequent financial year (but may not be carried forward beyond that subsequent financial year), provided that such acquisition or investment does not result in a breach of any Authorisation or of any other provision of this Agreement.

19.11	Loans and advances

(a)

No Obligor shall (and the Company shall ensure that no other member of the Group will) make or allow to subsist any loans or (save in the ordinary course of business) grant any credit (except as required under any of the Finance Documents) to or for the benefit of any person or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any person.

(b)	Paragraph (a) above does not apply to:

(i)	any loans or advances to any other members of the Group (subject to paragraph (c) below); or

(ii)

other loans or advances to any other person provided that the aggregate amount of such loans and advances plus the amount of Financial Indebtedness incurred by the Group pursuant to Clause 19.12(b)(viii) (Financial Indebtedness) does not exceed USD 25,000,000 (or its equivalent in another currency or currencies).

(c)	The Company shall ensure that:

(i)

any SP Malaysia Intra-Group Loans are made only following the receipt by the relevant member of the Group of all relevant authorisations to (A) make such SP Malaysia Intra-Group Loan, and (B) grant the security described in paragraph (iii) below;

(ii)

the aggregate principal amount outstanding of the SP Malaysia Intra-Group Loans at any time do not exceed the aggregate principal amount of the proceeds of issuance of the Convertible Bonds, less the amount of such proceeds used or expressed in a Capex Certificate to be intended to be used by the Group for capital expenditure in relation to the Maxeon 7 technology (or its equivalent in another currency or currencies);

(iii)

all of the relevant member(s) of the Group’s right and interest in each SP Malaysia Intra-Group Loan is assigned to the relevant Security Agent (for the benefit of the Secured Parties) on or prior to such loan being advanced to SunPower Malaysia, and that such security is perfected to the satisfaction of the Intercreditor Agent (acting on the instructions of the Instructing Parties); and

(iv)	no SP Malaysia Intra-Group Loans are made while an Event of Default is continuing.

19.12	Financial Indebtedness

(a)	No Obligor shall (and the Company shall ensure that no other member of the Group will) incur or permit to remain outstanding any Financial Indebtedness.

(b)	Paragraph (a) above does not apply to:

(i)	any Financial Indebtedness incurred pursuant to any Finance Documents or Hedging Agreements;

(ii)	subject to paragraph (c) below, any Financial Indebtedness incurred pursuant to any derivative transactions entered into in the ordinary course of business and for non-speculative purposes only;

(iii)

subject to paragraph (c) below, any Financial Indebtedness listed in Schedule 9 (Existing Financial Indebtedness and Security), or any refinancing of any such Financial Indebtedness, except to the extent that the amount of that Financial Indebtedness exceeds the facility limit stated in that Schedule, and provided that:

(A)	no further Financial Indebtedness may be incurred in respect of the Promissory Note once it has been repaid pursuant to Clause 5.5(d) (First Utilisation); and

(B)	no further Financial Indebtedness may be incurred under the instruments listed as items 3, 4 and 5 in Schedule 9 (Existing Financial Indebtedness and Security);

(iv)	subject to paragraph (c) below, the Convertible Bonds, provided that:

(A)	the Convertible Bonds are not secured by any Security; and

(B)	the maturity of the Convertible Bonds is no earlier than three (3) years from Financial Close (and in any event no earlier than the Termination Date);

(v)	subject to paragraph (c) below, any Financial Indebtedness incurred by SunPower Malaysia not already permitted in accordance with paragraph (iii) above, provided that:

(A)

if and to the extent the relevant lenders to SunPower Malaysia are secured by any assets of the Group (which shall be limited to the assets of SunPower Malaysia), second ranking security in respect of those assets is granted in favour of the Offshore Security Agent (for the benefit of the Secured Parties (or, at the election of Goldman Sachs, the Secured Parties other than Goldman Sachs)), or an alternative arrangement for second ranking security is implemented, in each case on terms satisfactory to the Intercreditor Agent (acting on the instructions of the Instructing Parties) and the Company;

(B)	all relevant Authorisations for such Financial Indebtedness to be incurred (and for the security described in paragraph (A) above to be granted) have been obtained;

(vi)	any Financial Indebtedness up to a maximum of USD 40,000,000 raised as part of:

(A)	factoring arrangements in respect of any receivables of the Group on recourse terms in the ordinary course of business; or

(B)	advance payments by purchasers in the ordinary course of business for goods to be supplied by the Group; and

(vii)

any Financial Indebtedness in respect of which the relevant member of the group is a debtor and which has been advanced by another member of the Group (to the extent permitted by Clause 19.11 (Loans and advances));

(viii)

any Financial Indebtedness the principal amount of which (when aggregated with (i) the principal amount of any other Financial Indebtedness incurred by any member of the Group except any permitted under paragraphs (i) to (vii) above and (ii) the principal amount of loans or advances made pursuant to Clause 19.11(b)(ii) (Loans and advances)) does not exceed USD 25,000,000 (or its equivalent in another currency or currencies), and subject at all times to compliance with the financial covenants set out at Clause 18.2 (Financial condition); and

(ix)	any other Financial Indebtedness approved by the Intercreditor Agent.

(c)	The aggregate principal amount of Financial Indebtedness outstanding or committed under:

(i)	the Convertible Bonds;

(ii)	the Facilities (including the Total Commitments whether or not utilised);

(iii)	the Financial Indebtedness incurred pursuant to paragraph (b)(ii) above;

(iv)	the Financial Indebtedness incurred pursuant to paragraph (b)(v) above;

(v)	the trade finance facility in favour of SunPower Malaysia listed as item 2 in Schedule 9 (Existing Financial Indebtedness and Security); and

(vi)	the operating leases listed as item 5 in Schedule 9 (Existing Financial Indebtedness and Security),

shall not at any time exceed USD 425,000,000 (or its equivalent in another currency or currencies).

19.13	Anti-corruption law

(a)

No Obligor shall (and the Company shall ensure that no other member of the Group will) directly or indirectly use the proceeds of the Facilities for any purpose which would breach the Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 or other similar legislation in other jurisdictions.

(b)	Each Obligor shall (and the Company shall ensure that each other member of the Group will):

(i)	conduct its businesses in compliance with applicable anti-corruption laws; and

(ii)	maintain policies and procedures designed to promote and achieve compliance with such laws.

(c)

In connection with the transactions contemplated by this Agreement and the Finance Documents, no Obligor will (and the Company shall ensure that no other member of the Group will), directly or indirectly, authorise, offer, promise, or make payments of anything of value, including but not limited to cash, cheques, wire transfers, tangible and intangible gifts, favours, services, and those entertainment and travel expenses that go beyond what is reasonable and customary and of modest value to:

(i)	an executive, official, employee or agent of a governmental department, agency or instrumentality;

(ii)	a director, officer, employee or agent of a wholly or partially government-owned or controlled company or business;

(iii)	a political party or official thereof, or candidate for political office;

(iv)	a Foreign Public Official; or

(v)	any other person,

while knowing or having a reasonable belief that all or some portion will be used for the purpose of:

(A)	influencing any act, decision or failure to act by any such person in his or her official capacity;

(B)	inducing any such person to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity; or

(C)	securing an unlawful advantage,

in order to obtain, retain or direct business.

19.14	Sanctions

(a)

No member of the Group shall permit or authorise any other person to, directly or indirectly, use, lend, make payments of, contribute or otherwise make available, all or any part of the proceeds of any Loan or other transaction(s) contemplated by this Agreement or the Finance Documents to fund any trade, business or other activities:

(i)	involving or for the benefit of any Restricted Party; or

(ii)

in any other manner that would reasonably be expected to result in any member of the Group or any Lender being in breach of any Sanctions (if and to the extent applicable to either of them) or becoming a Restricted Party.

(b)

The undertaking in paragraph (a) shall be given by each Obligor and shall apply to each member of the Group for the benefit of each Finance Party provided that no Affected Finance Party shall be entitled to the benefit of this undertaking when and to the extent that it is unenforceable under, or result in any violation of (i) the Blocking Regulation or (ii) any similar anti-boycott statute.

19.15	Taxation

Each Obligor shall (and the Company shall ensure that each member of the Group will) duly and punctually pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties where failure to do so would reasonably be expected to have a Material Adverse Effect.

19.16	Repayment of related debt and Convertible Bonds

(a)

No Obligor shall (and the Company shall ensure that no other member the Group will) make any payment in respect of loans made by any related company (which is not a member of the Group) (including shareholder loans) or any director or officer of any related company (which is not a member of the Group), but this paragraph (a) shall not apply to:

(i)	any payment by the Company to Sunpower Corporation in respect of repayment of the Promissory Note; or

(ii)	repayment of intra-group loans to members of the Group (subject to Clause 19.11(c) (Loans and advances)),

in each case provided no Event of Default is continuing.

(b)

The Company may refinance the Convertible Bonds in full (and such refinancing shall not cause the Loans to be prepaid pursuant to Clause 7.9 (Mandatory prepayment – Convertible Bonds)) if the replacement financing:

(i)	does not result in an increase in the principal amount;

(ii)	results in no increase in overall pricing;

(iii)	does not have a shorter weighted average life; and

(iv)	does not incorporate any other changes which might reasonably be expected to be adverse to the interests of the Finance Parties,

in each case as compared to the Convertible Bonds, and such replacement financing shall be treated in the same way as the Convertible Bonds for the purposes of this Agreement.

19.17	Dividends

(a)

No Obligor shall (and the Company shall ensure that no other member of the Group will) pay, make or declare any dividend or other distribution in respect of any financial year of that member of the Group.

(b)	Paragraph (a) above shall not apply to:

(i)	any declaration and payment of dividends or other distribution by any member of the Group to any other member of the Group (other than SunPower Malaysia or its Subsidiaries); or

(ii)

any payment by the Company of the agreed interest (including any additional interest, special interest and supplemental interest) and any payments in lieu of fractional shares in respect of the Convertible Bonds, in each case provided that no Event of Default is continuing.

19.18	Preservation of assets

Each Obligor shall, and the Company shall ensure that each member of the Group will, maintain and preserve all of its assets that are necessary or desirable for the conduct of its business, as conducted at the date of this Agreement, in good working order and condition, where failure to do so might reasonably be expected to have a Material Adverse Effect.

19.19	Access

Each Obligor shall, and the Company shall ensure that each Security Provider and each member of the Group whose shares are the subject of the Transaction Security will:

(a)

on request of any Facility Agent, provide the Facility Agents and the Security Agents with any information any Facility Agent or any Security Agent may reasonably require about that company’s business and affairs, the Charged Property and its compliance with the terms of the Security Documents;

(b)

permit each Security Agent, its representatives, delegates, professional advisers and contractors, free access at all reasonable times and on reasonable notice at the cost of the Obligors, (i) to inspect and take copies and extracts from the books, accounts and records of that company, and (ii) to view the Charged Property (without becoming liable as mortgagee in possession). Unless a Default is continuing, the rights under this paragraph (b) may only be exercised by a Security Agent once in each calendar year.

19.20	Further assurance

(a)

Each Obligor shall, and the Company shall ensure that each Security Provider and each member of the Group whose shares are the subject of the Transaction Security will, at the Company’s expense, execute all documents and take all other actions as a Security Agent may reasonably require in order to:

(i)	perfect and maintain in full force and effect and give effect to the Security Documents;

(ii)	maintain and preserve the Transaction Security and the priority of such Security; and

(iii)	do all things necessary to ensure that any assets acquired by the Obligors are made subject to the Security Documents.

(b)

If an Obligor becomes aware that a Security Document is not or is no longer valid and enforceable and/or does not or no longer creates the Transaction Security that it purports to create with the agreed priority in accordance with its terms, the relevant Obligor shall:

(i)	immediately notify the Facility Agents and the Security Agents; and

(ii)	take all actions required by any Security Agent in accordance with paragraph (a) above.

19.21	Debt Service Reserve Account

(a)

SP Philippines shall open, maintain and fund the SP Philippines DSRA, and the Company shall open, maintain and fund the Maxeon DSRA, in each case for as long as amounts are outstanding under the SP Philippines Facility and the Maxeon Term Facility.

(b)	No amount may be withdrawn from a DSRA except:

(i)	to the extent the amount standing to the credit of that DSRA is in excess of the DSRA Required Balance (and such amount may be withdrawn by the relevant Borrower, as applicable); or

(ii)	to be applied in payment of amounts outstanding under the relevant Term Facility to the extent the relevant Borrower has insufficient funds to make payment of such amounts.

(c)	Subject to paragraph (d) below, the relevant Borrower shall ensure that the amount standing to the credit of its DSRA is equal to or in excess of the relevant DSRA Required Balance.

(d)

In the event an amount is withdrawn from a DSRA to meet a shortfall in the payment of debt service under the relevant Term Facility, the relevant Borrower shall replenish that DSRA with sufficient funds to comply with paragraph (b) above within fourteen (14) Business Days of such withdrawal.

19.22	Polysilicon Purchase Contract

The Company shall not:

(a)

increase its overall liability under the Polysilicon Purchase Contract to an amount greater than the liability outstanding on the date of the Polysilicon Purchase Contract, or otherwise pay amounts during the tenor of the Facilities which are in aggregate in excess of the liability outstanding on the date of the Polysilicon Purchase Contract; or

(b)	change the profiling of the polysilicon payments under the Polysilicon Purchase Contract from the payment profile specified in the Polysilicon Purchase Contract Payment Profile,

without the prior written consent of the Intercreditor Agent.

19.23	Change of Chinese Joint Venture shareholdings

(a)	The Company shall procure that none of its shares or partnership interests in the Chinese Joint Venture are disposed of.

(b)	The Company shall procure that the Group shall maintain its shareholding in the Hong Kong Guarantor of at least 80% (eighty per cent.).

19.24	Profit Margins

The proportion of profit margins booked between each of the Borrowers and SunPower Malaysia shall not deviate from the profit margins as set out in the Base Case Financial Model, except for deviations of no more than plus or minus five per cent. (±5%) required for tax or accounting purposes, unless the prior written consent of the Intercreditor Agent has been received.

19.25	Capital Expenditure

(a)

On or prior to Financial Close, and on each anniversary of Financial Close, the Company shall supply to the Intercreditor Agent a certificate setting out (in reasonable detail) the capital expenditure plans for the Group (including the sources of funding for such capital expenditure plans) for the following twelve months (the “Capex Certificate”).

(b)

Each Capex Certificate delivered pursuant to paragraph (a) above shall be signed by a director, the chief executive officer or chief financial officer of the Company, and shall be in approved by the Intercreditor Agent (acting on the instructions of the Instructing Parties, acting reasonably) before such certificate is effective.

(c)

The Obligors shall not, and the Company shall procure that no member of the Group shall, make any capital expenditure in the twelve months after the delivery of a Capex Certificate in excess of 10% of the amount planned for that capital expenditure as set out in the Capex Certificate without the prior written consent of the Intercreditor Agent.

(d)

The Company shall ensure that any capital expenditure made or proposed to be made by a member of the Group which is in excess of the amount planned for that capital expenditure as set out in contained in the Capex Certificate shall, except with the prior written consent of the Intercreditor Agent (acting on the instructions of all Lenders) be funded by the cash proceeds of either (i) a subscription for ordinary shares in the Company by its shareholders, or (ii) the provision of subordinated loans by one or more shareholders of the Company (subordinated on terms acceptable to the Intercreditor Agent).

(e)

Capital expenditure in respect of Maxeon 7 technology shall be funded either from (i) the proceeds of issuance of the Convertible Bonds; or (ii) a subscription for ordinary shares in the Company by its shareholders, or (iii) the provision of subordinated loans by one or more shareholders of the Company (subordinated on terms acceptable to the Intercreditor Agent).

19.26	Listed company

Following the completion of the Spin Off, the Company shall maintain its status as a company listed on the NASDAQ Global Select Market.

19.27	Purchase of Eligible Equipment

The Company shall ensure that any purchase of Eligible Equipment to be financed by a Utilisation of the Working Capital Facility is made on terms no less favourable to the Group than reasonable arm’s length terms (including, but not limited to, the price paid for such Eligible Equipment and the payment terms in respect of such purchase).

19.28	Insurance

On and from the satisfaction of the condition subsequent in Clause 4.3(b) (Conditions subsequent), the Obligors will maintain (and procure that each member of the Group maintains) the insurance policies described in Clause 4.3(b) (Conditions Subsequent).

19.29	Material Contracts

(a)

No Obligor shall amend or agree to amend any Material Contract in any way which may be reasonably expected to be adverse to the interests of any Finance Party without the prior written consent of the Intercreditor Agent.

(b)	No Obligor shall assign or novate any of its rights or obligations under any Material Contract without the prior written consent of the Intercreditor Agent.

19.30	Implementation of the Spin Off

Notwithstanding anything to the contrary in this Clause 19 (Undertakings), any Obligor or member of the Group may take the following steps:

(a)	at any time prior to the completion of the Spin Off, take any of the steps necessary to implement the Spin Off as described in the Steps Plan;

(b)	following completion of the Spin Off, take the following steps as described in the Steps Plan:

(i)	the liquidation, winding-up, striking-off or other analogous procedure or step in any relevant jurisdiction, of each of:

(A)	Tenesol Venezuela Co.;

(B)	SunPower Manufacturing (Pty) Ltd (South Africa);

(C)	Kozani Energy Anonymi Energeiaki Etaireia;

(D)	Photovoltaica Parka Veroia AEE;

(E)	SPWR Solar Energeiaki Hellas Single Member EPE;

(F)	SunPower Malta Limited;

(G)	Sgula (East) Green Energies Ltd.;

(H)	Kozani Energy Malta Limited;

(I)	SunPower Corporation Israel Limited;

(J)	Photovoltaic Park Malta Limited;

(K)

SunPower Technology Ltd. (provided that on or prior to the transfer of the shares held by SunPower Technology Ltd. in SunPower Philippines to the Swiss Guarantor (i) a new Share Charge governed by Cayman law is executed in favour of the Offshore Security Agent in respect of the shares in SunPower Philippines, (ii) relevant perfection steps are taken in respect of such Security and (iii) satisfactory legal opinions are provided in respect of the foregoing, in each case promptly upon the completion of such transfer); and

(L)	Sunpower Mühendislik İnşaat Enerji Üretim ve Ticaret A.Ş.;

(ii)

the distribution by SunPower Bermuda Holdings of its ownership interest in the Swiss Guarantor to each of Rooster Bermuda DRE LLC and Maxeon Rooster HoldCo, Ltd. in proportion to the percentage of each such entity’s ownership interest in SunPower Bermuda Holdings;

(iii)

the distribution by Rooster Bermuda DRE LLC of its ownership interest in the Swiss Guarantor (received from SunPower Bermuda Holdings) and its ownership interest in SunPower Bermuda Holdings, to Maxeon Rooster HoldCo, Ltd.;

(iv)	the liquidation, winding-up, striking-off or other analogous procedure or step in any relevant jurisdiction, of SunPower Bermuda Holdings;

(v)	the liquidation, winding-up, striking-off or other analogous procedure or step in any relevant jurisdiction, of Rooster Bermuda DRE LLC;

(vi)

the redomiciliation of Maxeon Rooster HoldCo, Ltd. to Singapore (provided that (i) Maxeon Rooster Holdco, Ltd. executes a Singapore law governed debenture in favour of the Offshore Security Trustee, and (ii) a new Share Charge governed by Singapore law is executed in favour of the Offshore Security Agent in respect of the shares in Maxeon Rooster Holdco, Ltd., (iii) relevant perfection steps are taken in respect of such Security and (iv) satisfactory legal opinions are provided in respect of the foregoing, in each case promptly upon the completion of such redomiciliation); and

(vii)	the incorporation or formation of certain entities in Mexico by each of the Swiss Guarantor and Maxeon Rooster HoldCo, Ltd.; and

(c)	the physical delivery forward transaction and the privately negotiated prepaid forward share purchase transaction entered into in connection with the Convertible Bonds.

20.	EVENTS OF DEFAULT

Each of the events or circumstances set out in the following sub-clauses of this Clause 20 (other than Clause 20.17 (Acceleration)) is an Event of Default.

20.1	Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused by:

(i)	technical error; or

(ii)	a Disruption Event; and

(b)	payment is made within two (2) Business Days of its due date.

20.2	Financial covenants

Any requirement of Clause 18 (Financial Covenants) is not satisfied (subject to Clause 18.4 (Equity Cure)).

20.3	Other obligations

(a)	An Obligor or a Security Provider does not comply with any provision of the Finance Documents (other than those referred to in Clause 20.1 (Non-payment) and Clause 20.2 (Financial covenants)).

(b)

Any party to the Intercreditor Agreement (other than a Finance Party or an Obligor) fails to comply with the provisions of, or does not perform its obligations (including any procurement obligation) under, the Intercreditor Agreement.

(c)

No Event of Default under paragraphs (a) or (b) above will occur if the failure to comply is capable of remedy and is remedied within fifteen (15) days (or such longer period as the Intercreditor Agent may agree) of the earlier of (A) the relevant Facility Agent giving notice to the Company and (B) the relevant Obligor, Security Provider or party becoming aware of the failure to comply.

(d)

If within the fifteen (15) day period set out in paragraph (c) above the relevant Obligor, Security Provider or other party delivers a certificate signed by a Director of that Obligor, Security Provider or other party (A) specifying the steps being taken to remedy such failure to comply and (B) certifying that the Obligor, Security Provider or other party is diligently pursuing such remedial action, no Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within a further fifteen (15) days of the date of that certificate provided that:

(i)	no more than two (2) such certificates may be delivered during the tenor of the Facilities; and

(ii)	no more than one certificate may be provided in respect of a given failure to comply.

20.4	Misrepresentation

(a)

Any representation or statement made or deemed to be made by an Obligor or a Security Provider in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

(b)

Any representation or statement made or deemed to be made by a party to the Intercreditor Agreement (other than a Finance Party or an Obligor), including any representation or statement made on behalf of any other person, is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

(c)

No Event of Default under paragraphs (a) or (b) above will occur if circumstances giving rise to the misrepresentation are capable of remedy and are remedied within fifteen (15) days (or such longer period as the Intercreditor Agent may agree) of the earlier of (A) the relevant Facility Agent giving notice to the Company and (B) the relevant Obligor, Security Provider or other party becoming aware of the circumstances giving rise to the misrepresentation.

(d)

If within the fifteen (15) day period set out in paragraph (c) above the relevant Obligor, Security Provider or other party delivers a certificate signed by a Director of that Obligor, Security Provider or other party (A) specifying the steps being taken to remedy the circumstances giving rise to the misrepresentation and (B) certifying that the Obligor, Security Provider or other party is diligently pursuing such remedial action, no Event of Default under paragraph (a) above will occur if the circumstances giving rise to the misrepresentation are capable of remedy and are remedied within a further fifteen (15) days of the date of that certificate provided that:

(i)	no more than two (2) such certificates may be delivered during the tenor of the Facilities; and

(ii)	no more than one certificate may be provided in respect of a given misrepresentation.

20.5	Cross default

(a)	Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period.

(b)	Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)	Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

(d)

Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

(e)

No Event of Default will occur under this Clause 20.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than USD 25,000,000 or its equivalent in any other currency or currencies, provided that this paragraph (e) shall not apply in respect of Financial Indebtedness under (i) any of the Facilities; (ii) the Convertible Bonds; or (iii) Financial Indebtedness incurred pursuant to Clause 19.12(b)(v) (Financial Indebtedness).

20.6	Insolvency

(a)

An Obligor or a Security Provider is or is presumed or deemed to be unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Finance Party in its capacity as such) with a view to rescheduling any of its indebtedness.

(b)	The value of the assets of any Obligor or Security Provider is less than its liabilities (taking into account contingent and prospective liabilities).

(c)	A moratorium is declared in respect of any indebtedness of any Obligor or Security Provider.

20.7	Insolvency proceedings

Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)

the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration, judicial management, provisional supervision or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor or Security Provider;

(b)

a composition or arrangement with any creditor of any Obligor or Security Provider, or an assignment for the benefit of creditors generally of any Obligor or Security Provider or a class of such creditors;

(c)

the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager, judicial manager, provisional supervisor or other similar officer in respect of any Obligor or Security Provider or any of its assets; or

(d)	enforcement of any Security over any assets of any Obligor or Security Provider;

(e)	or any analogous procedure or step is taken in any jurisdiction.

Paragraph (a) above shall not apply to any winding-up petition which:

(i)	is frivolous or vexatious and is discharged, stayed or dismissed within 30 days of commencement; or

(ii)	is being contested in good faith by the affected Obligor or Security Agent, provided no order has been made against it.

20.8	Creditors’ process

Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of any Obligor or Security Provider having an aggregate value of not less than USD 25,000,000 and is not discharged within forty-five (45) days.

20.9	Ownership of the Obligors

(a)	An Obligor or a Security Provider (other than the Company) is not or ceases to be a wholly-owned Subsidiary of the Company (other than the HK Guarantor).

(b)	At any time the Company legal and beneficially owns less than 80% of the shares in the HK Guarantor.

20.10	Unlawfulness

It is or becomes unlawful for an Obligor, Security Provider or any other person (other than a Finance Party) that is party to the Intercreditor Agreement to perform any of its obligations under the Finance Documents.

20.11	Repudiation

An Obligor, a Security Provider or any other person (other than a Finance Party) that is party to the Intercreditor Agreement repudiates a Finance Document or evidences an intention in writing to repudiate a Finance Document.

20.12	Cessation of business

(a)	The Company suspends or ceases (or threatens to cease) to carry on all or a material part of its business or of the business of the Group taken as a whole.

(b)	Any Obligor (other than the Company) suspends or ceases (or threatens to cease) to carry on all or a material part of its business.

20.13	Declared company

The Company is declared by the Minister for Finance of Singapore to be a company to which Part IX of the Companies Act, Chapter 50 of Singapore applies.

20.14	Transaction Security

(a)

At any time any of the Transaction Security or any subordination created under the Intercreditor Agreement is or becomes unlawful or is not, or ceases to be legal, valid, binding or enforceable or otherwise ceases to be effective.

(b)

At any time, any of the Transaction Security fails to have first ranking priority or is subject to any prior ranking or pari passu ranking Security, except as expressly permitted in accordance with the Finance Documents, including Clause 19.4(c)(x) (Negative pledge).

20.15	Termination of Material Contracts

A Material Contract is terminated, purported to be terminated or repudiated by any party thereto, or any party to a Material Contract threatens to terminate such contract or evidences and intention to repudiate such Material Contract.

20.16	Litigation

Any litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency are commenced against an Obligor or a Security Provider which, if adversely determined, might reasonably be expected to have a Material Adverse Effect.

20.17	Acceleration

On and at any time after the occurrence of an Event of Default which is continuing each Facility Agent may, and shall if so directed by the Majority Lenders under the relevant Facility, by notice to the Company:

(a)	without prejudice to the participations of any Lender in any Loans then outstanding:

(i)

cancel each Available Commitment of each Lender under such Facility, whereupon each such Available Commitment shall immediately be cancelled and such Facility shall immediately cease to be available for further utilisation; or

(ii)

cancel any part of any Commitment (and reduce such Commitment accordingly) under the relevant Facility, whereupon the relevant part shall immediately be cancelled (and the relevant Commitment shall be immediately reduced accordingly); and/or

(b)

declare that all or part of the Loans under that Facility, together with accrued interest, and all other amounts accrued or outstanding in respect of that Facility under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(c)

declare that all or part of the Loans under that Facility be payable on demand, whereupon they shall immediately become payable on demand by the relevant Facility Agent on the instructions of the Majority Lenders under such Facility; and/or

(d)	apply amounts in the DSRA applicable to that Facility against the Secured Obligations owing under that Facility; and/or

(e)	exercise or direct the Security Agents to exercise any or all of their respective rights, remedies, powers or discretions under the Finance Documents.

SECTION 8

CHANGES TO PARTIES

21.	CHANGES TO THE LENDERS

21.1	Assignments and transfers by the Lenders

Subject to this Clause 21, a Lender (the “Existing Lender”) may:

(a)	assign any of its rights; or

(b)	transfer by novation any of its rights and obligations,

under the Finance Documents to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”).

21.2	Conditions of assignment or transfer

(a)	The consent of the Company is required for an assignment or transfer by an Existing Lender, unless the assignment or transfer is:

(i)	to another Lender or an Affiliate of any Lender; or

(ii)	made at a time when an Event of Default is continuing.

(b)

The consent of the Company to an assignment or transfer must not be unreasonably withheld or delayed. The Company will be deemed to have given its consent five (5) Business Days after the Existing Lender has requested it unless consent is expressly refused by the Company within that time.

(c)

Following receipt of the consent (or deemed consent) of the Company to the assignment or transfer, the Intercreditor Agent shall be given not less than five (5) Business Days written notice of the assignment or transfer.

(d)	If:

(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)

as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 10 (Tax gross-up and indemnities) or Clause 11 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred. This paragraph (d) shall not apply in respect of (i) an assignment or transfer made in the ordinary course of the primary syndication of any Facility or (ii) an assignment or transfer from the Original Working Capital Lender to one of its affiliates (including Goldman Sachs International Bank) or any other assignment or transfer which is being entered into at the request of the Company or otherwise as agreed with the Company and the relevant Lenders.

(e)	A transfer will be effective only if the procedure set out in Clause 21.5 (Procedure for transfer) is complied with.

(f)	An assignment will be effective only if the procedure and conditions set out in Clause 21.6 (Procedure for assignment) are complied with.

(g)

An assignment or a transfer to a New Lender will be effective only if at the same time the New Lender delivers an Accession Undertaking to accede as a party to the Intercreditor Agreement as a Lender (if such New Lender is not a party to the Intercreditor Agreement as a Lender).

21.3	Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to each relevant Facility Agent (for its own account) a fee of USD 5,000 excluding any applicable goods and services tax.

21.4	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)	the financial condition of any Obligor;

(iii)	the performance and observance by any Obligor or Security Provider of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)

has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)

will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 21; or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor or Security Provider of its obligations under the Finance Documents or otherwise.

21.5	Procedure for transfer

(a)

Subject to the conditions set out in Clause 21.2 (Conditions of assignment or transfer), a transfer is effected in accordance with paragraph (c) below when the Intercreditor Agent and the relevant Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Intercreditor Agent and the relevant Facility Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate and an Accession Undertaking each appearing on its face to comply with the terms of this Agreement and the Intercreditor Agreement and delivered in accordance with the terms of this Agreement and the Intercreditor Agreement, execute that Transfer Certificate and Accession Undertaking.

(b)

The Intercreditor Agent and the relevant Facility Agent shall not be obliged to execute a Transfer Certificate or an Accession Undertaking delivered to it by the Existing Lender and the New Lender unless it is satisfied that it has completed all “know your customer” and other similar procedures that it is required (or deems desirable) to conduct in relation to the transfer to such New Lender.

(c)	On the Transfer Date:

(i)

to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security, each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another under the Finance Documents and in respect of the Transaction Security shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)

each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)

the New Lender and other Finance Parties (other than the Existing Lender) shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Existing Lender and the other Finance Parties shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party as a “Lender”.

(d)

The procedure set out in this Clause 21.5 shall not apply to any right or obligation under any Finance Document (other than this Agreement and the relevant Facility Agreement) if and to the extent its terms, or any laws or regulations applicable thereto, provide for or require a different means of transfer of such right or obligation or prohibit or restrict any transfer of such right or obligation, unless such prohibition or restriction shall not be applicable to the relevant transfer or each condition of any applicable restriction shall have been satisfied.

21.6	Procedure for assignment

(a)

Subject to the conditions set out in Clause 21.2 (Conditions of assignment or transfer), an assignment may be effected in accordance with paragraph (c) below when the Intercreditor Agent and relevant Facility Agent executes an otherwise duly completed Assignment Agreement and Accession Undertaking delivered to it by the Existing Lender and the New Lender. The Intercreditor Agent and the relevant Facility Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement and Accession Undertaking sand the Intercreditor Agreement and delivered in accordance with the terms of this Agreement and the Intercreditor Agreement, execute that Assignment Agreement and Accession Undertaking.

(b)

The Intercreditor Agent and the relevant Facility Agent shall not be obliged to execute an Assignment Agreement or an Accession Undertaking delivered to it by the Existing Lender and the New Lender unless it is satisfied that it has completed all “know your customer” and other similar procedures that it is required (or deems desirable) to conduct in relation to the assignment to such New Lender.

(c)	On the Transfer Date:

(i)	the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents expressed to be the subject of the assignment in the Assignment Agreement;

(ii)

the Existing Lender will be released by each Obligor and the other Finance Parties from the obligations owed by it (the “Relevant Obligations”) and expressed to be the subject of the release in the Assignment Agreement; and

(iii)	the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.

(d)

Lenders may utilise procedures other than those set out in this Clause 21.6 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with Clause 21.5 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 21.2 (Conditions of assignment or transfer).

(e)

The procedure set out in this Clause 21.6 shall not apply to any right or obligation under any Finance Document (other than this Agreement and the relevant Facility Agreement) if and to the extent its terms, or any laws or regulations applicable thereto, provide for or require a different means of assignment of such right or release or assumption of such obligation or prohibit or restrict any assignment of such right or release or assumption of such obligation, unless such prohibition or restriction shall not be applicable to the relevant assignment, release or assumption or each condition of any applicable restriction shall have been satisfied.

21.7	Copy of Transfer Certificate or Assignment Agreement to Company

The Intercreditor Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, an Assignment Agreement or an Accession Undertaking, send to the Company a copy of that Transfer Certificate, Assignment Agreement or Accession Undertaking.

21.8	Existing consents and waivers

A New Lender shall be bound by any consent, waiver, election or decision given or made by the relevant Existing Lender under or pursuant to any Finance Document prior to the coming into effect of the relevant assignment or transfer to such New Lender.

21.9	Exclusion of Intercreditor Agent’s and Facility Agent’s liability

(a)	In relation to any assignment or transfer pursuant to this Clause 21, each Party acknowledges and agrees that the Intercreditor Agent and each relevant Facility Agent shall not be obliged to:

(i)	enquire as to the accuracy of any representation or warranty made by a New Lender in respect of its eligibility as a Lender; or

(ii)	enquire as to the receipt of consent from the Company as required by Clause 21.2(a).

(b)

In relation to any assignment or transfer pursuant to this Clause 21, each Party further acknowledges and agrees that the Intercreditor Agent and each relevant Facility Agent may, if it is satisfied in accordance with Clauses 21.5(a) and 21.6(a) that such documents comply with the terms of this Agreement, execute such Transfer Certificate and/or Assignment Agreement (as applicable) Accession Undertaking and process the transfer or assignment (as applicable) in accordance with this Clause 21 in the event of any dispute.

21.10	Assignments and transfers to Obligor group

A Lender may not assign or transfer to any Obligor or any Affiliate of any Obligor any of such Lender’s rights or obligations under any Finance Document, except with the prior written consent of all the Lenders.

21.11	Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 21, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)

any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)

release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)

require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

22.	CHANGES TO THE OBLIGORS

22.1	No change to the Obligors

Subject to Clause 22.2 (Resignation of a Guarantor) below, no Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

22.2	Resignation of a Guarantor

(a)	The Company may request that a Guarantor (other than the Company) ceases to be a Guarantor by delivering to the Intercreditor Agent a Resignation Letter.

(b)	The Intercreditor Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if:

(i)	no Default is continuing or would result from the acceptance of the Resignation Letter (and the Company has confirmed this is the case);

(ii)	the Intercreditor Agent is satisfied that the solar panel re-sale business of the relevant Guarantor has been permanently transferred to the Company or another Obligor; and

(iii)	all the Lenders have consented to the Company’s request.

22.3	Accession of an Additional Guarantor

(a)

An Additional Guarantor may accede to this Agreement by delivering to the Intercreditor Agent a duly completed and executed Accession Letter in the form set out in Part I of Schedule 8 (Accession Letter – Additional Guarantor).

(b)

Delivery of an Accession Letter constitutes confirmation by the relevant Additional Guarantor that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

23.	ACCESSION OF A NEW FACILITY AGENT

(a)

If any Facility Agent resigns under the Finance Documents, its resignation shall only be effective when the Intercreditor Agent has received an Accession Undertaking duly completed and executed by that Facility Agent’s successor.

(b)

The Intercreditor Agent shall as soon as reasonably practicable after receipt by it of a duly completed and executed Accession Undertaking appearing on its face to comply with the terms of this Agreement and the Intercreditor Agreement and delivered in accordance with the terms of this Agreement and the Intercreditor Agreement execute that Accession Undertaking.

(c)

Upon the appointment of a successor, the resigning Facility Agent shall be discharged from any further obligation in its capacity as that Facility Agent in respect of the Finance Documents, provided that such resignation shall be without prejudice to any undischarged liabilities which that Facility Agent may have incurred as a result of its appointment and acting as such prior to its resignation. Its successor and each of the other parties to the Finance Documents shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original party to the Finance Documents in that capacity.

SECTION 9

THE FINANCE PARTIES

24.	SHARING AMONG THE FINANCE PARTIES

24.1	Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers (whether by set-off or otherwise) any amount from an Obligor other than in accordance with Clause 25 (Payment Mechanics) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three (3) Business Days, notify details of the receipt or recovery to the Intercreditor Agent;

(b)

the Intercreditor Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Intercreditor Agent and distributed in accordance with Clause 25 (Payment Mechanics), without taking account of any Tax which would be imposed on the Intercreditor Agent in relation to the receipt, recovery or distribution; and

(c)

the Recovering Finance Party shall, within three (3) Business Days of demand by the Intercreditor Agent, pay to the Intercreditor Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Intercreditor Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 25.5 (Partial payments).

24.2	Redistribution of payments

The Intercreditor Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with 25.5 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

24.3	Recovering Finance Party’s rights

(a)

On a distribution by the Intercreditor Agent under Clause 24.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

(b)

If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

24.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)

each Sharing Finance Party shall, upon request of the Intercreditor Agent, pay to the Intercreditor Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

(b)	as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

24.5	Exceptions

(a)

This Clause 24 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause 24, have a valid and enforceable claim against the relevant Obligor.

(b)

A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)

that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

24.6	Turnover Payments – reinstatement of Obligor’s obligations

(a)

On a distribution by the Intercreditor Agent under clause 8 (Turnover of receipts) of the Intercreditor Agreement of a payment received by a Recovering Finance Party from an Obligor, as between that Obligor and the Recovering Finance Party, an amount of such payment equal to the Redistributed Amount will be treated as not having been paid by the Borrower.

(b)

If any redistribution of a Sharing Payment is reversed pursuant to clause 9.2 (Reversal of redistribution) of the Intercreditor Agreement, as between the relevant Obligor and the Recovering Finance Party, an amount equal to the redistributed amount will be treated as not having been paid by that Obligor.

SECTION 10

ADMINISTRATION

25.	PAYMENT MECHANICS

25.1	Payments to the Facility Agents

(a)

On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the relevant Facility Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by that Facility Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)	Payment shall be made to such account in the principal financial centre of the country of that currency and with such bank as the relevant Facility Agent, in each case, specifies.

25.2	Distributions by the Facility Agents

(a)

Each payment received by the relevant Facility Agent under the Finance Documents for another Party shall, subject to Clause 25.3 (Distributions to an Obligor) and Clause 25.4 (Clawback and pre-funding) be made available by the relevant Facility Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the relevant Facility Agent by not less than five (5) Business Days’ notice with a bank specified by that Party in the principal financial centre of the country of that currency.

(b)

Each Facility Agent shall distribute payments received by it in relation to all or any part of a Loan to the Lender indicated in the records of that Facility Agent as being so entitled on that date provided that the relevant Facility Agent is authorised to distribute payments to be made on the date on which any transfer becomes effective pursuant to Clause 21 (Changes to the Lenders) to the Lender so entitled immediately before such transfer took place regardless of the period to which such sums relate.

25.3	Distributions to an Obligor

Each Facility Agent may (with the consent of the Obligor or in accordance with Clause 26 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

25.4	Clawback and pre-funding

(a)

Where a sum is to be paid to a Facility Agent under the Finance Documents for another Party, that Facility Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)

Unless paragraph (c) below applies, if a Facility Agent pays an amount to another Party and it proves to be the case that that Facility Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by that Facility Agent shall on demand refund the same to that Facility Agent together with interest on that amount from the date of payment to the date of receipt by the relevant Facility Agent, calculated by that Facility Agent to reflect its cost of funds.

(c)

If a Facility Agent has notified the relevant Lenders that it is willing to make available amounts for the account of a Borrower before receiving funds from the Lenders then if and to the extent that that Facility Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to a Borrower:

(i)	the relevant Facility Agent shall notify the Company of that Lender’s identity and the Borrower to whom that sum was made available shall on demand refund it to that Facility Agent; and

(ii)

the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower to whom that sum was made available, shall on demand pay to the relevant Facility Agent the amount (as certified by that Facility Agent) which will indemnify that Facility Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

25.5	Partial payments

(a)

Subject to clause 8 (Turnover of receipts) and clause 16 (Application of Proceeds) of the Intercreditor Agreement, if a Facility Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, that Facility Agent shall apply that payment towards the obligations of that Obligor under the relevant Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid amount owing to any Administrative Party under the relevant Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest, mark-up, fee (other than as provided in paragraph (i) above) or commission due but unpaid under the relevant Finance Documents;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under the relevant Facility Agreement; and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the relevant Finance Documents.

(b)	The relevant Facility Agent shall, if so directed by the Intercreditor Agent in accordance with the Intercreditor Agreement, vary the order set out in paragraphs (a)(ii) to (a)(iv) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

25.6	No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

25.7	Business Days

(a)

Subject to paragraph (b) below, any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	If the Termination Date falls on a day that is not a Business Day, any payments under the Finance Documents which is due to be made on the Termination Date shall be made on the preceding Business Day

(c)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement, interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

25.8	Currency of account

(a)	Subject to paragraphs (b) and (c) below, US Dollars is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(c)	Any amount expressed to be payable in a currency other than US Dollars shall be paid in that other currency.

25.9	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)

any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the relevant Facility Agent (after consultation with the Company); and

(ii)

any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the relevant Facility Agent (acting reasonably).

(b)

If a change in any currency of a country occurs, this Agreement and the relevant Facility Agreements will, to the extent the relevant Facility Agent(s) (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency.

25.10	Disruption to payment systems etc.

If a Facility Agent to whom a payment is required to be made under the Finance Documents determines (in its discretion) that a Disruption Event has occurred or any Facility Agent is notified by the Company that a Disruption Event has occurred:

(a)

the Facility Agents may, and shall if requested to do so by the Company, consult with the Company with a view to agreeing with the Company such changes to the operation or administration of the Facilities as the Facility Agents may deem necessary in the circumstances;

(b)

the Facility Agents shall not be obliged to consult with the Company in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)

each Facility Agent may consult with the relevant Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)

any such changes agreed upon by the Facility Agents and the Company shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 31 (Amendments and Waivers);

(e)

no Facility Agent shall be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of that Facility Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 25.10; and

(f)	the Facility Agents shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

26.	SET-OFF

Subject to Clause 15.12 (Swiss Up-Stream and Cross-Stream Limitation and Withholding Tax) in connection with a Swiss Obligor, a Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

27.	NOTICES

27.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

27.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of each Party on the date of this Agreement, that identified with its name below;

(b)

in the case of any person becoming a Party after the date of this Agreement, that notified to in writing to the Intercreditor Agent on or prior to the date on which it becomes a Party or, as the case may be, specified in the Accession Undertaking or Accession Letter pursuant to which it becomes a Party, or any substitute address, fax number or department or officer as the Party may notify to the Intercreditor Agent (or the Intercreditor Agent may notify to the other Parties, if a change is made by the Intercreditor Agent) by not less than five (5) Business Days’ notice.

27.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will be effective:

(i)

if by way of fax, only when received in legible form (which shall be deemed to have occurred if the sender has obtained a transmission receipt showing successful delivery of the communication or document in legible form); or

(ii)	if by way of letter, only when it has been left at the relevant address or five (5) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address;

and, if a particular department or officer is specified as part of its address details provided under Clause 27.2 (Addresses), if addressed to that department or officer.

(b)

Any communication or document to be made or delivered to the Intercreditor Agent or a Facility Agent will be effective only when actually received by that Intercreditor Agent or Facility Agent and then only if it is expressly marked for the attention of the department or officer identified with that Intercreditor Agent’s or Facility Agent’s signature below (or any substitute department or officer as the Intercreditor Agent or that Facility Agent shall specify for this purpose).

(c)	All notices from or to an Obligor shall be sent through the relevant Facility Agent or (otherwise) the Intercreditor Agent.

(d)	Any communication or document made or delivered to the Company in accordance with this Clause 27 will be deemed to have been made or delivered to each of the Obligors.

27.4	Notification of address and fax number

Promptly upon changing its address or fax number, the Intercreditor Agent shall notify the other Parties.

27.5	Electronic communication

(a)

Any communication or document to be made or delivered by one Party to another under or in connection with the Finance Documents may be made or delivered by electronic mail or other electronic means (including by way of posting to a secure website) if those two Parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and

(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five (5) Business Days’ notice.

(b)

Any such electronic communication or delivery as specified in paragraph (a) above to be made between an Obligor and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication or delivery.

(c)

Any such electronic communication or delivery as specified in paragraph (a) above made or delivered by one Party to another will be effective only when actually received (or made available) in readable form and in the case of any electronic communication or document made or delivered by a Party to a Facility Agent only if it is addressed in such a manner as that Facility Agent shall specify for this purpose.

(d)

Any electronic communication or document which becomes effective, in accordance with paragraph (c) above, after 5 p.m. in the place in which the Party to whom the relevant communication or document is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

(e)

Any reference in a Finance Document to a communication being sent or received or a document being delivered shall be construed to include that communication or document being made available in accordance with this Clause 27.5.

27.6	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)

if not in English, and if so required by a Facility Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

27.7	Fax and Email Indemnity

Any Party, in transmitting instructions or any other communications to an Administrative by fax (“Fax Communications”) and/or via electronic mail (including scanned copies of executed documents and other attachments) (“Email Communications”), agrees that:

(a)

the Administrative Parties shall be entitled to assume that Fax Communications and/or Email Communications (collectively the “Communications”) originated from duly authorised persons of a Party and accept, rely and act solely on the Communications and shall be under no obligation to verify the authenticity, correctness or validity of the same or to verify the Communications against the original if received by the Administrative Parties;

(b)	all Email Communications shall only be sent to the Administrative Parties from the email address set out in Clause 27 (Notices);

(c)

it shall indemnify and hold the Administrative Parties harmless from and against all liabilities, claims, demands, actions, proceedings, losses, expenses and all other liabilities of whatsoever nature or description which may be suffered by the Administrative Parties as a result of, pursuant to or in connection with the Administrative Parties acting on or in reliance upon the Communications, excluding any losses, costs and damages, attributable to any gross negligence, fraud or wilful default on the part of the Administrative Parties;

(d)

the Administrative Parties shall not be liable or in any way responsible for any losses, damages, costs, expenses, claims, demands or proceedings whatsoever and howsoever incurred, suffered or sustained (whether arising directly or indirectly) by such Party or any other person as a result of, pursuant to or in connection with (i) the inability of the Administrative Parties to detect the inadequate authenticity of the signature(s) on any Fax Communications or any documents attached or sent using Email Communications; (ii) the Administrative Parties’ agreement to accept and act on Communications (iii) any fraud, forgery or otherwise, (iv) any computer viruses or other malicious, destructive or corrupting code, agent, programme, macros or other software or hardware components designed to permit unauthorised access which have been introduced by such Party and which affects or causes the Administrative Parties’ hardware, software and/or other automated systems to fail or malfunction and such Party hereby waives all claims, actions or proceedings whatsoever which it may have in relation to or in connection with the Administrative Parties acting on the Communications save for any claims, actions or proceedings directly attributable to any gross negligence, fraud or wilful default on the part of the Administrative Parties;

(e)

the Administrative Parties shall not be obliged to rely on or act in accordance with all or any Communications given by such Party in the event that the relevant Administrative Party believes in good faith, that there is a discrepancy or ambiguity in such Communications or if the Administrative Parties receive contradictory, conflicting or otherwise inconsistent Communications and the Administrative Parties shall not be liable or in any way responsible to any Party for failing to act on such Communications but shall promptly notify such Party of such discrepancy or ambiguity or inconsistency;

(f)

for the avoidance of doubt, any delay in or omission to send the Administrative Parties the original of the Fax Communications or any document sent via Email Communications following dispatch or sending of such Communications shall not invalidate the notice, request, demand or other communication in such Communications; and

(g)

any Party using Email Communications agrees and acknowledges that Email Communications (i) may be altered, intercepted, tampered, manipulated or altered or sent without proper authorisation; and (ii) are not a secure means of delivery of information and equipment and software providers, service providers, network providers (including but not limited to telecommunications providers, internet browser providers or internet service providers) may have or be able to gain access to any information transmitted using Email Communications.

28.	CALCULATIONS AND CERTIFICATES

28.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

28.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

28.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Market differs, in accordance with that market practice.

29.	PARTIAL INVALIDITY

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

30.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any Finance Document on the part of any Finance Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

31.	AMENDMENTS AND WAIVERS

31.1	Required consents

(a)

Subject to the terms of the Intercreditor Agreement, any term of the Finance Documents may be amended or waived only with the consent of the Intercreditor Agent (acting in accordance with the instructions given to it pursuant to the Intercreditor Agreement) and the Obligors’ Agent (in accordance with Clause 2.3 (Obligors’ Agent) and paragraph (c) below) and any such amendment or waiver will be binding on all Parties.

(b)	The Intercreditor Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 31.

(c)

Without prejudice to the other provisions of this Agreement, each Obligor agrees to any such amendment or waiver permitted by this Clause 31 which is agreed to by the Obligors’ Agent. This includes any amendment or waiver which would, but for this paragraph (c), require the consent of all of the Obligors.

32.	CONFIDENTIAL INFORMATION

32.1	Confidentiality

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 32.2 (Disclosure of Confidential Information) and Clause 32.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

32.2	Disclosure of Confidential Information

Any Finance Party (including its officers (as defined in the Banking Act, Chapter 19 of Singapore)) may disclose:

(a)

to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners, insurers, insurance brokers, service providers and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:

(i)

to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Intercreditor Agent, Facility Agent or Security Agent and, in each case, to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(ii)

with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(iii)

appointed by any Finance Party or by a person to whom paragraph (i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf;

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (i) or (ii) above;

(v)

to whom information is required or requested to be disclosed by any court or tribunal of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(vii)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 21.11 (Security over Lenders’ rights);

(viii)	who is a Party; or

(ix)	with the consent of the Company;

(c)	to any rating agency or direct or indirect provider of credit protection to a Finance Party (or its brokers),

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)

in relation to paragraphs (b)(b)(i), (b)(ii) and (b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)

in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information; or

(C)

in relation to paragraphs (b)(v), (b)(vi) and (b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances; and

(d)

to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (d) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Company and the relevant Finance Party.

Nothing in this Clause is to be construed as constituting an agreement between any Obligor and any Finance Party for a higher degree of confidentiality than that prescribed in Section 47 of, and in the Third Schedule to, the Banking Act, Chapter 19 of Singapore.

32.3	Disclosure to numbering service providers

(a)

Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facilities and/or one or more Obligors the following information:

(i)	names of Obligors;

(ii)	country of domicile of Obligors;

(iii)	place of incorporation of Obligors;

(iv)	date of this Agreement;

(v)	Clause 35 (Governing Law);

(vi)	the names of the Intercreditor Agent, the Facility Agents and the Security Agents;

(vii)	date of each amendment and restatement of this Agreement;

(viii)	amounts of, and names of, the Facilities (and any tranches);

(ix)	amount of Total Commitments;

(x)	currencies of the Facilities;

(xi)	type of Facilities;

(xii)	ranking of Facilities;

(xiii)	Termination Date for the Facilities;

(xiv)	changes to any of the information previously supplied pursuant to paragraphs (i) to (xiii) above; and

(xv)	such other information agreed between such Finance Party and the Company,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)

The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facilities and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)	Each Obligor represents that none of the information set out in paragraphs (a)(i) to (a)(xv) above is, nor will at any time be, unpublished price-sensitive information.

32.4	Entire agreement

This Clause 32 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

32.5	Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

32.6	Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Company:

(a)

of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 32.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 32.

32.7	Personal Data Protection Act

(a)

If any Obligor provides the Finance Parties with personal data of any individual as required by, pursuant to, or in connection with the Finance Documents, that Obligor represents and warrants to the Finance Parties that it has, to the extent required by law, (i) notified the relevant individual of the purposes for which data will be collected, processed, used or disclosed; and (ii) obtained such individual’s consent for, and hereby consents on behalf of such individual to, the collection, processing, use and disclosure of his/her personal data by the Finance Parties, in each case, in accordance with or for the purposes of the Finance Documents, and confirms that it is authorised by such individual to provide such consent on his/her behalf.

(b)

Each Obligor agrees and undertakes to notify the Facility Agents promptly upon its becoming aware of the withdrawal by the relevant individual of his/her consent to the collection, processing, use and/or disclosure by any Finance Party of any personal data provided by that Obligor to any Finance Party.

(c)

Any consent given pursuant to this Agreement in relation to personal data shall, subject to all applicable laws and regulations, survive death, incapacity, bankruptcy or insolvency of any such individual and the termination or expiration of this Agreement.

(d)	In this Clause 32.7, “personal data” has the meaning given to it in the Personal Data Protection Act 2012 of Singapore.

32.8	Continuing obligations

The obligations in this Clause 32 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 months from the earlier of:

(a)	the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.

33.	CONFIDENTIALITY OF FUNDING RATES

33.1	Confidentiality and disclosure

(a)	Each Facility Agent and each Obligor agree to keep each Funding Rate confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b) and (c) below.

(b)	Each Facility Agent may disclose:

(i)	any Funding Rate to the relevant Borrower pursuant to the relevant Facility Agreement; and

(ii)

any Funding Rate to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between that Facility Agent and the relevant Lender.

(c)	Each Facility Agent may disclose any Funding Rate, and each Obligor may disclose any Funding Rate, to:

(i)

any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or is otherwise bound by requirements of confidentiality in relation to it;

(ii)

any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Facility Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;

(iii)

any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Facility Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and

(iv)	any person with the consent of the relevant Lender.

33.2	Related obligations

(a)

Each Facility Agent and each Obligor acknowledge that each Funding Rate is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each Facility Agent and each Obligor undertake not to use any Funding Rate for any unlawful purpose.

(b)	Each Facility Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender:

(i)

of the circumstances of any disclosure made pursuant to paragraph (c)(ii) of Clause 33.1 (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)	upon becoming aware that any information has been disclosed in breach of this Clause 33.

33.3	No Event of Default

No Event of Default will occur under Clause 20.3 (Other obligations) by reason only of an Obligor’s failure to comply with this Clause 33.

34.	COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

SECTION 11

GOVERNING LAW AND ENFORCEMENT

35.	GOVERNING LAW

This Agreement and all non-contractual obligations arising out of or in connection with this Agreement are governed by English law.

36.	ENFORCEMENT

36.1	Jurisdiction of English courts

(a)

Each of the Parties irrevocably and unconditionally submits to the exclusive jurisdiction of the courts of England to settle any dispute arising out of or in connection with this Agreement (including any dispute regarding the existence, validity or termination of this Agreement) or any non-contractual obligation arising out of or in connection with this Agreement (a “Dispute”). Each of the Parties irrevocably and unconditionally waives, to the fullest extent permitted by law, the jurisdiction of any other courts that may correspond by virtue of such Party’s domicile (present or future), the location of its assets or otherwise.

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)

Notwithstanding paragraphs (a) and (b) above, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions. Notwithstanding the foregoing, and solely for the purpose of ensuring compliance with Mexican law, the provisions contain in this paragraph shall not apply for the settlement of any dispute arising between any Finance Party the Mexican Guarantor or to the enforcement of the guarantee granted by the Mexican Guarantor pursuant to Clause 15 (Guarantee and Indemnitee) hereto.

36.2	Service of process

Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(a)

irrevocably appoints SunPower Corporation UK Limited as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document, provided such appointment shall be made in accordance with the law applicable to each Obligor in its jurisdiction of incorporation;

(b)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned; and

(c)

solely for the purpose of ensuring compliance with Mexican law, the Mexican Guarantor shall grant to SunPower Corporation UK Limited, before a Mexican notary public, an irrevocable power of attorney for lawsuits and collections (poder para pleitos y cobranzas) governed by the laws of Mexico.

Each Obligor expressly agrees and consents to the provisions of this Clause 36.2.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE ORIGINAL LENDERS

PART I

THE ORIGINAL SP PHILIPPINES FACILITY LENDERS

Name of Original Lender	SP Philippines Facility Commitment

DBS Bank Ltd.	USD 30,000,000.00

Standard Chartered Bank, Philippines Branch	USD 25,000,000.00

PART II

THE ORIGINAL MAXEON TERM FACILITY LENDERS

Name of Original Lender	Maxeon Term Facility Commitment

DBS Bank Ltd.	USD 20,000,000.00

PART III THE ORIGINAL WORKING CAPITAL LENDERS
Name of Original Lender	Working Capital Facility Commitment

Goldman Sachs Lending Partners LLC	USD 50,000,000.00

SCHEDULE 2

CONDITIONS PRECEDENT

1.	Finance Documents

(a)	A duly executed copy of each of the following Finance Documents:

(i)	this Agreement;

(ii)	the SP Philippines Facility Agreement;

(iii)	the Maxeon Term Facility Agreement;

(iv)	the Working Capital Facility Agreement;

(v)	the Intercreditor Agreement;

(vi)	each Fee Letter; and

(vii)	the Philippines Control Agreement.

(b)	Duly executed copies of each of the following Security Documents:

(i)

the all-asset security agreement dated on or about the date hereof and entered into by the Company in favour of the Offshore Security Agent (including, without limitation, security over the Maxeon DSRA);

(ii)	the Philippines Omnibus Security Agreement;

(iii)	the all-asset security agreement dated on or about the date hereof and entered into by Maxeon Rooster HoldCo, Ltd in favour of the Offshore Security Agent;

(iv)	the share charge dated on or about the date hereof and entered into by the Company in favour of the Offshore Security Agent in respect of all of the shares held by the Company in the French Guarantor;

(v)

the share charge dated on or about the date hereof and entered into by the Company in favour of the Offshore Security Agent in respect of all of the shares held by the Company in Maxeon Rooster HoldCo, Ltd.;

(vi)

the share charge dated on or about the date hereof and entered into by the Company in favour of the Offshore Security Agent in respect of all of the shares held by the Company in SunPower Energy Corporation Limited;

(vii)

the share charge dated on or about the date hereof and entered into by the Company in favour of the Offshore Security Agent in respect of all of the shares held by the Company in SunPower Corporation Limited;

(viii)

the share charge dated on or about the date hereof and entered into by the Company in favour of the Offshore Security Agent in respect of all of the shares held by the Company in SunPower Manufacturing Corporation Limited;

(ix)

the equitable share mortgage dated on or about the date hereof and entered into by SunPower Technology Ltd in favour of the Offshore Security Agent in respect of all of the shares held by SunPower Technology Ltd in SunPower Philippines;

(x)	the Philippines Control Agreement; and

(xi)	the Account Charge.

(c)	Agreed forms of the following SPML Land Security Documents:

(i)	the accession agreement executed by SPML Land; and

(ii)	the Philippines Omnibus Security agreement to which SPML Land accedes as a Security Provider in respect of the SPML Land Real Property.

(d)	The Intercreditor Agent has received and countersigned:

(i)	an Accession Letter in the form set out in Part II of Schedule 8 (Accession Letter – Philippines Onshore Security Agent) from the Philippines Onshore Security Agent; and

(ii)	an Accession Undertaking from the Philippines Onshore Security Agent in respect of its accession to the Intercreditor Agreement.

2.	Corporate Documents

(a)

A copy of the constitutional documents and statutory registers (if applicable) of each Obligor and each Security Provider. As regards any Swiss Obligor, a copy of the articles of associations and a recent commercial register excerpt of the Swiss Guarantor, each certified by the competent Swiss commercial register.

(b)

Evidence that the constitutional documents delivered pursuant to paragraph (a) above (including for entities in respect of which disclosure has been made pursuant to Clause 16.26 (Shares)) have been amended to the satisfaction of the Intercreditor Agent (acting on the instructions of the Instructing Parties) to remove restrictions and/or inhibitions on the transfer of shares on the creation or enforcement of the Transaction Security.

(c)	A recent certified copy of each Swiss Obligor’s excerpt from the competent Swiss debt collection office.

(d)	A copy of a resolution of the board of directors (or, in the case of the Mexican Guarantor, equity holders) of each Obligor and each Security Provider:

(i)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf;

(iii)

authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request and Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

(iv)

in the case of each of the Guarantors, resolving that it is in the best interests of that Guarantor to enter into the transactions contemplated by the Finance Documents to which it is a party (giving reasons if required by applicable law).

(e)

In addition to item (c) above as it relates to SunPower Philippines, a copy of a notarized and apostilled (or as appropriate, consularised) resolution of the board of directors of SunPower Philippines:

(i)

approving the terms of, and the transactions contemplated by, the Finance Documents to which its Philippines branch (acting on behalf of SunPower Philippines) is a party and resolving that its Philippines branch (acting on behalf of SunPower Philippines) execute the Finance Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(iii)

authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request and Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(f)	A specimen of the signature of each person authorised by the resolutions referred to in paragraphs (d) and (e) above.

(g)

Except in the case of the Company, a copy of a resolution signed by all the holders of the issued equity interest or shares (as applicable) in each Original Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which that Original Guarantor is a party.

(h)

A certificate from each Obligor and Security Provider (signed by a director) confirming that borrowing, guaranteeing and/or securing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing, security or similar limit binding on it to be exceeded.

(i)

A certificate of an authorised signatory of the relevant Obligor and Security Provider certifying that each copy document relating to it specified in this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

(j)	A copy of a certificate of good standing issued by the Registrar of Companies in the Cayman Islands in respect of each of SunPower Philippines and SunPower Technology Ltd..

(k)	A copy of the License to Transact Business in the Philippines issued by the Securities and Exchange Commission of the Philippines in respect of the Philippines branch of SunPower Philippines.

(l)	A copy of a certificate of compliance issued by the Registrar of Companies in Bermuda in respect of Maxeon Rooster HoldCo, Ltd..

3.	Legal opinions

(a)	Legal opinions addressed to each Facility Agent and the Original Lenders in relation to:

(i)	English law from Clifford Chance LLP;

(ii)	Singapore law from Clifford Chance Pte Ltd;

(iii)	Philippine Law from SyCip Salazar Hernandez & Gatmaitan;

(iv)	Cayman Islands law from Walkers (Singapore) Limited Liability Partnership;

(v)	French law from Clifford Chance Europe LLP;

(vi)	Mexican law from Ritch, Mueller, Heather y Nicolau, S.C.;

(vii)	Bermuda law from Walkers (Bermuda) Limited;

(viii)	Hong Kong law from Clifford Chance; and

(ix)	Swiss law from Baker McKenzie Geneva.

4.	Security

(a)

Evidence of the discharge of any Security or guarantees granted by any member of the Group which is not permitted by Clause 19.4 (Negative Pledge) on or immediately prior to the date of this Agreement.

(b)

A copy of all notices required to be sent, and acknowledgments thereto required to be delivered, under any Security Document executed by the applicable parties as required by such Security Document (where such notices and acknowledgments are required to be delivered on the date of execution of such Security Document or otherwise prior to the delivery of the first Utilisation Request).

(c)

A letter of authorisation given to the Finance Parties’ solicitors for the filing of particulars of the Security Documents to which the Company is a party with the Accounting and Corporate Regulatory Authority of Singapore.

(d)	Receipt of all conditions precedent to be provided pursuant to the terms of the Security Documents (other than the SPML Land Security Documents).

5.	Real Estate

(a)	The Valuation Report, dated no more than six (6) months prior to Financial Close.

(b)	SunPower Philippines has given notice of the extension of the lease of land between SunPower Philippines and SPML Land.

6.	Accounts

(a)	Evidence that the Philippines DSRA has been opened with the Philippines Onshore Account Bank, and account details for the Philippines DSRA.

(b)	Evidence that the Maxeon DSRA has been opened with DBS Bank Ltd., and account details for the Maxeon DSRA.

(c)	A notarized original of the Philippines Control Agreement.

7.	Shares

(a)

All share certificates (if any) and share/stock transfer forms (including, where relevant, bought and sold notes) duly executed by the relevant Obligor or Security Provider in blank in relation to the shares subject to or expressed to be subject to the Share Charges together with all other deliverables (including, where relevant, undated letters of resignation of each director, undated written resolutions of the board of directors and letters of undertaking and authorisation executed by each director, in each case, of each member of the Group whose shares are expressed to be subject to the Share Charges) to the extent required to be delivered under the Share Charges.

(b)	A copy of the shareholders’ register of each member of the Group, whose shares are subject to or expressed to be subject to the Share Charges.

(c)

A certified copy of the shareholders’ registers of the French Guarantor, evidencing the Share Charge held by the Company and, if applicable, a certified copy of any shareholders’ resolutions approving the Secured Parties as potential shareholders in the event of an enforcement of security.

(d)

A copy of the constitutional documents and register of directors and officers (if applicable) of each member of the Group whose shares are expressed to be subject to the Share Charges (to the extent not provided pursuant to paragraph (ii)(a) above) including, in respect of the French Guarantor, a certified copy of its articles of association and a K-Bis extract.

(e)

A copy of a resolution signed by all the holders of the issued shares of each member of the Group which is incorporated in Hong Kong whose shares are subject to or expressed to be subject to the Share Charges, approving certain amendments to the articles of association of such member of the Group to, among others, remove any restriction on transfer or registration of transfer of issued shares in such member of the Group pursuant to enforcement of Transaction Security granted over such shares in such member of the Group pursuant to the Share Charges.

(f)	A copy of the executed shareholders’ agreement between, amongst others, Total Solar and TZS in respect of the shares held in the Company.

8.	Separation, Distribution and Spin-off of the Company

(a)	A copy of the Post-Spin Off Group Structure Chart.

(b)	Evidence that the TZS Equity Subscription Agreement has been executed.

(c)	The Steps Plan.

9.	Other documents and evidence

(a)	Receipt of a certificate from the Company confirming that:

(i)

all conditions precedent under the Convertible Bonds have (except for any conditions precedent relating to satisfaction of the conditions precedent to Utilisations under this Agreement) been satisfied or waived; and

(ii)

the Convertible Bonds have been or will be issued, and the proceeds of issuance of the Convertible Bonds have been or will be received into the escrow account (as required by the terms of the Convertible Bonds), and the expected date of issuance.

(b)	Receipt of the Base Case Financial Model.

(c)	Receipt of the first Capex Certificate.

(d)	A copy of the Polysilicon Purchase Contract (including the payment profile thereunder, consistent with the Polysilicon Purchase Contract Payment Profile).

(e)	Evidence that any process agent referred to in Clause 36.2 (Service of process) or any other Finance Document has accepted its appointment.

(f)

A copy of any other Authorisation or other document, opinion or assurance which a Facility Agent considers to be necessary or desirable (if it has notified the Company accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

(g)	The Original Financial Statements of each Obligor.

(h)	Notification to the Bermuda Monetary Authority in respect of the charge over shares in Maxeon Rooster HoldCo, Ltd. in favour of the Offshore Security Agent.

(i)

Evidence that the fees, costs and expenses then due from the Company pursuant to Clause 9 (Fees) and Clause 14 (Costs and Expenses) have been paid or will be paid by the first Utilisation Date (including out of the proceeds of the first Utilisation).

(j)	Completion by each Finance Party of all necessary “know your customer” and other compliance checks or requirements in respect of the Obligors required by applicable laws and regulations.

SCHEDULE 3

REQUESTS

PART I

UTILISATION REQUEST

From: [Borrower]

To:     [Facility Agent]

Dated:

[Company] – Common Terms Agreement

dated [            ] (the “Agreement”)

1.	We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement (including by reference to another document) shall have the same meaning in this Utilisation Request.

2.	We wish to borrow a Loan on the following terms:

Proposed Utilisation Date:	[ ] (or, if that is not a Business Day, the next Business Day)

Facility to be utilised:	[SP Philippines Facility]/[Maxeon Term Facility]/[Working Capital Facility]*

Currency of Loan:	[USD]

Amount:	[ ] or, if less, the Available Facility

[First] Interest Period:	[ ]

3.

We confirm that each condition specified in Clause 4.2 (Further conditions precedent) [and paragraphs (a) to (d) (inclusive) of Clause 5.5 (First Utilisation)] ** of the Agreement is satisfied on the date of this Utilisation Request.

4.	[This Loan is to be made in [whole]/[part] for the purpose of refinancing [identify the maturing Working Capital Loan]/[The proceeds of this Loan should be credited to [account].]

5.	[Additional representations to be included as required by the relevant Facility Agreement]

*	Delete as appropriate.
**	Include for the first Utilisation.

6.	This Utilisation Request is irrevocable.

Yours faithfully

………………………………
authorised signatory for
[name of relevant Borrower]

PART II

SELECTION NOTICE

Applicable to a Term Loan

From: [Borrower]

To:     [Facility Agent]

Dated:

[SunPower Philippines Manufacturing Ltd] / [Maxeon Solar Technologies, Pte. Ltd.] –

Common Terms Agreement

dated [            ] (the “Agreement”)

1.	We refer to the Agreement. This is a Selection Notice. Terms defined in the Agreement shall have the same meaning in this Selection Notice.

2.	We refer to the following Loan[s] in [identify currency] with an Interest Period ending on [ ]*

3.	[We request that the above Loan[s] be divided into [ ] Loans with the following amounts and Interest Periods:]**

or

[We request that the next Interest Period for the above Loan[s] is [        ]].***

*	Insert details of the SP Philippines Facility Loans / Maxeon Term Facility Loans which have an Interest Period ending on the same date.
**	Use this option if division of Loans is requested.
***	Use this option if sub-division is not required.

4.	This Selection Notice is irrevocable.

Yours faithfully

…………………………
authorised signatory for
[the Company on behalf of]
[name of relevant Borrower]

SCHEDULE 4

FORM OF TRANSFER CERTIFICATE

To:     [            ] as Facility Agent

From: [the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”)

Dated:

[Company] – [                ] Common Terms Agreement

dated [                ] (the “Agreement”)

1.	We refer to Clause 21.5 (Procedure for transfer) of the Agreement. This is a Transfer Certificate. Terms used in the Agreement shall have the same meaning in this Transfer Certificate.

2.

The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation, and in accordance with Clause 21.5 (Procedure for transfer) of the Facility Agreement, all of the Existing Lender’s rights and obligations under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitment(s) and participations in Loans under the Agreement as specified in the Schedule.

3.	The proposed Transfer Date is [ ].

4.	The Facility Office and address, fax number and attention particulars for notices of the New Lender for the purposes of Clause 27.2 (Addresses) of the Agreement are set out in the Schedule.

5.	The New Lender expressly acknowledges:

(a)	the limitations on the Existing Lender’s obligations set out in paragraphs (a) and (c) of Clause 21.4 (Limitation of responsibility of Existing Lenders) of the Facility Agreement; and

(b)

that it is the responsibility of the New Lender to ascertain whether any document is required or any formality or other condition requires to be satisfied to effect or perfect the transfer contemplated by this Transfer Certificate or otherwise to enable the New Lender to enjoy the full benefit of each Finance Document.

6.	The New Lender confirms that it is a “New Lender” within the meaning of Clause 21.1 (Assignments and transfers by the Lenders) of the Facility Agreement.

7.	The Existing Lender and the New Lender confirm that the New Lender is not an Obligor or an Affiliate of an Obligor.

8.	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

9.	This Transfer Certificate and all non-contractual obligations arising out of or in connection with this Transfer Certificate are governed by English law.

10.	This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

THE SCHEDULE

Commitment/rights and obligations to be transferred

[Insert relevant details]

[Facility office address, fax number and attention details for notices and account details for payments]

[the Existing Lender]	[the New Lender]

By:	By:

This Transfer Certificate is executed by the relevant Facility Agent and the Intercreditor Agent and the Transfer Date is confirmed as [                ].

[the Intercreditor Agent]

By:

[the relevant Facility Agent]

By:

Note:

It is the New Lender’s responsibility to ascertain whether any other document is required, or any formality or other condition is required to be satisfied, to effect or perfect the transfer contemplated in this Transfer Certificate or to give the New Lender full enjoyment of all the Finance Documents.

SCHEDULE 5

FORM OF ASSIGNMENT AGREEMENT

To:	[[Facility Agent] as Facility Agent, [Borrower] as Borrower and [Guarantor] as Guarantor]

From:	[the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”)

Dated:	[insert date]

Maxeon Solar Technologies, PTE. Ltd – [        ] Common Terms Agreement

dated [        ] (the “Agreement”)

1.

We refer to the Agreement. This is an Assignment Agreement. Terms defined in the Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.

2.	We refer to Clause 21.6 (Procedure for assignment) of the Agreement:

(a)

The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitment(s) and participations in Loans under the Facility Agreement(s) as specified in the Schedule.

(b)

The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitment(s) and participations in Loans under the Facility Agreement specified in the Schedule.

(c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

3.	The proposed Transfer Date is [ ].

4.	On the Transfer Date, the New Lender becomes Party to the Finance Documents as a Lender.

5.	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 27.2 (Addresses) of the Agreement are set out in the Schedule.

6.	The New Lender expressly acknowledges:

(a)	the limitations on the Existing Lender’s obligations set out in paragraphs (a) and (c) of Clause 21.4 (Limitation of responsibility of Existing Lenders) of the Agreement; and

(b)

that it is the responsibility of the New Lender to ascertain whether any document is required or any formality or other condition requires to be satisfied to effect or perfect the transfer contemplated by this Assignment Agreement or otherwise to enable the New Lender to enjoy the full benefit of each Finance Document.

7.	The New Lender confirms that it is a “New Lender” within the meaning of Clause 21.1 (Assignments and transfers by the Lenders) of the Agreement.

8.	The Existing Lender and the New Lender confirm that the New Lender is not an Obligor or an Affiliate of an Obligor.

9.

This Assignment Agreement acts as notice to the relevant Facility Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 21.7 (Copy of Transfer Certificate or Assignment Agreement to Company) of the Agreement, to the Company (on behalf of each Obligor and each Security Provider) of the assignment referred to in this Assignment Agreement.

10.	This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.

11.	This Assignment Agreement and all non-contractual obligations arising out of or in connection with this Assignment Agreement are governed by English law.

12.	This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement.

THE SCHEDULE

Rights to be assigned and obligations to be released and undertaken

[Insert relevant details]

[Facility office address, fax number and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

By:	By:

This Assignment Agreement is accepted by the relevant Facility Agent and the Transfer Date is confirmed as [        ].

Signature of this Assignment Agreement by the Intercreditor Agent and the relevant Facility Agent constitutes confirmation by the Intercreditor Agent and the relevant Facility Agent of receipt of notice of the assignment referred to herein, which notice the Intercreditor Agent and the relevant Facility Agent receives on behalf of each relevant Finance Party.

[the Intercreditor Agent]

By:

[the relevant Facility Agent]

By:

Note:    It is the New Lender’s responsibility to ascertain whether any other document is required, or any formality or other condition is required to be satisfied, to effect or perfect the assignment/release/assumption of obligations contemplated in this Assignment Agreement or to give the New Lender full enjoyment of all the Finance Documents.

SCHEDULE 6

FORM OF COMPLIANCE CERTIFICATE

To:	[ ] as Intercreditor Agent [ ], [ ], [ ], [ ] and [ ] as Facility Agents

From:	[Company]

Dated:

Maxeon Solar Technologies, PTE. Ltd – Common Terms Agreement

dated [        ] (the “Agreement”)

1.	We refer to the Agreement. This is a Compliance Certificate. Terms used in the Agreement shall have the same meaning in this Compliance Certificate.

2.	We confirm that: [Insert details of covenants to be certified including calculations]

3.	[We confirm that no Default is continuing.]*

Signed:	…………………	…………………
	Director	Director
	of	of
	[Company]	[Company]

…..................

for and on behalf of

[name of auditors of the Company]] **

*	If this statement cannot be made, the Compliance Certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.
**	Only applicable if the Compliance Certificate accompanies the audited financial statements and is to be signed by the auditors. To be agreed with the Company’s auditors prior to signing the Agreement.

SCHEDULE 7

FORM OF RESIGNATION LETTER

To:	[ ] as Intercreditor Agent

From:	[resigning Obligor] and [Company]

Dated:

Maxeon Solar Technologies, PTE. Ltd – [        ] Common Terms Agreement

dated [        ] (the “Agreement”)

1.	We refer to the Agreement. This is a Resignation Letter. Terms defined in the Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2.	Pursuant to Clause 22.2 (Resignation of a Guarantor) of the Agreement, we request that [resigning Guarantor] be released from its obligations as a Guarantor under the Facility Agreement.

3.	We confirm that no Default is continuing or would result from the acceptance of this request.

4.	This Resignation Letter, and all non-contractual obligations arising out of or in connection with this Resignation Letter, are governed by English law.

[Company]	[Subsidiary]

SCHEDULE 8

FORMS OF ACCESSION LETTERS

PART I

ACCESSION LETTER – ADDITIONAL GUARANTOR

To:	[ ] as Intercreditor Agent

From:	[Additional Guarantor]

Dated:

Maxeon Solar Technologies, PTE. Ltd – [        ] Common Terms Agreement

dated [        ] (the “Agreement”)

1.	We refer to the Agreement. This is an Accession Letter. Terms defined in the Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

2.

[Additional Guarantor] agrees to become party to the Agreement as a Guarantor and to be bound by the terms of the Agreement as a Guarantor pursuant to Clause 22.3 (Accession of an Additional Guarantor) of the Agreement.

3.	[Additional Guarantor]‘s administrative details are as follows:

Address:

Fax No:

Attention:

4.	This Accession Letter, and all non-contractual obligations arising out of or in connection with this Accession Letter, are governed by English law.

This Accession Letter is entered into by deed.

[Additional Guarantor]

PART II

ACCESSION LETTER – PHILIPPINES ONSHORE SECURITY AGENT

To:	[ ] as Intercreditor Agent

From:	[Philippines Onshore Security Agent]

Dated:

Maxeon Solar Technologies, PTE. Ltd – [        ] Common Terms Agreement

dated [        ] (the “Agreement”)

1.	We refer to the Agreement. This is an Accession Letter. Terms defined in the Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

2.

[Philippines Onshore Security Agent] agrees to become party to the Agreement as the Philippines Onshore Security Agent, and to be bound by the terms of the Agreement as the Philippines Onshore Security Agent.

3.	The Philippines Onshore Security Agent’s administrative details are as follows:

Address:

Fax No:

Attention:

4.	This Accession Letter, and all non-contractual obligations arising out of or in connection with this Accession Letter, are governed by English law.

This Accession Letter is entered into by deed.

[Philippines Onshore Security Agent]

Accepted by the Intercreditor Agent

for and on behalf of

[Insert full name of current Intercreditor Agent]

Date:

SCHEDULE 11

FINANCIAL COVENANT DEFINITIONS

1.

“Acceptable Bank” means a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of A- or higher by S&P Global Ratings, a division of S&P Global Inc. or Fitch Ratings Ltd or A2 or higher by Moody’s Investors Service Limited or a comparable rating from an internationally recognised credit rating agency.

2.

“Capital Expenditure” means any expenditure or obligation in respect of expenditure which, in accordance with GAAP, is treated as capital expenditure (and including the capital element of any expenditure or obligation incurred in connection with a Finance Lease).

3.

“Cash” means, in respect of any person or the Group (as applicable), at any time, cash in hand or at bank and (in the latter case) credited to an account in the name of that person or a member of the Group (as applicable) with an Acceptable Bank and to which that person or a member of the Group (as applicable) is alone (or, in the latter case, together with other members of the Group) beneficially entitled and for so long as:

(i)	that cash is repayable on demand;

(ii)	repayment of that cash is not contingent on the prior discharge of any other indebtedness of any member of the Group or of any other person whatsoever or on the satisfaction of any other condition;

(iii)

there is no Security over that cash except for (A) the Transaction Security; or (B) any Security constituted by a netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements; and

(iv)	the cash is freely and immediately available to be applied in repayment or prepayment of the Facilities.

4.	“Cash Equivalent Investments” means, in respect of any person or the Group (as applicable), at any time:

(i)	certificates of deposit maturing within one year after the relevant date of calculation and issued by an Acceptable Bank;

(ii)

any investment in marketable debt obligations issued or guaranteed by the government of the United States of America, the United Kingdom, Singapore any member state of the European Economic Area or any Participating Member State by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security;

(iii)	commercial paper not convertible or exchangeable to any other security:

(A)	for which a recognised trading market exists;

(B)	issued by an issuer incorporated in the United States of America, the United Kingdom, any member state of the European Economic Area or any Participating Member State;

(C)	which matures within one year after the relevant date of calculation; and

(D)

which has a credit rating of either A-1 or higher by S&P Global Ratings or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investor Services Limited, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating;

(iv)

any investment in money market funds which (i) have a credit rating of either A-1 or higher by S&P Global Ratings or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investor Services Limited, (ii) which invest substantially all their assets in securities of the types described in paragraphs (i) to (iv) above and (c) can be turned into cash on not more than 30 days’ notice; or

(v)	any other debt security approved by the Intercreditor Agent,

in each case either to which that person or any member of the Group (as applicable) is alone (or, in the latter case, together with other members of the Group) beneficially entitled at that time and which is not issued or guaranteed by any member of the Group or subject to any Security.

5.	“Cashflow” means, in respect of any Relevant Period and in respect of any person or the Group, EBITDA for that person (or in the case of the Group, Consolidated EBITDA) for that Relevant Period after:

(i)	adding the amount of any decrease (and deducting the amount of any increase) in Working Capital for that Relevant Period;

(ii)

adding the amount of any cash receipts during that Relevant Period in respect of any Tax rebates or credits and deducting the amount actually paid or due and payable in respect of Taxes during that Relevant Period by that person or the Group (as applicable);

(iii)

adding (to the extent not already taken into account in determining EBITDA or Consolidated EBITDA, as applicable) the amount of any dividends or other profit distributions received in cash by that person or the Group (as applicable) during that Relevant Period from any entity which is itself not a member of the Group and deducting (to the extent not already deducted in determining EBITDA or Consolidated EBITDA, as applicable) the amount of any dividends paid in cash during the Relevant Period to any minority shareholders;

(iv)

adding the amount of any increase in provisions, other non-cash debits and other non-cash charges (which are not Current Assets or Current Liabilities) and deducting the amount of any non-cash credits (which are not Current Assets or Current Liabilities) in each case to the extent taken into account in establishing EBITDA or Consolidated EBITDA, as applicable;

(v)

deducting the amount of any Capital Expenditure actually made (or due to be made) in cash during that Relevant Period by that person or any member of the Group (as applicable) to the extent funded from:

(A)	Excluded Disposal Proceeds or Excluded Insurance Proceeds;

(B)	the SP Philippines Loans;

(C)	the Maxeon Term Facility Loans; or

(D)	New Shareholder Injections,

and so that no amount shall be added (or deducted) more than once.

6.	“Consolidated Debt Service Coverage Ratio” means the ratio of Cashflow to Debt Service for the Group in respect of any Relevant Period.

7.

“Consolidated EBITDA” means, in respect of any Relevant Period, EBIT for the Group for that Relevant Period after adding back any amount attributable to the amortisation, depreciation or impairment of assets of members of the Group.

8.

“Consolidated Tangible Net Worth” means at any time the aggregate of the amounts paid up or credited as paid up on the issued ordinary share capital of the Company and the aggregate amount of the reserves of the Group, including:

(i)	any amount credited to the share premium account;

(ii)	any capital redemption reserve fund; and

(iii)	any balance standing to the credit of the consolidated income statement of the Group,

but deducting:

(iv)	any debit balance on the consolidated income statement of the Group;

(v)	(to the extent included) any amount shown in respect of goodwill (including goodwill arising only on consolidation) or other intangible assets of the Group;

(vi)	any amount which is attributable to minority interests (but excluding any amount representing the Group’s share of Non-Group Entities);

(vii)	(to the extent included) any amount set aside for taxation, deferred taxation or bad debts;

(viii)	(to the extent included) any amounts arising from an upward revaluation of assets made at any time after the date of the Original Financial Statements; and

(ix)

any amount in respect of any dividend or distribution declared, recommended or made by any member of the Group to the extent payable to a person who is not a member of the Group and to the extent such distribution is not provided for in the most recent financial statements, and so that no amount shall be included or excluded more than once.

9.	“Consolidated Total Net Debt” means at any time the aggregate outstanding principal, capital or nominal amount of all obligations of the Group for or in respect of Financial Indebtedness but:

(i)	excluding any such obligations to any other member of the Group;

(ii)

excluding any indebtedness in respect of any credit extended by a trade creditor and any acceptance of amounts owed to a trade creditor, in each case, in connection with the supply of goods and services in the ordinary course of business, including, for the avoidance of doubt, any advance payments received from customers of members of the Group; and

(iii)	deducting the aggregate amount of freely available Cash and Cash Equivalent Investments held by any member of the Group at that time,

and so that no amount shall be included or excluded more than once.

10.

“Current Assets” means, in respect of a person or the Group (as applicable), the aggregate (on a consolidated basis) of all inventory, work in progress, trade and other receivables of that person or each member of the Group (as applicable) including prepayments in relation to operating items and sundry debtors (but excluding Cash and Cash Equivalent Investments (to which that person or member of the Group (as applicable) is alone beneficially entitled at that time and which is not subject to any security)) expected to be realised within twelve months from the date of computation but excluding amounts in respect of:

(i)	receivables in relation to Tax;

(ii)	Exceptional Items and other non-operating items;

(iii)	insurance claims; and

(iv)	any interest owing to any member of the Group.

11.

“Current Liabilities” means, in respect of a person or the Group (as applicable), the aggregate (on a consolidated basis) of all liabilities (including trade creditors, accruals and provisions) of a person or group of persons expected to be settled within twelve months from the date of computation but excluding amounts in respect of:

(i)	liabilities for Financial Indebtedness and Finance Charges;

(ii)	liabilities for Tax;

(iii)	Exceptional Items and other non-operating items;

(iv)	insurance claims; and

(v)	liabilities in relation to dividends declared but not paid by that person or a member of the Group (as applicable) in favour of any person which is not a member of the Group.

12.	“Debt Service” means, in respect of a person or the Group (as applicable) in respect of any Relevant Period, the aggregate of:

(i)	Finance Charges in respect of that person or the Group (as applicable) for that Relevant Period;

(ii)	all scheduled repayments of Financial Indebtedness falling due and any voluntary prepayments made by that person or a member of the Group (as applicable) during that Relevant Period but excluding:

(A)	any amounts falling due under any overdraft or revolving facility and which were available for simultaneous redrawing according to the terms of that facility;

(B)	for the avoidance of doubt, any mandatory prepayment made pursuant to Clause 7.7 (Mandatory Prepayment – Disposal Proceeds) and Clause 7.8 (Mandatory Prepayment – Insurance Proceeds); and

(C)	any such obligations owed to a member of the Group; and

(iii)	the amount of the capital element of any payments in respect of that Relevant Period payable under any Finance Lease entered into by that person or any member of the Group (as applicable),

and so that no amount shall be included more than once.

13.	“Debt Service Coverage Ratio” means, in respect of a person for a Relevant Period, the ratio of Cashflow to Debt Service in respect of that person for that Relevant Period.

14.

“EBIT” means, in respect of any person or the Group and in respect of any Relevant Period, the operating profit of that person or the Group (as applicable) before taxation (excluding the results from discontinued operations):

(i)

before deducting any interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments whether paid, payable or capitalised by that person or any member of the Group (as applicable) (calculated on a consolidated basis) in respect of that Relevant Period;

(ii)	not including any accrued interest owing to that person;

(iii)	before taking into account any Exceptional Items;

(iv)	plus or minus the that person’s or the Group’s (as applicable) share of the profits or losses (after finance costs and tax) of Non-Group Entities;

(v)	before taking into account any unrealised gains or losses on any financial instrument (other than any derivative instrument which is accounted for on a hedge accounting basis);

(vi)	before taking into account any gain or loss arising from an upward revaluation of any other asset;

(vii)	before taking into account any Pension Items; and

(viii)	excluding the charge to profit represented by the expensing of stock options,

in each case, to the extent added, deducted or taken into account, as the case may be, for the purposes of determining operating profits of that person or the Group (as applicable) before taxation.

15.

“EBITDA” means, in respect of a person and for any Relevant Period, EBIT for that person and for that Relevant Period after adding back any amount attributable to the amortisation, depreciation or impairment of assets of that person.

16.	“Exceptional Items” means any exceptional, one off, non-recurring or extraordinary items, including:

(i)	restructuring charges;

(ii)	expenses associated with issuance of equity, investment, acquisitions, recapitalization, modification or repayment of indebtedness,

(iii)	costs or expenses associated with a management equity/stock option plan; and

(iv)	one-time costs associated with the Spin Off and public company compliance.

17.

“Finance Charges” means, in respect of a person or the Group (as applicable) and in respect of any Relevant Period, the aggregate amount of the accrued interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments in respect of Financial Indebtedness paid or payable by that person or by any member of the Group (as applicable) (calculated on a consolidated basis) in cash or capitalised in respect of that Relevant Period:

(i)	excluding any upfront fees or costs;

(ii)	including the interest (but not the capital) element of payments in respect of Finance Leases;

(iii)

including any commission, fees, discounts and other finance payments payable by (and deducting any such amounts payable to) that person or any member of Group (as applicable) under any interest rate hedging arrangement;

(iv)	excluding any interest cost or expected return on plan assets in relation to any post-employment benefit schemes;

(v)

if a Joint Venture is accounted for on a proportionate consolidation basis, after adding that person’s or the Group’s (as applicable) share of the finance costs or interest receivable of the Joint Venture; and

(vi)	taking no account of any unrealised gains or losses on any financial instruments other than any derivative instruments which are accounted for on a hedge accounting basis,

so that no amount shall be added (or deducted) more than once.

18.	“Finance Lease” means any lease or hire purchase contract, a liability under which would, in accordance with GAAP, be treated as a balance sheet liability.

19.	“Joint Venture” means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity.

20.

“New Shareholder Injections” means the aggregate amount subscribed for by any person (other than a member of the Group) for ordinary shares in the Company or for subordinated loans advanced to the Company on terms acceptable to the Intercreditor Agent.

21.	“Non-Group Entity” means any investment or entity (which is not itself a member of the Group (including associates and Joint Ventures)) in which any member of the Group has an ownership interest.

22.

“Pension Items” means any income or charge attributable to a post-employment benefit scheme other than the current service costs and any past service costs and curtailments and settlements attributable to the scheme.

23.	“Relevant Period” means each period of twelve months ending on a Test Date.

24.	“Total Net Debt” means, in respect of a person, the aggregate outstanding principal, capital or nominal amount of all obligations of that person for or in respect of Financial Indebtedness but:

(i)	excluding any such obligations to any other member of the Group;

(ii)

excluding any indebtedness in respect of any credit extended by a trade creditor and any acceptance of amounts owed to a trade creditor, in each case, in connection with the supply of goods and services in the ordinary course of business, including, for the avoidance of doubt, any advance payments received from customers of that person; and

(iii)	deducting the aggregate amount of freely available Cash and Cash Equivalent Investments held by that person at that time,

and so that no amount shall be included or excluded more than once.

25.	“Working Capital” means, on any date, Current Assets less Current Liabilities.

EXECUTION PAGES: COMMON TERMS AGREEMENT

BORROWERS

Signed by Jeffrey W. Waters	)
a duly authorised signatory	)
for and on behalf of	)
MAXEON SOLAR	)
TECHNOLOGIES, PTE. LTD.	)	/s/ Jeffrey W. Waters
Signature

Address:	8 Marina Boulevard #05-02 Marina Bay Financial Centre Singapore 018985

Attention:	CFO

Fax number:	N/A

Email:	Joanne.Solomon@sunpowercorp.com

Copy to:	Lindsey.Wiedmann@sunpower.com LegalNoticeSunPower@sunpowercorp.com

SIGNED for and on behalf of SUNPOWER	)
PHILIPPINES MANUFACTURING LTD.:	)
	)	/s/ Jeffery W. Waters
	)	Duly Authorised Signatory
)
)
)
	)	Name:	Jeffrey W. Waters
)
)
)
	)	Title:	Authorised Signatory
)

Address:	100 East Main Avenue, LTI, Biñan, Laguna, Philippines

Attention:	CFO

Fax number:	N/A

Email:	Joanne.Solomon@sunpowercorp.com

Copy to:	Lindsey.Wiedmann@sunpower.com LegalNoticeSunPower@sunpowercorp.com

EXECUTION PAGES: COMMON TERMS AGREEMENT

GUARANTORS

Signed by Jeffrey W. Waters	)
a duly authorised signatory	)
for and on behalf of	)
MAXEON SOLAR	)
TECHNOLOGIES, PTE. LTD.	)	/s/ Jeffrey W. Waters
Signature

Address:	8 Marina Boulevard #05-02 Marina Bay Financial Centre Singapore 018985

Attention:	CFO

Fax number:	N/A

Email:	Joanne.Solomon@sunpowercorp.com

Copy to:	Lindsey.Wiedmann@sunpower.com LegalNoticeSunPower@sunpowercorp.com

SUNPOWER SYSTEMS SÀRL,

as Guarantor

By:	/s/ Frederic Biollaz
Name:	Frederic Biollaz
Title:	Managing Officer

Address:	14 route de Pre-Bois, 1215 Geneva, Switzerland

Attention:	CFO

Fax number:	N/A

Email:	Joanne.Solomon@sunpowercorp.com

Copy to:	Lindsey.Wiedmann@sunpower.com LegalNoticeSunPower@sunpowercorp.com

EXECUTION PAGES: COMMON TERMS AGREEMENT

SIGNED for and on behalf of SUNPOWER	)
ENERGY SOLUTIONS FRANCE SAS:	)	/s/ Raphael von Raesfeldt
	)	Duly Authorised Signatory
)
)
)
	)	Name:	Raphael von Raesfeldt
)
)
)
	)	Title:	directeur general
)

Address:	12/14 allée du Levant parc d’Activités, 69890 La Tour de Salvagny, France

Attention:	CFO

Fax number:	N/A

Email:	Joanne.Solomon@sunpowercorp.com

Copy to:	Lindsey.Wiedmann@sunpower.com LegalNoticeSunPower@sunpowercorp.com

EXECUTION PAGES: COMMON TERMS AGREEMENT

SUNPOWER CORPORATION MEXICO, S. DE R.L. DE C.V.,

as Guarantor

By:	/s/ Carlos Eusebio Covarrubias Camacho
Name:	Carlos Eusebio Covarrubias Camacho
Title:	Director

Address:	Blvd. Lázaro Cárdenas No. 3101, Cambridge Industrial Park, Baja California, Mexicali, MX, Mexico

Attention:	CFO

Fax number:	N/A

Email:	Joanne.Solomon@sunpowercorp.com

Copy to:	Lindsey.Wiedmann@sunpower.com LegalNoticeSunPower@sunpowercorp.com

EXECUTION PAGES: COMMON TERMS AGREEMENT

THE ORIGINAL SP PHILIPPINES FACILITY LENDERS

Signed by Ganesh Padmanabhan	)
and	)
duly authorised representatives	)
for and on behalf of	)
DBS BANK LTD.	)	/s/ Ganesh Padmanabhan
Signature

Address:	12 Marina Boulevard, Level 45, DBS Asia Central, Marina Bay Financial Centre Tower 3

Attention:	Nicole Yuen / Naomi Ong

Fax number:	6224 7044

Email:	nicoleyuen@dbs.com / naomiong@dbs.com

EXECUTION PAGES: COMMON TERMS AGREEMENT

Signed by Lynette V. Ortiz	)
a duly authorised representative	)
for and on behalf of	)
STANDARD CHARTERED BANK,	)
PHILIPPINES BRANCH	)	/s/ Lynette V. Ortiz
Signature

Address:	8/F Standard Chartered Bank, 6788 Sky Plaza Building, Ayala Avenue, Makati City, Philippines 1226

Attention:	Sanky Quinto (Relationship Manager – Global Subsidiaries); Joseph De Lara (Head – Global Subsidiaries)

Fax number:	N/A

Phone:	+632 8878 2938; +632 8878 2857

Email:	sanky.quinto@sc.com; Joseph.De-Lara@sc.com

EXECUTION PAGES: COMMON TERMS AGREEMENT

THE ORIGINAL MAXEON TERM FACILITY LENDERS

Signed by Ganesh Padmanabhan	)
and	)
duly authorised representatives	)
for and on behalf of	)
DBS BANK LTD.	)	/s/ Ganesh Padmanabhan
Signature

Address:	12 Marina Boulevard, Level 45, DBS Asia Central, Marina Bay Financial Centre Tower 3

Attention:	Nicole Yuen / Naomi Ong

Fax number:	6224 7044

Email:	nicoleyuen@dbs.com / naomiong@dbs.com

THE ORIGINAL WORKING CAPITAL LENDERS

Signed by Thomas M. Manning	)
a duly authorised representative	)
for and on behalf of	)
GOLDMAN SACHS LENDING	)	/s/ Thomas M. Manning
PARNTERS LLC	Signature

A Delaware limited liability company

Address:	200 West Street, New York NY 10282

Attention:	Goldman Sachs Lending Partners LLC

Fax number:	N/A

Email:	N/A

EXECUTION PAGES: COMMON TERMS AGREEMENT

THE INTERCREDITOR AGENT

Signed by Chan Kim Lim and	)
Noor Azizah Ador	)
duly authorised representatives	)
for and on behalf of	)
DBS BANK LTD.	)	/s/ Chan Kim Lim	/s/ Noor Azizah Ador
		Signature	Signature

Address:	2 Changi Business Park Crescent, DBS Asia Hub Lobby B, #04-06 Singapore 486029

Attention:	T&O – IBG Ops – Loan Agency

Fax number:	+65 6324 4427

Email:	laemailadmin@dbs.com

EXECUTION PAGES: COMMON TERMS AGREEMENT

THE FACILITY AGENTS

THE SP PHILIPPINES FACILITY AGENT

Signed by Chan Kim Lim and	)
Noor Azizah Ador	)
duly authorised representatives	)
for and on behalf of	)
DBS BANK LTD.	)	/s/ Chan Kim Lim	/s/ Noor Azizah Ador
		Signature	Signature

Address:	2 Changi Business Park Crescent, DBS Asia Hub Lobby B, #04-06 Singapore 486029

Attention:	T&O – IBG Ops – Loan Agency

Fax number:	+65 6324 4427

Email:	laemailadmin@dbs.com

THE MAXEON TERM FACILITY AGENT

Signed by Chan Kim Lim and	)
Noor Azizah Ador	)
duly authorised representatives	)
for and on behalf of	)
DBS BANK LTD.	)	/s/ Chan Kim Lim	/s/ Noor Azizah Ador
		Signature	Signature

Address:	2 Changi Business Park Crescent, DBS Asia Hub Lobby B, #04-06 Singapore 486029

Attention:	T&O – IBG Ops – Loan Agency

Fax number:	+65 6324 4427

Email:	laemailadmin@dbs.com

EXECUTION PAGES: COMMON TERMS AGREEMENT

THE WORKING CAPITAL FACILITY AGENT

Signed by Chan Kim Lim and	)
Noor Azizah Ador	)
duly authorised representatives	)
for and on behalf of	)
DBS BANK LTD.	)	/s/ Chan Kim Lim	/s/ Noor Azizah Ador
		Signature	Signature

Address:	2 Changi Business Park Crescent, DBS Asia Hub Lobby B, #04-06 Singapore 486029

Attention:	T&O – IBG Ops – Loan Agency

Fax number:	+65 6324 4427

Email:	laemailadmin@dbs.com

EXECUTION PAGES: COMMON TERMS AGREEMENT

THE OFFSHORE SECURITY AGENT

Signed by Chan Kim Lim and	)
Noor Azizah Ador	)
duly authorised representatives	)
for and on behalf of	)
DBS BANK LTD.	)	/s/ Chan Kim Lim	/s/ Noor Azizah Ador
		Signature	Signature

Address:	2 Changi Business Park Crescent, DBS Asia Hub Lobby B, #04-06 Singapore 486029

Attention:	T&O – IBG Ops – Loan Agency

Fax number:	+65 6324 4427

Email:	laemailadmin@dbs.com